UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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# Notice of Annual Meeting and Proxy Statement

## Annual Meeting of Shareholders

## May 22, 2025 • 9:00 a.m. CDT

TEMP. COMP.
CU. FT. AT 60°F

Kansas Gas Service.

Oklahoma Natural Gas

Texas Gas Service.

ONE Gas

Kansas Gas Service | Oklahoma Natural Gas | Texas Gas Service

Mission, Strategy and Core Values

Mission – Why we exist

Delivering natural gas for a better tomorrow

Strategy – How we get there

•	Engaged & high-performing workforce

•	Safe operations

•	Capital investments

•	Serving customers

•	Delivering foundational energy

Core Values – Our Compass

SAFETY We are committed to operating safely and in an environmentally responsible manner.

ETHICS We are accountable to the highest ethical standards and are committed to compliance.

INCLUSION & DIVERSITY We embrace an inclusive and diverse culture that encourages trust, respect and collaboration.

SERVICE We provide exceptional service to our customers and support each other.

VALUE We create value for all stakeholders; our customers, employees, investors and communities.

April 2, 2025

Dear Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of ONE Gas, Inc. on Thursday, May 22, 2025, at 9:00 a.m. (Central Daylight Time) to be held in a virtual-only meeting format with no physical location. Information on how to attend and participate virtually in the annual meeting is provided under “About the 2025 Annual Meeting” in the accompanying proxy statement. You will not be able to participate in the 2025 Annual Meeting in person.

The matters to be considered and voted on at the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and are described in the accompanying proxy statement. A copy of our 2024 annual report to shareholders is also enclosed. A report on our 2024 performance will be presented at the meeting.

Whether or not you participate in the virtual Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, proxies are being solicited so that each shareholder has an opportunity to vote by proxy. You can authorize a proxy over the internet or by telephone. Instructions for these convenient services are included in the proxy statement and the proxy card. Of course, if you prefer, you may vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope.

If your shares are held by a broker, bank or other holder of record, unless you provide them with voting instructions, your shares will not be voted in the election of directors or in certain other important proposals as described in the accompanying proxy statement. Consequently, please provide your voting instructions to your broker, bank or other holder of record in a timely manner to ensure that your shares will be voted. As always, we encourage you to vote your shares prior to the annual meeting.

Regardless of the number of shares you own, your vote is important. I urge you to submit your proxy or voting instructions as soon as possible to ensure your shares will be voted.

Thank you for your investment in ONE Gas and your continued support.

Sincerely,

JOHN W. GIBSON

Chairman of the Board

ONE GAS, INC. NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

Date and time:	May 22, 2025, at 9:00 a.m. Central Daylight Time

Place (online):	To register and participate in the live virtual Annual Meeting, please visit www.proxydocs.com/ogs. Please note that you will need the control number included in your proxy card, voter instruction form or Notice of Internet
Availability to register for and to access the Annual Meeting. Participation registration is due by Wednesday,
May 21, 2025, at 3:00 p.m. Central Daylight Time.

Items of business:

(1)   To consider and vote on the election of nine director nominees named in the accompanying proxy statement to serve on our Board of Directors;

(2)   To consider and vote on the ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONE Gas, Inc. for the year ending December 31, 2025;

(3)   To consider and vote on our executive compensation on a non-binding, advisory basis; and

(4)   To consider and vote on such other business as may come properly before the meeting or any adjournment or postponement of the meeting.

These matters are described more fully in the accompanying proxy statement.

Record date:	March 24, 2025. Only shareholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting.

Proxy voting:	YOUR VOTE IS IMPORTANT

Please vote your shares at your earliest convenience. Registered holders may vote (a) by internet prior to the Annual Meeting at www.proxydocs.com/ogs; (b) by internet during the Annual Meeting at www.proxydocs.com/ogs; (c) by toll-free telephone by calling 866-883-3382; or (d) by mail by completing your proxy card and returning it in the enclosed postage-paid envelope. If you hold your shares through an account with a brokerage firm, or in the name of a bank, trustee or other holder of record, please follow the instructions you receive from them to vote your shares. You may revoke your proxy at any time by following the procedures set forth in the accompanying proxy statement.

Voting your shares promptly via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card will ensure the presence of a quorum at the meeting and save the expense of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting, if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 22, 2025. This notice of Annual Meeting, proxy statement, form of proxy and our 2024 annual report to shareholders are being distributed and made available on or about April 2, 2025. This proxy statement and our 2024 annual report to shareholders are also available on our website at www.onegas.com.

Additionally, you may access this proxy statement and our 2024 annual report at www.proxydocs.com/ogs.

By order of the Board,

Brian K. Shore

Corporate Secretary

Tulsa, Oklahoma

April 2, 2025

PROXY STATEMENT

This proxy statement describes important issues affecting our company and is furnished in connection with the solicitation of proxies by our Board for use at our 2025 Annual Meeting of Shareholders to be held at the time and place set forth in the accompanying notice.

Proposal 2 – Ratify the Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Year ending December 31, 2025	33

Ratification of Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2025	33

Audit and Non-Audit Fees	33

Audit Committee Policy on Services Provided by the Independent Registered Public Accounting Firm	34

2025 Report of the Audit Committee	34

Stock Ownership	36

Holdings of Major Shareholders	36

Holdings of Officers and Directors	37

Compensation Discussion and Analysis	39

Executive Summary	39

How We Determine Pay	42

Market Benchmarking	43

Elements of Our Executive Compensation Program for 2024	44

2024 Performance and Compensation Decisions	44

Share Ownership Guidelines	49

Risk Considerations	50

Clawback Provisions	50

Stock Option Grant Practices	51

Termination and Change in Control Benefits	51

GLOSSARY OF TERMS

The abbreviations, acronyms and terms used in this Proxy Statement are defined as follows:

401(k) Plan	ONE Gas, Inc. 401(k) Plan

Board	ONE Gas, Inc. Board of Directors

CEO	Chief Executive Officer

CFO	Chief Financial Officer

CIC	Change in control

Change in Control Plan	ONE Gas, Inc. Officer Change in Control Severance Plan

COO	Chief Operating Officer

DART	Days Away, Restricted or Transferred Incident Rate

Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010

ECP	The ONE Gas, Inc. Amended and Restated Equity Compensation Plan (2018), as approved by our shareholders on May 24, 2018

EPA	Environmental Protection Agency

EPS	Diluted earnings per share

ER	Emissions Reduction

ERT	Emergency Response Time

ESG	Environmental, Social and Governance

ESP Plan	ONE Gas, Inc. Employee Stock Purchase Plan

Exchange Act	Securities Exchange Act of 1934, as amended

LTI	Long-term incentive

Meridian	Meridian Compensation Partners, LLC, the independent consultant to the Executive Compensation Committee

mtCO2e	Metrics tons carbon dioxide equivalent

NEO	Named executive officer

NQDC Plan	ONE Gas, Inc. Nonqualified Deferred Compensation Plan

NYSE	New York Stock Exchange

ONE Gas, the company, we, our or us	ONE Gas, Inc.

ONE Gas PAC	ONE Gas, Inc. Political Action Committee

ONEOK	ONEOK, Inc. and its subsidiaries

ONEOK Plan	ONEOK, Inc. 401(k) Plan

OSHA	Occupational Safety and Health Administration

PEO	Principal Executive Officer

Profit Sharing Plan	ONE Gas, Inc. Profit Sharing Plan

PSU	Performance stock unit

PVIR	Preventable Vehicle Incident Rate

Qualified Pension Plan	ONE Gas, Inc. Retirement Plan

RNG	Renewable natural gas

RSU	Restricted stock unit

SEC	United States Securities and Exchange Commission

SERP	Supplemental Executive Retirement Plan

STI	Short-term incentive

TRIR	Total Recordable Incident Rate

TSR	Total shareholder return

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Any statements in this proxy statement that are not historical information, including statements concerning plans and objectives of management for future operations, economic performance or related assumptions, are forward-looking statements made under the provision of the “Safe Harbor” section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “might,” “outlook,” “plan,” “potential,” “project,” “scheduled,” “should,” “will,” “would” and other words and terms of similar meaning. Although we believe that our expectations regarding future events are based on reasonable assumptions, we can give no assurance that such expectations or assumptions will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements are described under Part I, Item 1A, Risk Factors, and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations and “Forward-Looking Statements,” in our 2024 Annual Report on Form 10-K and other filings with the SEC. All forward-looking statements included in this document are based on information available to us on the date hereof. We will not undertake and specifically decline any obligation to update any forward-looking statements, except as required under applicable law.

SUMMARY PROXY INFORMATION

To assist you in reviewing the company’s 2024 performance and voting your shares, we would like to call your attention to key elements of our 2025 proxy statement and our 2024 annual report to shareholders. The following is only a summary. Please review the full proxy statement and our 2024 annual report to shareholders for complete information about these topics.

PROXY STATEMENT SUMMARY

The following summary provides highlights contained in this proxy statement. You should carefully read and consider the information in the proxy statement as this summary does not include all the information you should consider before voting.

INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

•	Date: Thursday, May 22, 2025

•	Time: 9:00 a.m., Central Daylight Time

•	Meeting Registration Link: www.proxydocs.com/ogs. Virtual Meeting Only – No Physical Location. You must register by May 21, 2025, at 3:00 p.m. Central Daylight Time to attend.

ITEMS OF BUSINESS

•	Election of nine director nominees to serve a one-year term

•	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025

•	Approval, on a non-binding, advisory basis, of our executive compensation

•	Other business as may come properly before the meeting, or any adjournment or postponement of the meeting

RECORD DATE

•	March 24, 2025

INTERNET ACCESS TO PROXY MATERIALS

•	Please visit www.proxydocs.com/ogs for online access to our proxy materials, including this proxy statement and the company’s 2024 annual report.

HOW TO VOTE

The vote of every shareholder is important. The Board appreciates the cooperation of shareholders in directing proxies to vote at the meeting. Internet and telephone voting are available to make it easier for you to vote. If you prefer, you may vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	1

HOW TO VOTE IF YOUR SHARES ARE HELD BY A BROKER, BANK OR OTHER HOLDER OF RECORD

•

This proxy statement and our 2024 annual report to shareholders should have been forwarded to you by your bank, broker or other record holder, together with a voting instruction card. You have the right to direct your bank, broker or other holder of record how to vote your shares by using the voting instruction card you received from your bank, broker or other holder of record, or by following any instructions provided by your bank, broker or other holder of record for voting via the internet or telephone.

SHAREHOLDER ACTIONS – MATTERS TO BE VOTED UPON

•

Election of Directors (Proposal 1). You will find in this proxy statement important information about the qualifications and experience of each of the nine director nominees, each of whom is a current director. The Corporate Governance Committee performs an annual assessment of the performance of the Board to ensure that our directors have the skills and experience to oversee our company effectively. All of our directors have proven leadership, sound judgment, integrity and a commitment to the success of our company, and our Board recommends that shareholders vote in favor of each nominee for election.

•

Ratification of our Independent Registered Public Accounting Firm (Proposal 2). In this proxy statement, you will find important information about our independent registered public accounting firm, PricewaterhouseCoopers LLP. We believe PricewaterhouseCoopers LLP continues to provide high-quality service to our company, and our Board recommends that shareholders vote in favor of ratification.

•

Advisory Vote on Executive Compensation (Proposal 3). Our shareholders have the opportunity to cast a non-binding advisory vote on our executive compensation program. In evaluating this “say-on-pay” proposal, we recommend that you review our Compensation Discussion and Analysis in this proxy statement, which explains how and why the Executive Compensation Committee arrived at decisions concerning our 2024 executive compensation. Our Board recommends that shareholders vote in favor of our executive compensation program.

PROPOSALS, BOARD RECOMMENDATIONS, VOTES REQUIRED AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

Each of the proposals, how the Board recommends that you vote, how you may vote, and the votes required for each proposal, together with how abstentions and broker non-votes will be treated for each proposal, are set forth in the following table:

Proposal	How does the Board recommend that I vote?	Votes required to adopt the proposal	Broker discretionary voting allowed	Effect of abstentions	Effect of broker non-votes
Election of Directors	For	The majority of the votes cast by shareholders present online or by proxy at the Annual Meeting (i.e., more shares voted “FOR” election than “AGAINST” election)	No	No Effect	No Effect
Ratification of our Independent Auditor	For	The vote of the holders of a majority of the stock having voting power present online or represented by proxy at the Annual Meeting	Yes	Same effect as a vote against	Not applicable
Advisory Vote on Executive Compensation	For	The vote of the holders of a majority of the stock having voting power present online or represented by proxy at the Annual Meeting	No	Same effect as a vote against	No effect

2	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

DIRECTOR NOMINEES

The following table summarizes information about the nine director nominees. As noted, seven of our nine directors have been determined to be independent in accordance with the NYSE independence standards and our director independence guidelines.

Name	Age	Director since	Occupation	Independent	Committee memberships/ positions
John W. Gibson	72	2014	Retired Chairman and Chief Executive Officer, ONEOK and ONEOK Partners GP, L.L.C.	No	None

Tracy E. Hart	63	2018	President and Chief Executive Officer, Tarlton Corporation and Waterhout Construction Company	Yes	A*, B, C

Deborah A. P. Hersman	54	2023	Former Chair, National Transportation Safety Board	Yes	A, B, C

Michael G. Hutchinson	69	2014	Retired Partner, Deloitte & Touche	Yes	A, B*, C

Robert S. McAnnally	61	2021	President and Chief Executive Officer of ONE Gas, Inc.	No	None

Sanjay D. Meshri	55	2024	Chair, Meshri Holdings	Yes	A, B, C

Pattye L. Moore	67	2014	Business Strategy Consultant, Pattye Moore & Associates LLC	Yes	A, B, C

Eduardo A. Rodriguez	69	2014	President, Strategic Communication Consulting Group	Yes	A, B, C*

Yves C. Siegel	65	2024	Principal, Siegel Asset Management Partners	Yes	A, B, C

Committee memberships/positions key:

A - Audit Committee	C - Corporate Governance Committee	* - Committee chair
B - Executive Compensation Committee

# 6.5 Years Average Tenure

0 – 2 Year
3 – 7 Years
8 – 11 Years

Director Diversity
Hispanic (1)
White (7)
Asian Indian (1)

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	3

BUSINESS HIGHLIGHTS

•

Financial Performance. In 2024, we generated net income of $223 million, or $3.91 per diluted share compared with 2023 net income of $231 million, or $4.14 per diluted share. Operating income in 2024 was $399 million, compared with operating income of $378 million in 2023. We have met or exceeded the midpoint of our guidance every year since 2014.

•

Dividend. In 2024, we paid cash dividends of $2.64 per share, an increase of 1.5 percent as compared to the prior year. We paid total aggregate dividends to our shareholders of $149 million in 2024. In January 2025, we declared a dividend of 67 cents per share ($2.68 per share on an annualized basis), an increase of 1 cent per share compared with the previous cash dividend of 66 cents per share.

•

Total Shareholder Return (TSR). The market price of our common stock was $69.25 per share on December 31, 2024, an increase of approximately 106 percent for long-term shareholders from the closing price of $33.63 at the company’s inception on February 3, 2014. This represents an average annual increase in stock price of 7 percent.

•

Environmental Goals. In 2023, we introduced an environmental measure into our STI award program to reflect our long-term commitment to emissions reduction. We aspire to achieve a 55 percent reduction in leak-related Scope 1 emissions through our vintage pipeline replacement and protection program pipelines by 2035. In 2024, we reduced over 2,280 metric tons of carbon dioxide equivalent and achieved 109 percent of our annual goal.

•

Safety Improvements. Driving safely, preventing personal injury and promoting public safety remain priorities at ONE Gas. We are a leader amongst our peers with outstanding performance in DART. We achieved a 14 percent improvement in PVIR as compared to last year. ONE Gas’ DART and PVIR both performed within the American Gas Association’s last reported first quartile results. For the seventh consecutive year, the American Gas Association awarded the Safety Achievement Award for Excellence in Employee Safety which recognizes ONE Gas for having the fewest number of lost workdays due to injury compared to peers.

•	Rate base and customers. In 2024, we had an average rate base of $5.52 billion, an annualized growth of 7 percent. We added 23,000 new customers in 2024.

COMPENSATION HIGHLIGHTS

•

Compensation Philosophy. Our Executive Compensation Committee (referred to as the “Executive Compensation Committee” or the “Committee”) determines executive compensation based on a comprehensive review of quantitative and qualitative factors designed to reward the accomplishment of long-term sustainable business goals. Our executive compensation program is designed to attract, engage and retain highly effective key executives who drive our success and are industry leaders. Our pay-for-performance programs align our executive officers’ long-term interests with our stakeholders. Additional information can be found in the Compensation Discussion and Analysis beginning on page 39.

•

Program Design. The Executive Compensation Committee considers market data when determining all compensation elements. It targets the median level of total compensation, which may be above or below the median based on, but not limited to, experience, company performance, sustained individual performance and internal pay equity. Our compensation program is designed to enhance company value and provides a competitive total compensation opportunity by establishing a pay mix that balances short- and long-term performance. A significant portion of total compensation is linked to performance, which creates long-term stakeholder value and discourages unnecessary or excessive risk taking. Our performance-based STI program provides cash awards based on the achievement of the company’s annual financial and operational goals and the individual performance of each NEO. We encourage alignment of our NEOs’ interests with our stakeholders through LTI awards, which were 80 percent PSUs and 20 percent RSUs in 2024. Our NEOs receive no perquisites or other personal benefits. We have market-competitive share ownership guidelines for our NEOs and non-management directors, providing them with a significant stake in our long-term success and aligning their interests with stakeholder interests.

•

Say-On-Pay. Our say-on-pay vote in 2024 was 96 percent in favor of the compensation paid to our NEOs. In reviewing our compensation program during 2024, our Executive Compensation Committee determined to continue applying the same principles historically applied in determining the nature and amount of our executive compensation.

4	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

•

Link between Executive Compensation and Performance. The Board awarded Robert S. McAnnally, our President and CEO, incentive compensation for 2024 that was commensurate with our business results and his position, including annual base pay of $850,000, an annual STI award of $1,110,000, and an LTI award with a grant target value of $2,800,000. Consistent with our executive compensation philosophy, a significant portion of Mr. McAnally’s and the other NEO’s target total direct compensation is incentive-based and at-risk, as illustrated by the following charts:

The compensation of our other NEOs further reflects both our 2024 performance and our pay-for-performance compensation philosophy:

Named Executive Officer	2024 Base Salary	2024 STI Award Paid	2024 LTI Grant Value(1)	2024 Total Direct Compensation
Robert S. McAnnally	$850,000	$1,110,000	$2,800,000	$4,760,000
Christopher P. Sighinolfi	$400,000	$361,000	$600,000	$1,361,000
Curtis L. Dinan	$500,000	$451,500	$750,000	$1,701,500
Joseph L. McCormick	$430,000	$371,500	$585,000	$1,386,500
Mark A. Bender	$330,000	$237,000	$325,000	$892,000

(1)	Represents the grant date value approved by the Committee. The values displayed in the Summary Compensation Table represent the accounting value of the PSUs.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	5

CORPORATE RESPONSIBILITY

For more than 100 years, our business has built a legacy of safely delivering reliable and affordable natural gas to our customers. We are committed to a clear mission – to deliver natural gas for a better tomorrow. For more information about our approach to corporate responsibility, visit our website at www.onegas.com, the contents of which are expressly not incorporated herein by this reference.

The Board is responsible for overseeing our corporate sustainability strategy and associated disclosures. We understand that delivering a sustainable energy future requires a sharp focus on ensuring resiliency and reliability and reducing the environmental impact of our delivery systems. As a result, we established an ESG Steering Committee led by our CFO, which included representatives from most functional areas and other senior management team members. The primary purpose of the ESG Steering Committee is to provide vision, leadership, direction and oversight of our sustainability programs, processes and disclosures. We continue to focus on integrating sustainable business practices and providing transparency into our strategy, while creating long-term shareholder value.

Our core values–safety, ethics, inclusion and diversity, service and value–underlie all we do and guide our sustainability strategy, which is reviewed and validated annually as part of our enterprise risk management and strategic planning processes.

SAFETY AND HEALTH

Safety is our number one core value and is the foundation of everything we do. By monitoring the integrity of our assets and promoting the safety and health of our employees, customers and communities, we are investing in the long-term sustainability of our businesses.

Our approximately 3,900 employees drive our safety culture and are committed to a goal of zero fatalities and zero incidents. We continue to refine our training, controls, work procedures and other preventive safety and health programs as we strive for zero harm. The key to reducing safety incidents is to stop an accident before it happens, which is why we continue to enhance our preventive safety programs, such as near-miss reporting, vehicle-safety monitoring, risk assessment and others.

Our COO chairs our Environment, Safety, Health and Compliance (“ESH&C”) Steering Committee which includes other management team members and senior operations personnel. The primary purpose of the ESH&C Steering Committee is to provide vision, leadership, direction and oversight of our ESH&C programs, processes and management systems. These efforts relate to protecting our employees, the environment and the communities we serve, as well as systems focused on the safe design and operation of our natural gas distribution system.

2024 Safety and Health Performance

•	Since 2013, we have experienced a 57% reduction in TRIR.

•	Since 2013, strains and sprains, our employees’ most prevalent type of injury, have declined by 54%.

•	Since 2013, we have experienced a 92% reduction in our DART.

•	Since 2013, we have experienced a 31% reduction in our PVIR.

ENVIRONMENTAL PERFORMANCE

We recognize the importance of responsible environmental stewardship in creating long-term value for our stakeholders. We are committed to reducing negative environmental impacts and providing reliable and affordable essential energy sources for our customers. As part of our commitment, we have continued to make progress on emissions reductions through various programs, including pipeline replacement and system integrity projects, end-use energy conservation programs, and providing compressed natural gas for natural gas-powered vehicles. Our goal to reduce emissions due to leaks from distribution mains and services is 55% by 2035, from a 2005 baseline, factoring in projected system growth. In addition, we participate in several organizations to identify and implement best practices that advance social responsibility, economic vitality and environmental stewardship. For further information, please see our Sustainability Report, which is available on our website at www.onegas.com.

2024 Environmental Updates and Highlights

•

In 2024, we continued to execute our energy efficiency and conservation programs in Oklahoma and Texas. These programs offer residential and commercial customer rebates on natural gas appliances and energy-efficient home improvements.

•	We have established a voluntary RNG tariff in Oklahoma, which allows Oklahoma Natural Gas customers to purchase the environmental attributes of RNG on a monthly basis.

•	We continued to include a short-term incentive metric tied to the execution of our emissions reduction goal, which is driven by our planned pipeline replacement program.

6	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

•	In 2024, we reported our Scope 2 emissions tied to electricity use in our owned and occupied facilities and reported on our use of electricity from renewable sources.

•

In 2024, we submitted our 2023 emissions data to Our Nation’s Energy Future (“ONE Future”), a group of natural gas companies working together to voluntarily reduce methane emissions across the natural gas value chain to one percent or less by 2025. In November 2024, ONE Future released its results based on 2023 data, reporting a methane intensity for all ONE Future members of 0.331%, well below the 1% methane intensity target. The methane intensity for the natural gas distribution sector, of which ONE Gas is a part, was 0.097%, exceeding the goal for that sector by 57%.

COMMUNITY INVESTMENT

We are committed to being active members of the communities where we operate. We invest in the areas where we have operations and where our employees live and work not only because it is the right thing to do–it’s smart business. By contributing financially and through company-sponsored volunteer work, we can help build stronger communities and create a better quality of life for our employees, customers and the general public.

We accomplish this in several ways, including grants from the ONE Gas Foundation, corporate sponsorships to nonprofit organizations and community volunteer efforts. Primary philanthropic focus areas are Community Enrichment and Assistance, including public spaces and disaster recovery; Education and Workforce Development; and Community Collaboration, including diversity and economic development. In 2024, we prioritized grant requests that involve natural gas safety partnerships, workforce development and classroom enrichment projects involving Science, Technology, Engineering, the Arts and Mathematics (“STEAM”) programs.

2024 Community Investment Updates and Highlights

•

In 2024, we contributed approximately $3.3 million to nonprofit organizations through the ONE Gas Foundation and corporate sponsorships. Our employees volunteered more than 10,000 hours in our communities.

HUMAN CAPITAL MANAGEMENT

Culture and Employee Engagement

Every ONE Gas employee makes a difference and contributes to our success. We actively recruit and retain a high-performing workforce and create a safe, ethical and inclusive culture where top talent wants to work. Our programs and policies help attract, retain and develop our workforce and support our employees’ physical, social, emotional and financial well-being. Our holistic approach inspires employees to make healthy personal and professional lifestyle choices.

2024 Human Capital Updates and Highlights

•

In 2024, we again had high participation in our annual employee engagement survey, with 89% of employees providing feedback. Employee engagement scores were in the top quartile of Gallup’s Overall Company Database.

INCLUSION AND DIVERSITY

Our core values include inclusion and diversity, and we believe in creating equal opportunities to recognize the value and voice of every employee. Fostering an inclusive environment based on respect allows our employees to perform their best work and drives our company’s success. Our CEO chairs our Inclusion and Diversity Council, which includes both permanent members and rotating members from various functional areas, backgrounds and experiences. The Council provides governance and guidance for sharing our vision of an inclusive and diverse workforce.

All employees are welcomed to join Employee Resource Groups (“ERGs). These voluntary groups drive engagement and collaboration throughout the organization. In addition to connection and collaboration, ERGs assist in attracting talent to our organization, sharing valuable education on various topics, providing professional development opportunities for members and promoting community involvement. In 2024, 36% of ONE Gas employees participated as a member of at least one ERG.

Our annual employee engagement survey focuses on our company values, including Inclusion and Diversity, using Gallup’s Inclusiveness Index.

The Company is committed to providing equal opportunity to all employees and applicants and proactively reviews its policies and programs for compliance with all applicable laws, regulations and executive orders. None of the Company’s Inclusion and Diversity efforts include quotas or preferences based upon an individual’s membership in a particular constituency, and participation in all Inclusion and Diversity activities is voluntary and open to all employees.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	7

POLITICAL ADVOCACY AND CONTRIBUTIONS

We do not contribute corporate funds to political candidates or political action committees. We also do not contribute corporate funds to so-called 501(c)(4) social welfare organizations for lobbying. Employee and director contributions to the ONE Gas PAC support various parties, including other political action committees and candidates seeking federal or state offices that support the energy industry and our business interests. A steering committee comprised of senior management representatives and a contributions committee of employees from across our operating areas and business functions oversee all ONE Gas PAC contributions to political candidates.

8	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

OUTSTANDING STOCK AND VOTING

VOTING

Only shareholders of record at the close of business on March 24, 2025, are entitled to receive notice of and to vote at the annual meeting. As of that date, 59,929,090 shares of our common stock were outstanding. Each outstanding share entitles the holder to one vote on each matter submitted to a vote of shareholders at the meeting. No other class of our stock is entitled to vote on matters to come before the meeting.

Shareholders of record may vote online or by proxy at the annual meeting. All properly submitted proxies received before the commencement of voting at the annual meeting will be voted in accordance with the voting instructions contained on the proxy. Shares for which signed proxies are properly submitted without voting instructions will be voted:

(1)	FOR the election of the nine director nominees named in this proxy statement to serve on our Board for a one-year term;

(2)	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

(3)	FOR the advisory proposal to approve our executive compensation.

While we know of no other matters that are likely to be brought before the meeting, in the event any other business properly comes before the meeting, proxies will be voted at the discretion of the persons named in the proxy. The persons named as proxies were designated by our Board.

To vote shares held “in street name” through a bank, broker or other holder of record, a shareholder must provide voting instructions to their bank, broker or other holder of record. Brokerage firms, banks and other holders of record are required to request voting instructions for shares they hold on behalf of their customers and others. We encourage you to provide instructions to your bank, broker, or other record holder on how to vote your shares. If your shares are held “in street name,” to be able to vote those shares online at the annual meeting, you must obtain a legal proxy, executed in your favor, from the holder of record of those shares as of the close of business on March 24, 2025.

The rules of the NYSE determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions. Under the rules of the NYSE, Proposals 1 and 3 are considered to be non-routine, and Proposal 2 is considered to be routine. Accordingly, if you do not provide voting instructions to your brokerage firm or other entity holding your shares, your brokerage firm or other entity holding your shares will not be permitted under the rules of the NYSE to vote your shares on Proposals 1 and 3 and will be permitted under the rules of the NYSE to vote your shares on Proposal 2 at its discretion.

Please provide your voting instructions to your broker, bank or other holder of record so that your shares may be voted.

Representatives of our stock transfer agent, Equiniti Trust Company, LLC d/b/a EQ Shareowner Services, will be responsible for tabulating and certifying the votes cast at the annual meeting.

QUORUM

The holders of a majority of the shares entitled to vote at the annual meeting, present online or by proxy, constitute a quorum for the transaction of business at the annual meeting. In determining whether we have a quorum, we count abstentions and broker non-votes as present.

If a quorum is not present at the scheduled time of the meeting, the shareholders who are present online or by proxy may adjourn the meeting until a quorum is present. If the time and place of the adjourned meeting are announced at the time the adjournment is taken, no other notice will be given. However, if the adjournment is for more than 30 days, or if a new record date is set for the adjourned meeting, a notice will be given to each shareholder entitled to receive notice of and to vote at the meeting.

MATTERS TO BE VOTED UPON

At the annual meeting, the following matters will be voted upon:

(1)	the election of nine director nominees named in this proxy statement to serve a one-year term;

(2)	the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025;

(3)	to consider and vote on our executive compensation on a non-binding, advisory basis; and

(4)	such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	9

VOTES REQUIRED

Proposal 1 — Election of Directors. Our bylaws provide for majority voting for directors in uncontested elections. We expect that the election of directors at our 2025 Annual Meeting will be uncontested. Under the majority voting standard, to be elected a nominee must receive a number of “For” votes that exceed 50 percent of the votes cast with respect to that director’s election. Abstentions and broker non-votes, if any, do not count as votes cast with respect to the election of directors.

Our corporate governance guidelines require that if an uncontested nominee for director does not receive more “For” than “Against” votes, they must promptly tender their resignation to our Board. The Board (excluding the director who tendered the resignation) will then evaluate the resignation in light of our company’s and our shareholders’ best interests in determining whether to accept or reject the resignation or whether other action should be taken. The Board will announce publicly its decision regarding any tendered resignation.

Proposal 2 — Ratification of Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Year ending December 31, 2025. In accordance with our bylaws, approval of this proposal requires the affirmative vote of a majority of the voting power of the shareholders present online or by proxy and entitled to vote on this proposal at the meeting. Abstentions will have the same effect as votes against this proposal.

Proposal 3 — Advisory Vote on Executive Compensation. In accordance with our bylaws, approval of this proposal requires the affirmative vote of a majority of the voting power of the shareholders present online or by proxy and entitled to vote on this proposal at the meeting. Abstentions will have the same effect as votes against this proposal and broker non-votes do not count as present and entitled to vote for purposes of determining the outcome of the vote on this proposal. The vote on this proposal is advisory and non-binding on the company and our Board.

REVOKING A PROXY

Any shareholder may revoke their proxy at any time before it is voted at the meeting by (1) notifying our corporate secretary in writing (the mailing address is Corporate Secretary, ONE Gas, Inc., 15 East Fifth Street, Tulsa, Oklahoma 74103), (2) authorizing a later proxy via the internet or by telephone, (3) returning a later dated proxy card, or (4) voting online at the meeting. A shareholder’s presence without voting at the annual meeting will not automatically revoke a previously delivered proxy, and any revocation during the meeting will not affect votes previously taken.

If your shares are held in a brokerage account or by a bank or other holder of record, you may revoke any voting instructions you may have previously provided in accordance with the revocation instructions provided by the broker, bank or other holder of record.

PROXY SOLICITATION

Solicitation of proxies will be primarily by mail and telephone. We have engaged Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to solicit proxies for a fee of $11,000 plus out-of-pocket expenses. In addition, certain of our officers, directors and employees may solicit proxies on our behalf in person or by mail, telephone, fax or email, for which such persons will receive no additional compensation. We will pay all costs of soliciting proxies. We will also reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy materials to our shareholders.

10	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

GOVERNANCE OF THE COMPANY

Our Board and management are committed to maintaining strong corporate governance practices that allocate rights and responsibilities among our Board, management and our shareholders in a manner that benefits the long-term interests of our shareholders. Our corporate governance practices are designed to satisfy regulatory and stock exchange requirements and provide for effective oversight and management of our company.

Our Corporate Governance Committee regularly reviews our corporate governance practices, including comparing our practices with those recommended by various corporate governance authorities, the expectations of our shareholders and the practices of other leading public companies. Our Corporate Governance Committee also regularly reviews our corporate governance practices in light of proposed and adopted laws and regulations, including the SEC rules and the NYSE’s rules and listing standards.

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted corporate governance guidelines that address key areas of our corporate governance, including director qualification standards, including the requirement that a majority of our directors be “independent” under the applicable independence requirements of the NYSE; director responsibilities; director access to management; director compensation; management succession; evaluation of the performance of our Board; ESG oversight; and the structure and operation of our Board. Our Board periodically reviews our corporate governance guidelines and may revise the guidelines from time to time as conditions warrant. The full text of our corporate governance guidelines is published on and may be printed from our website at www.onegas.com and is also available from our corporate secretary upon request.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board has adopted a code of business conduct and ethics that applies to our directors, officers (including our principal executive and financial officers, controller and other persons performing similar functions) and all other employees. We require all directors, officers and employees to adhere to our code of business conduct and ethics in addressing the legal and ethical issues encountered in conducting their work for our company. Our code of business conduct and ethics requires that our directors, officers and employees avoid conflicts of interest, comply with all applicable laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our company’s best interests. All directors, officers and employees are required to report any conduct that they believe to be an actual or apparent violation of our code of business conduct and ethics.

The full text of our code of business conduct and ethics is published and may be printed from our website at www.onegas.com. It is also available from our corporate secretary upon request. We intend to disclose on our website any future amendments to, or waivers of, our code of business conduct and ethics, as required by the rules of the SEC and the NYSE.

DIRECTOR INDEPENDENCE

Our corporate governance guidelines provide that a majority of our Board will be “independent” under the applicable independence requirements of the NYSE. These guidelines and the rules of the NYSE provide that, in qualifying a director as “independent,” the Board must make an affirmative determination that the director has no material relationship with our company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our company. In making this determination with respect to each director serving on the Executive Compensation Committee, under the rules of the NYSE, the Board is required to consider all factors specifically relevant to determine whether the director has a relationship to our company that is material to that director’s ability to be independent of management in connection with the duties of a member of that committee.

Our Board has also adopted director independence guidelines that specify the types of relationships the Board has determined to be categorically immaterial. Directors who meet these standards are considered to be “independent.” The full text of our director independence guidelines is published and may be printed from our website at www.onegas.com. It is also available from our corporate secretary upon request.

Our Board has determined affirmatively that members Tracy E. Hart, Deborah A. P. Hersman, Michael G. Hutchinson, Sanjay D. Meshri, Pattye L. Moore, Eduardo A. Rodriguez and Yves C. Siegel have no material relationship with our company, and each qualifies as “independent” under our corporate governance guidelines, our director independence guidelines and the rules of the NYSE. Our Board has also determined that Robert E. Evans and Douglas H. Yaeger, each of whom retired from the Board immediately prior to the 2024 annual meeting, qualified as independent during the time they served on the Board in 2024. The Board recognizes that John W. Gibson is independent under our corporate governance guidelines, our director independence guidelines and the rules of the NYSE. However, due to the US proxy voting guidelines of Institutional Shareholder Services that provide that a former CEO is always considered non-independent, and Mr. Gibson served as the initial CEO of the Company, the Board has determined that Mr. Gibson is not independent. In determining whether certain of our directors qualify as “independent” under our director independence guidelines, our Board considered the receipt by certain directors or their immediate family members (or entities of which they are members, directors, partners, executive officers, or counsel) of natural gas service from us at regulated rates on terms generally

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	11

available to all of our customers (and, in the case of an entity, in an amount that is less than the greater of $1 million or 2 percent of the entity’s gross revenue for its last fiscal year). In each case, the Board determined these relationships to be in the ordinary course of business at regulated rates or on substantially the same terms available to non-affiliated
third parties and to be immaterial in amounts to both our company and the director.
INSIDER TRADING POLICIES
Our Board has adopted a Securities/Insider Trading Policy that governs the purchase, sale and other dispositions of ONE Gas securities by any director, officer or employee of the company, which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to us.
From time to time, ONE Gas may engage in transactions in its own securities. It is ONE Gas’ policy to comply with all applicable securities and state laws (including appropriate approvals by the Board or appropriate committee, if required) when engaging in transactions of its securities. It is also ONE Gas’ policy to follow the terms of the Securities/Insider Trading Policy and to not engage in transactions in ONE Gas securities while aware of material nonpublic information relating to ONE Gas or ONE Gas securities and adhere to trading windows.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
Directors, officers and employees designated as an insider, including the NEOs, may not engage in any hedging strategies involving ONE Gas securities that allow a person to lock in much of the value of stockholdings, often in exchange for all or part of the potential upside appreciation in the stock, including, but not limited to:

•	purchasing ONE Gas stock on margin;

•	selling ONE Gas stock short;

•	entering into zero cost collars, prepaid variable forward sale contracts, equity swaps or exchange funds; or

•	buying or selling puts or calls or other derivative instruments.
Insiders are prohibited from holding ONE Gas securities in a margin account or otherwise pledging ONE Gas securities as collateral for a loan. ONE Gas may grant exceptions to the prohibition against pledging on a limited case-by-case
basis, provided that the insider must submit a request for approval to the CEO. There is no exception to the prohibition against pledging with respect to the CEO. Any request is subject to pre-clearance
under the Securities/Insider Trading Policy. However, there is no assurance that an exception will be granted and there were none granted to any insiders in 2024.
BOARD LEADERSHIP STRUCTURE
During 2024, our Board was led by John W. Gibson, the Chairman of the Board, and Eduardo A. Rodriguez, our lead independent director and the chair of the Corporate Governance Committee. In addition, our Audit Committee and Executive Compensation Committee are each led by a chair, each of whom is an independent director.
Our corporate governance guidelines provide that our Board retains the right to exercise its discretion in combining or separating the offices of the Chairman of the Board and CEO. Our Board reviews the issue as a part of its succession planning process. The Board believes that it is advantageous for the Board to maintain flexibility to determine on a case-by-case
basis and, if necessary, change the Board leadership structure to meet our needs at any time, based on the individuals available and the circumstances presented.
The Board believes that maintaining Mr. Gibson’s continuing service as non-executive
Chairman of the Board provides the most effective leadership model for our Board and our company at this time. In making this determination, the Board considered the advantages to our company of maintaining the continuity of Mr. Gibson’s effective leadership as Chairman of the Board based on, among other factors, his strong leadership skills, his extensive knowledge and experience regarding operations and the industries and markets in which we compete, as well as his ability to promote communication and to synchronize strategic objectives and activities between our Board and our senior management. The Board also believes this leadership structure continues to ensure significant independent oversight of management, as Messrs. Gibson and McAnnally are the only members of the Board who are not independent directors. In addition, our Board has an ongoing practice of holding executive sessions of the independent members of the Board as part of each regularly scheduled in-person
Board meeting.
LEAD INDEPENDENT DIRECTOR
Our corporate governance guidelines vest the lead independent director with various key responsibilities, including but not limited to:

•	presiding as the chair at all meetings of the Board at which the Chairman of the Board is not present;

•	presiding at all executive sessions of the independent directors;

•	serving as the liaison between the Chairman of the Board and the independent directors;

12	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

•	approving information sent to the Board;

•	approving meeting agendas for the Board; and

•	approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items.

In addition, the lead independent director has the authority to call meetings of the independent directors and, if requested by major shareholders, will be reasonably available for consultation and direct communication with such shareholders. The Lead Independent Director may also perform duties otherwise assigned to the Chairman of the Board when the offices of the Chairman of the Board and the CEO are combined.

SUCCESSION PLANNING

A key responsibility of the CEO and the Board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in our company. Each year, succession-planning reviews are held at every significant organizational level of the company, culminating in a full review of senior leadership talent by our independent directors. During this review, the CEO, the Chairman of the Board and the independent directors discuss future candidates for senior leadership positions, including all NEOs, succession timing for those positions and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which our company makes ongoing leadership assignments. It is a key success factor in managing the long-term planning and investment lead times of our business.

In addition, we have a written CEO emergency succession plan pursuant to which the CEO maintains in place at all times and reviews with the non-management directors, a confidential plan for the timely and efficient transfer of responsibilities in the event of an emergency or sudden incapacitation or departure of the CEO.

OUR BOARD AND CORPORATE STRATEGY

Our Board is actively involved in overseeing, reviewing and guiding our corporate strategy. Our Board formally reviews our company’s business strategy, including the risks and opportunities facing our company and its business, at an annual strategic planning session. Our Board regularly discusses corporate strategy throughout the year with management formally, informally, and during executive sessions of the Board as appropriate. As discussed in “Risk Oversight” below, our Board views risk management and oversight as integral to our strategic planning process, including mapping key risks to our corporate strategy and seeking to manage and mitigate risk. Our Board also views its composition as a critical component of effective strategic oversight. Accordingly, our Board and relevant Board committees consider our business strategy and the company’s regulatory, geographic and market environments when assessing board composition, director succession, executive compensation and other matters of importance.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	13

SHAREHOLDER ENGAGEMENT

Our Board believes that accountability to shareholders is a mark of good corporate governance and that regular shareholder engagement is important to our company’s success. Our company frequently engages with shareholders on a variety of topics, with a particular focus on matters relating to our company’s publicly disclosed strategy and financial performance. Our company also engages with shareholders to discuss matters relating to ESG, compensation and other current and emerging issues that the Board and our management understand are important to our shareholders. In addition to this direct engagement, our company also maintains a number of complementary mechanisms that allow our shareholders to effectively communicate to our Board and management, including:

• maintaining an investor relations page on our website;

• regularly attending investor conferences;

• conducting an annual advisory vote to approve executive compensation;

• if requested by major shareholders, ensuring the lead independent director is available for consultation and direct communication;

• permitting shareholders to submit prospective candidates for nomination by our Board for election at the annual meeting of shareholders in accordance with our corporate governance guidelines and bylaws;

• permitting shareholders to nominate candidates for election at the annual meeting of shareholders in accordance with our bylaws; and

• providing shareholders the ability to attend and voice opinions at the annual meeting of shareholders.

RISK OVERSIGHT

We have integrated a comprehensive Enterprise Risk Management (“ERM”) framework as part of strategy setting and driving performance throughout the company, which includes identifying, aggregating, monitoring, measuring, assessing and managing risks that could affect our ability to fulfill our business objectives or execute our corporate strategy. These risks generally relate to strategic, operational, financial, regulatory compliance and human resources issues. Our CFO oversees our ERM approach. It is designed to enable our Board to establish a mutual understanding with management of the effectiveness of our risk-management practices and capabilities, to review our risk exposure and to elevate certain key risks for discussion at the Board level. Management and our Board believe that risk management is an integral part of our annual strategic planning process, which addresses, among other things, the risks and opportunities facing our company.

Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable, and other risks are unknown; some risks can be avoided or mitigated by particular behavior, and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact. In other cases, the adverse impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate the potential adverse impact. Management is responsible for identifying risks and controls related to our significant business activities; mapping the risks to our corporate strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward and the appropriate manner in which to control and mitigate risk. Much of this work is led by our ESH&C Steering Committee, which is chaired by our COO, and includes other members of the management team and senior operations personnel. The ESH&C Steering Committee’s primary purpose is to provide vision, leadership, direction, and oversight of our ESH&C programs, processes, and management systems for the protection of the employees, the environment, and the communities we serve, as well as the processes and procedures focused on the safe design and operation of our system.

The Board implements its risk oversight responsibilities by having management provide periodic briefings and informational sessions on the risks and uncertainties our company faces and how it seeks to control and mitigate those risks. In some cases, as with risks associated with ESG, risk oversight is addressed as part of the full Board’s engagement with the CEO and management. ESG risks are also evaluated at the management level through our ESG Steering Committee. The ESG Steering Committee is chaired by our CFO, and includes other members of the management team and senior management personnel. The ESG Steering Committee is charged with providing oversight and guidance to the company on emerging ESG issues and considering how to implement ESG matters consistent with our overall strategy. The ESG Steering Committee also provides oversight of the entire ERM process.

The Board annually reviews a management assessment of our company’s various operational and regulatory risks, their relative magnitude, and management’s plan for mitigating these risks. The Board also reviews risks related to our company’s business strategy at its annual strategic planning meeting and at other meetings as appropriate.

14	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

Recognizing that cybersecurity risk is one of the significant risks to our business, the Board has retained responsibility for overseeing policies and procedures related to cybersecurity and data privacy matters. The Board routinely evaluates our cybersecurity strategy to review its effectiveness. The Board receives updates from management regarding cybersecurity and other information and operations technology risks.

In certain cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee oversees risk issues associated with our overall financial reporting and disclosure process and legal compliance, as well as reviewing policies and procedures on risk-control assessment and accounting risk exposure, including our companywide risk control activities. Our general counsel provides compliance and ethics reports to the Audit Committee at every regular committee meeting. The Audit Committee meets with our executive officers and meets with our Director–Audit Services, as well as with our independent registered public accounting firm, in separate executive sessions at each of its in-person/virtual meetings during the year, at which time risk issues are discussed regularly.

In addition, our Executive Compensation Committee oversees risks related to our compensation program, as discussed in greater detail elsewhere in this proxy statement, and our Corporate Governance Committee oversees risks related to our governance practices and policies.

BOARD AND COMMITTEE MEMBERSHIP

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our CEO and other officers, by reviewing materials provided to them periodically and in connection with Board and committee meetings, by visiting our offices and by participating in meetings of the Board and its committees.

During 2024, the Board held nine regular meetings (six in-person and three telephonic meetings) and one special telephonic meeting. All of our incumbent directors who served on the Board during 2024 attended all of the meetings of the Board and Board committees on which they served.

Our corporate governance guidelines provide that members of our Board are expected to attend our Annual Meeting of Shareholders. Based on the nature of the convening method of the Annual Meeting of Shareholders, members of our Board may attend the meeting in person or by conference telephone or videoconference software. All then-current members of the Board attended the 2024 Annual Meeting of Shareholders.

The Board has three standing committees: the Audit Committee, the Executive Compensation Committee and the Corporate Governance Committee. The table below provides the current membership of our Board and each of our Board committees. Our Board has determined affirmatively that each member of our Audit Committee, Executive Compensation Committee and Corporate Governance Committee is “independent” under our corporate governance guidelines, our director independence guidelines and the rules of the NYSE.

Director	Board	Audit	Executive Compensation	Corporate Governance

John W. Gibson	Chair

Tracy E. Hart	Member	Chair	Member	Member

Deborah A. P. Hersman	Member	Member	Member	Member

Michael G. Hutchinson	Member	Member	Chair	Member

Robert S. McAnnally	Member

Sanjay D. Meshri	Member	Member	Member	Member

Pattye L. Moore	Member	Member	Member	Member

Eduardo A. Rodriguez	Member	Member	Member	Chair

Yves C. Siegel	Member	Member	Member	Member

Number of meetings in 2024	10	6	4	5

Our Board has adopted written charters for each of its Audit, Executive Compensation and Corporate Governance Committees. Copies of the charters of each of these committees are available on and may be printed from our website at www.onegas.com. Copies are also available from our corporate secretary upon request. The responsibilities of our Board committees are summarized below. From time to time, the Board, at its discretion, may form other committees.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	15

THE AUDIT COMMITTEE

The Audit Committee represents and assists our Board with oversight of the integrity of our financial statements and internal controls, our compliance with legal and regulatory requirements, the independence, qualifications and performance of our independent registered public accounting firm and the performance of our internal audit function. The responsibilities of the Audit Committee include:

•    appointing, compensating and overseeing our independent auditor;

•    reviewing the scope, plans and results relating to the external audits of our financial statements;

•    reviewing the scope, plans and results relating to internal audits;

•    monitoring and evaluating our financial condition;

•    monitoring and evaluating the integrity of our financial reporting processes and procedures;

•    assessing our significant financial risks and exposures, reviewing internal control processes and evaluating any deficiencies in connection with such risks and exposures, including, but not limited to, internal controls over financial reporting and disclosure controls and procedures;

•    reviewing policies and procedures on risk-control assessment and accounting risk exposure, including our companywide risk control activities;

•    considering compliance programs and policies, approaches to risk assessment and risk management, and internal controls that support the company’s ESG goals and objectives; and

•    monitoring our compliance with our policies on ethical business conduct.

Our independent registered public accounting firm and our director of internal audit report directly to our Audit Committee. All members of our Audit Committee are “independent” under the independence requirements of the NYSE and the SEC applicable to audit committee members. The Board has determined that Tracy E. Hart, Michael G. Hutchinson, Sanjay D. Meshri, Eduardo A. Rodriguez and Yves C. Siegel (five of the seven committee members) are each an audit committee financial expert under the applicable rules of the SEC and all members of the Audit Committee are financially literate. No member of our Audit Committee serves on the audit committees of more than two other public companies.

2024 Meetings: 6

THE EXECUTIVE COMPENSATION COMMITTEE

Our Executive Compensation Committee is responsible for establishing and periodically reviewing our executive compensation policies and practices. This responsibility includes:

•    evaluating, in consultation with our Corporate Governance Committee, the performance of our CEO and recommending to our Board the compensation of our CEO and our other senior executive officers;

•    reviewing and approving the annual objectives of our CEO;

•    reviewing our executive compensation program to ensure the attraction, retention and appropriate compensation of executive officers in order to motivate their performance in the achievement of our business objectives and to align their interests with the long-term interests of our shareholders;

•    assessing the risks associated with our compensation program;

•    approving, subject to ratification by the full Board, executive officer compensation;

•    approving executive officer personnel policies, programs and plans;

•    considering compensation and incentive structures, policies and procedures and related matters that support the company’s ESG goals and objectives; and

•    reviewing and making recommendations to the full Board on director compensation.

Our Executive Compensation Committee meets periodically during the year to review our executive and director compensation policies and practices. Executive officer salaries and STI and LTI compensation are determined annually by the Committee. The scope of the authority of the Committee is not limited except as set forth in its charter and by applicable law. The Committee has the authority to delegate duties to subcommittees of the Committee, or to other standing committees of the Board, as it deems necessary or appropriate. The Committee may not delegate to a subcommittee any authority required by any law, regulation or listing standard to be exercised by the Committee as a whole. All members of our Executive Compensation Committee are “independent” under the independence requirements of the NYSE applicable to compensation committee members.

The compensation group in our corporate human resources department supports, in consultation with our CEO, the Executive Compensation Committee in its work.

During 2024, the Executive Compensation Committee engaged Meridian, as an independent executive compensation consultant to assist the Committee in its evaluation of the amount and form of compensation paid in 2024 to our CEO, our other executive officers and our directors. Meridian reported directly to the Executive Compensation Committee. For more information on executive compensation and the role of this consultant, see “Compensation Discussion and Analysis—How We Determine Pay—Role of the Independent Executive Compensation Consultant” at page 42.

2024 Meetings: 4

16	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

THE CORPORATE GOVERNANCE COMMITTEE

Our Corporate Governance Committee is responsible for overseeing our company’s governance, including the selection of directors and the Board’s practices and effectiveness. These responsibilities include:

•    evaluating, in consultation with our Executive Compensation Committee, the performance of our CEO;

•    identifying and recommending qualified director candidates, including qualified director candidates suggested by our shareholders in written submissions to our corporate secretary in accordance with our corporate governance guidelines and our bylaws or in accordance with the rules of the SEC;

•    making recommendations to the Board with respect to electing directors and filling vacancies on the Board;

•    adopting an effective process for director selection and tenure by making recommendations on the Board’s organization and practices and by aiding in identifying and recruiting director candidates;

•    reviewing and making recommendations to the Board with respect to the organization, structure, size, composition and operation of the Board and its committees;

•    overseeing the evaluation of the Board and management;

•    in consultation with our Chairman of the Board and CEO, overseeing management succession and development, including all NEOs;

•    coordinating with the Board and management with respect to oversight of shareholder engagement initiatives;

•    reviewing annually directorships held by directors and executive officers;

•    considering governance programs and policies and approaches to legislative affairs activities and political action committees that support the company’s ESG goals and objectives; and

•    reviewing, assessing risk and making recommendations with respect to other corporate governance matters.

All members of the Corporate Governance Committee are “independent” under the independence requirements of the NYSE.

2024 Meetings: 5

DIRECTOR NOMINATIONS

Our corporate governance guidelines provide that the Board is responsible for nominating candidates for Board membership and for delegating the screening process to the Corporate Governance Committee of the Board. This committee, with recommendations and input from our Chairman of the Board, CEO and the directors, evaluates the qualifications of each director candidate and assesses the appropriate mix of skills, qualifications and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time. The Corporate Governance Committee is responsible for recommending to the full Board candidates for nomination by the Board for election as members of our Board.

Our corporate governance guidelines provide that candidates for nomination by the Board must be committed to devote the time and effort necessary to be productive members of the Board and that, in selecting directors, the Board seeks to maintain a mix of skills that includes, but is not limited to, the following areas of core competency: accounting and finance; investment banking; business judgment; management; industry knowledge; crisis response; international business; leadership; applicable ESG matters; strategic vision; law; and corporate relations. In addition, the Board and Corporate Governance Committee maintain a diverse pool for potential Board positions considering professional and personal background, gender, sex, sexual orientation, gender identity or expression, race, ethnicity, age and nationality.

The Corporate Governance Committee’s charter provides that it has the responsibility, in consultation with the Chairman of the Board and CEO, to search for, recruit, screen, interview and recommend to the Board candidates for the position of director as necessary to fill vacancies on the Board or the additional needs of the Board and to consider management and shareholder recommendations for candidates for nomination by the Board. In carrying out this responsibility, the Corporate Governance Committee evaluates the qualifications and performance of incumbent directors and determines whether to recommend them for re-election to the Board. In addition, this committee determines, as necessary, the portfolio of skills, experience, diversity, perspective and background required for the effective functioning of the Board considering our business strategy and our regulatory, geographic and market environments.

Our corporate governance guidelines contain a policy regarding the Corporate Governance Committee’s consideration of prospective director candidates recommended by shareholders for nomination by our Board. Under this policy, and in accordance with our bylaws, any shareholder who wishes to recommend a prospective candidate for nomination by our Board for election at our 2026 annual meeting should send a letter of recommendation to our corporate secretary at our principal executive offices by no later than December 3, 2025. The letter should include the name, address and number of shares owned by the recommending shareholder (including, if the recommending shareholder is not a shareholder

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	17

of record, proof of ownership of the type referred to in Rule 14a-8(b)(2) of the proxy rules of the SEC), the prospective candidate’s name and address, a description of the prospective candidate’s background, qualifications and relationships, if any, with our company and all other information requested by our Board for determining whether the prospective candidate meets the independence standards under the rules of the NYSE and our director independence guidelines. A signed statement from the prospective candidate should accompany the letter of recommendation indicating that they consent to be considered as a nominee of the Board and that, if nominated by the Board and elected by the shareholders, they will serve as a director. The Corporate Governance Committee will evaluate prospective candidates recommended by shareholders for nomination by our Board in light of the various factors set forth above.

Neither the Corporate Governance Committee, the Board, nor our company itself discriminates in any way against prospective candidates for nomination by the Board on the basis of age (subject to the mandatory retirement age set forth in the company’s bylaws), sex, sexual orientation, gender identity or expression, race, ethnicity, national origin, religion, or other personal characteristics. There are no differences in the manner in which the Corporate Governance Committee or the Board evaluates prospective candidates based on whether the prospective candidate is recommended by a shareholder or by the Corporate Governance Committee, provided that the recommending shareholder furnishes to our company a letter of recommendation containing the information described above along with the signed statement of the prospective candidate referred to above.

In addition to having the ability to recommend prospective candidates for nomination by our Board, under our bylaws, shareholders may themselves nominate candidates for election at an annual meeting of shareholders. Any shareholder who desires to nominate candidates for election as directors at our 2026 annual meeting must follow the procedures set forth in our bylaws. Under these procedures, a notice of a shareholder nomination for the election of a director must be received by our corporate secretary at our principal executive offices not less than 120 calendar days before the first anniversary of the date that our proxy statement was released to shareholders in connection with our 2025 Annual Meeting of Shareholders (i.e., notice must be received no later than December 3, 2025). If the date of the 2026 annual meeting is more than 30 days from the first-anniversary date of the 2025 meeting, our corporate secretary must receive notice of a shareholder nomination by the close of business on the tenth day following the earlier of (i) the day on which notice of the date of the meeting is mailed to shareholders or (ii) the day on which public announcement of the meeting date is made. In accordance with our bylaws, a shareholder notice must contain certain information about the candidate the shareholder desires to nominate for election as a director, including: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class or series and number of our shares that are owned beneficially or of record by such person and any affiliates or associates of such person; (d) the name of each nominee holder of our shares owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of our shares held by each such nominee holder; (e) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to our shares; (f) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of our shares) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to our shares; (g) such person’s written and executed representation and agreement (in the form provided by the corporate secretary upon written request) that such person (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the company, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the company that has not been disclosed to the company in such representation and agreement and (3) in such person’s individual capacity, would be in compliance, if elected as a director of the company, and, if elected as a director, will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the company; (h) such person’s completed written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which form of questionnaire shall be promptly provided by the corporate secretary to the requesting shareholder upon written request) and (i) all other information relating to such person that would be required to be disclosed in connection with a solicitation of proxies for the election of such person as a director, or would be otherwise required to be disclosed in connection with such solicitation, in each case pursuant to Rule 14a-19 under the Exchange Act, (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

In addition, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the notice must set forth: (a) the name and address, as they appear on the company’s books, of such shareholder, and the name and address of such beneficial owner, if any, and any other shareholders known by such shareholder to be supporting such nominee(s); (b) the class and number of our shares that are owned beneficially and of record by such person and any affiliates or associates of such person; (c) the name of each nominee holder of our shares owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares held by each such nominee holder; (d) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to

18	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

our shares; (e) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of our shares) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to our shares; (f) a representation that the shareholder giving notice intends to appear online or by proxy at the annual meeting or special meeting to nominate the persons named in its notice; (g) a description of all agreements, arrangements and understandings between such person or any affiliate or associate of such person, and any other person or persons (including their names) in connection with the nomination by such shareholder; and (h) all other information that would be required to be disclosed by such person as a participant in a solicitation of proxies for the election of directors in a contested election, or would be otherwise required to be disclosed in connection with such solicitation, in each case pursuant to Section 14 under the Exchange Act (including all other information required by Rule 14a-19 under the Exchange Act). This information must be updated and supplemented by such shareholder and beneficial owner, if any, (i) so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the shareholders entitled to receive notice of and to vote at such annual meeting or special meeting and (ii) to provide evidence that the shareholder providing notice of any nomination has solicited proxies from holders representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote in the election of directors, and any such update and supplement shall be delivered to or be mailed to and received by the corporate secretary at the principal executive offices no later than five (5) business days after the shareholder files a definitive proxy statement in connection with the meeting.

At the request of the company, each proposed nominee must submit to the corporate secretary such other information as the company may reasonably require, including such information as may be necessary or appropriate in determining the eligibility of such proposed nominee to serve as an independent director of the company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

DIRECTOR COMPENSATION

The Executive Compensation Committee’s independent compensation consultant, Meridian, annually advises the Committee on matters related to non-management director compensation, including competitive market data for the company’s peer group. The Committee reviews and discusses the director compensation information provided by Meridian and makes a recommendation to the full Board with respect to non-management director compensation. The Committee’s philosophy with respect to non-management director compensation is to target at or below the market median. The components of non-management director compensation include an annual cash retainer, additional annual cash retainers for the Chairman of the Board, the Lead Independent Director, the chairs of the Audit, Executive Compensation and Corporate Governance Committees and an annual stock retainer. No separate per-meeting fees are paid to the non-management directors.

Compensation for each of our non-management directors for their service on our Board is paid on an annual meeting date basis. Based on the market information provided by Meridian in November 2023 and February 2024, compensation remained unchanged for the period of May 23, 2024, through May 21, 2025. Director compensation was last increased in 2022 to address market shortfalls in the stock retainer, Audit Committee chair and Lead Independent Director retainers as identified by Meridian.

	Cash Retainer	Stock Retainer	Committee Chair Cash Retainers		Board Chair Cash Retainer	Lead Independent Director

May 23, 2024 – May 21, 2025	$95,000	$130,000	Audit Executive Compensation Corporate Governance	$20,000 $15,000 $15,000	$100,000	$25,000

May 25, 2023 – May 22, 2024	$95,000	$130,000	Audit Executive Compensation Corporate Governance	$20,000 $15,000 $15,000	$100,000	$25,000

All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	19

The CEO, as the sole management director, receives no compensation for his service as a director.

Our Board has established minimum share ownership guidelines for members of our Board. The guidelines provide that within five years after joining the Board, each non-management director will own shares of the company’s common stock having a value, at a minimum, of five times the annual cash retainer for service on the Board (excluding annual retainers for service as a chair of a Board committee or for service as Chairman of the Board or as the lead independent director) as established from time to time by the Board. Shares that count toward this ownership guideline include shares owned outright in the director’s name, shares held in trust for the director’s benefit or the benefit of the director’s immediate family, and phantom shares held in the director’s account under any company deferred compensation plan for non-employee directors or any similar plan or arrangement. A non-management director will not be allowed to sell shares of the company’s common stock (using established pre-clearance procedures) unless such director’s holdings of the company’s common stock meet the established minimum ownership guideline. All of our non-management directors have satisfied the minimum share ownership guidelines, other than Deborah A. P. Hersman, Sanjay D. Meshri and Yves C. Siegel. Ms. Hersman has until 2028, to satisfy the minimum share ownership guidelines. Messrs. Meshri and Siegel have until 2029 to satisfy the minimum share ownership guidelines.

The following table sets forth the compensation paid to our non-management directors in 2024:

Director Compensation for 2024

Director	Fees Earned or Paid in Cash(1)	Stock Awards(1)(2)(3)	Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Robert B. Evans(6)	$ 45,178	$ 51,071	$ -	$ -	$ 96,249
John W. Gibson	$195,000	$130,000	$3,277	$35,000	$363,277
Tracy E. Hart	$115,000	$130,000	$ -	$ -	$245,000
Deborah A. P. Hersman	$ 95,000	$130,000	$ -	$ -	$225,000
Michael G. Hutchinson	$110,000	$130,000	$ -	$ -	$240,000
Sanjay D. Meshri(7)	$ 84,560	$115,714	$ -	$ -	$200,274
Pattye L. Moore	$ 95,000	$130,000	$ -	$ 5,000	$230,000
Eduardo A. Rodriguez	$135,000	$130,000	$ -	$ -	$265,000
Yves C. Siegel(7)	$ 84,560	$115,714	$ -	$ -	$200,274
Douglas H. Yaeger(8)	$ 43,214	$ 51,071	$ -	$ -	$ 94,285

(1)

Non-management directors may defer all or a part of their annual cash and stock retainers under our Deferred Compensation Plan for Non-Employee Directors. During the year ended December 31, 2024, $538,214 of the total amount payable for directors’ fees was deferred under this plan at the election of five of our directors. Deferred amounts are treated, at the election of the participating director, either as phantom stock or as a cash deferral. Phantom stock deferrals are treated as though the deferred amount is invested in our common stock at the fair market value on the date the deferred amount was earned. Phantom stock earns the equivalent of dividends declared on our common stock and is reinvested in phantom shares of our common stock based on the closing price of our common stock on the payment date of each common stock dividend. The shares of our common stock reflected in a non-management director’s phantom stock account are issued to the director under our ECP on the last day of the director’s service as a director or at a later date selected by the director. Cash deferrals earn interest at a rate equal to Moody’s Bond Indices Corporate AAA on the first business day of the plan year, plus 100 basis points, which, on January 2, 2024, was 5.75 percent. The following table sets forth, for each non-management director, the amount of director compensation deferred during 2024 and cumulative deferred compensation as of December 31, 2024.

20	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

Director	Board Fees Deferred to Phantom Stock in 2024(a)	Dividends Earned on Phantom Stock and Reinvested in 2024(b)	Total Board Fees Deferred to Phantom Stock at December 31, 2024	Total Shares of Phantom Stock Held at December 31, 2024(c)	Board Fees Deferred to Cash in 2024(d)	Total Board Fees Deferred to Cash at December 31, 2024(d)
Robert B. Evans	$ -	$ -	$ -	-	$ -	$ -
John W. Gibson	$130,000	$56,127	$1,218,639	22,805	$195,000	$2,492,237
Tracy E. Hart	$ -	$ 9,973	$ 274,727	3,868	$ -	$ -
Deborah A. P. Hersman	$130,000	$ 6,917	$ 247,500	3,719	$ -	$ -
Michael G. Hutchinson	$ -	$ -	$ -	-	$ -	$ -
Sanjay D. Meshri	$ -	$ -	$ -	-	$ -	$ -
Pattye L. Moore	$130,000	$56,127	$1,218,639	50,057	$ -	$ -
Eduardo A. Rodriguez	$ 32,500	$ 8,081	$ 226,750	4,182	$ -	$ -
Yves C. Siegel	$115,714	$ 2,238	$ 115,714	1,719	$ -	$ -
Douglas H. Yaeger	$ -	$ -	$ -	-	$ -	$ -

(a)

Reflects the value of the annual cash and stock retainers (based on the average of our high and low stock price on the NYSE on the grant date) deferred to phantom stock by a director under our Deferred Compensation Plan for Non-Employee Directors.

(b)	Dividend equivalents paid on phantom stock are reinvested in additional shares of phantom stock based on the closing price of our common stock on the NYSE on the date the dividend equivalent was paid.

(c)	Includes 27,252 shares of phantom stock held by Ms. Moore and 788 shares of phantom stock held by Mr. Rodriguez as a result of the separation from ONEOK.

(d)

Mr. Gibson deferred board fees in the amount of $195,000 to cash in 2024. The total amount deferred to cash reflects the balance in Mr. Gibson’s cash deferral account. Cash deferrals earn interest at a rate equal to Moody’s Bond Indices Corporate AAA on the first business day of the plan year, plus 100 basis points which, on January 2, 2024, was 5.75 percent.

(2)

The amounts in this column reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”), with respect to stock awards received by directors for service on our Board. Since the shares are issued free of any restrictions on the grant date, the grant date fair value of these awards is based on the average of our high and low stock price on the NYSE on the date of the grant. The following table sets forth the number of shares and grant date fair value of such shares of our common stock issued to our non-management directors during 2024 for service on our Board. On May 25, 2023, Messrs. Evans and Yaeger were awarded 1,632 shares of ONE Gas common stock as part of their annual stock retainer value of $130,000 for the period May 25, 2023, to May 22, 2024. No shares were awarded to Messrs. Evans and Yaeger in 2024. The amounts reflected in the table are a proration of the value of the stock awarded in 2023 for the period January 1, 2024, to May 22, 2024.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	21

Director	Shares Awarded in 2024	Aggregate Grant Date Fair Value
Robert B. Evans	0
John W. Gibson	2,055	$130,000
Tracy E. Hart	2,055	$130,000
Deborah A. P. Hersman	2,055	$130,000
Michael G. Hutchinson	2,055	$130,000
Sanjay D. Meshri	1,688	$115,714
Pattye L. Moore	2,055	$130,000
Eduardo A. Rodriguez	2,055	$130,000
Yves C. Siegel	1,688	$115,714
Douglas H. Yaeger	0

(3)

No unvested stock awards were held by the non-management directors as of fiscal year end. For the aggregate number of shares of our common stock and phantom stock held by each member of our Board on March 1, 2025, see “Stock Ownership–Holdings of Officers and Directors” at page 37.

(4)

Reflects above-market earnings on Board fees deferred to cash under our Deferred Compensation Plan for Non-Employee Directors, which provides for payment of interest on cash deferrals at a rate equal to Moody’s Bond Indices Corporate AAA on the first business day of the plan year, plus 100 basis points, which, at January 2, 2024, was 5.75 percent.

(5)

Reflects charitable contributions made by our company or the ONE Gas Foundation, Inc., on behalf of members of our Board as follows: (a) matching contributions up to $5,000 per year to non-profit organizations of their choice pursuant to our Matching Grants Program for Directors of ONE Gas through our Community Investment Program; and (b) matching contributions to the United Way pursuant to our annual United Way contribution program.

(6)

Mr. Evans retired from the Board on May 22, 2024. Reflects the total amount paid for annual cash and stock retainers on May 25, 2023, prorated for the period January 1, 2024, to May 22, 2024. On May 25, 2023, Mr. Evans was awarded 1,632 shares of ONE Gas common stock as part of his annual stock retainer value of $130,000 for the period May 25, 2023, to May 22, 2024.

(7)	Messrs. Meshri and Siegel’s annual cash and stock retainers were prorated to reflect their appointment to the Board on July 2, 2024.

(8)

Mr. Yaeger retired from the Board on May 22, 2024. Reflects the total amount paid for annual cash and stock retainers on May 25, 2023, prorated for the period January 1, 2024, to May 22, 2024. On May 25, 2023, Mr. Yaeger was awarded 1,632 shares of ONE Gas common stock as part of his annual stock retainer value of $130,000 for the period May 25, 2023, to May 22, 2024.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2024, Mesdames Hart, Hersman and Moore and Messrs. Hutchinson, Meshri, Rodriguez and Siegel served on our Executive Compensation Committee. Other members who served during 2024 were Robert B. Evans and Douglas H. Yaeger, each of whom retired from the Board immediately prior to the 2024 annual meeting. No member of the Executive Compensation Committee was an officer or employee of the company or its subsidiary during 2024, and no member of this committee was formerly an officer of the company or its subsidiary. In addition, during 2024, none of our executive officers served as a member of a compensation committee or Board of any other entity of which any member of our Board was an executive officer.

Mr. Rodriguez currently serves as Chair of the ONEOK Executive Compensation Committee.

22	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE SESSIONS OF THE BOARD

The non-management members of our Board meet in regularly scheduled executive sessions without any members of management present. Our Chairman of the Board presides during the non-management executive sessions of the Board. During 2024, the non-management members of our Board met in executive session during each regularly scheduled in-person meeting of the Board held during the year. We intend to continue this practice of regularly scheduled meetings of the non-management members of our Board.

Our corporate governance guidelines provide that our lead independent director, who is the chair of our Corporate Governance Committee, presides as the chair at executive session meetings of the independent members of our Board. The independent members of the Board meet in regularly scheduled executive sessions without any members of management or non-independent directors present in connection with each regularly scheduled in-person meeting of the Board. During 2024, the independent members of our Board met in executive session during each regularly scheduled in-person meeting of the Board held during the year. We intend to continue this practice of regularly scheduled meetings of the independent members of our Board.

COMMUNICATIONS WITH DIRECTORS

Generally, our Board believes that it is management’s role to speak for our company. Directors refer all inquiries regarding our company from institutional investors, analysts, the news media, customers or suppliers to our CEO or his designee. Our Board also believes that any communications between members of the Board and interested parties, including shareholders, should be conducted with the knowledge of our CEO. Interested parties, including shareholders, may contact one or more members of our Board, including non-management directors and non-management directors as a group, by writing to the director or directors in the care of our corporate secretary at our principal executive offices. A communication received from an interested party or shareholder will be forwarded promptly to the director or directors to whom the communication is addressed. A copy of the communication also will be provided to our CEO. We will not, however, forward sales or marketing materials and materials that are abusive, threatening or otherwise inappropriate, or correspondence not clearly identified as an interested party or shareholder correspondence.

COMPLAINT PROCEDURES

Our Board has adopted procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and complaints or concerns under our code of business conduct and ethics. These procedures allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters and matters arising under our code of business conduct and ethics. The full text of these procedures, known as our whistleblower policy, is published on and may be printed from our website at www.onegas.com and is also available from our corporate secretary upon request.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	23

PROPOSAL 1 – ELECTION OF DIRECTORS

ELECTION BY MAJORITY VOTE

Our amended and restated certificate of incorporation provides for the annual election of directors. Our Board of Directors currently consists of nine members, each of whose terms will expire at the 2025 annual meeting. Accordingly, the current nine members of our Board of Directors named in this proxy statement will stand for election at the annual meeting.

The Board believes that its current membership reflects a balanced Board with deep experience and diverse expertise.

Our bylaws provide that, in the case of uncontested elections (i.e., elections where the number of nominees is the same as the number of directors to be elected), director nominees are elected by the vote of a majority of the votes cast with respect to that nominee. Abstentions and broker non-votes with respect to the election of a director do not count as votes cast. Our corporate governance guidelines provide that any uncontested nominee for director who fails to receive the requisite majority vote at an annual or special meeting held for the purpose of electing directors where the election is uncontested must, promptly following certification of the shareholder vote, tender their resignation to the Board. The Board (excluding the director who tendered the resignation) will evaluate any such resignation in light of the best interests of the company and our shareholders in determining whether to accept or reject the resignation or whether other action should be taken. In reaching its decision, the Board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the company, the overall composition of the Board and whether accepting the tendered resignation would cause the company to fail to comply with any applicable rule or regulation (including the NYSE listing requirements and the federal securities laws). The Board will act on the tendered resignation and publicly disclose its decision and rationale within 90 days following certification of the shareholder vote.

The persons named in the accompanying proxy card intend to vote such proxy in favor of the election of each of the nominees named below, who are all current directors unless the proxy provides for a vote against the director. Although the Board has no reason to believe that the nominees will be unable to serve as directors, if a nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board unless contrary instructions are given on the proxy. Except for these nominees, no other person has been recommended to our Board as a potential nominee or otherwise nominated for election as a director.

BOARD REFRESHMENT

During the past year, our Board’s refreshment efforts have focused primarily on the composition of our Board, the individual skill sets of current members and additional skills that could be beneficial for the Board and its committees in light of the retirement of Messrs. Evans and Yaeger on May 22, 2024, under our director retirement policy, our commitment to Board diversity and the Board’s oversight responsibilities to effectively represent the best interests of our shareholders.

As part of the Board refreshment process, our Board has focused on balancing the diversity of existing directors with new skills and perspectives for an orderly transition of roles and responsibilities on the Board and its committees.

Sanjay D. Meshri and Yves C. Siegel were appointed to the Board, the Audit Committee, the Executive Compensation Committee and the Corporate Governance Committee in July 2024. Mr. Meshri brings to the Board extensive experience in strategic leadership, having operated Advance Research Chemicals, Inc. for over 29 years. Mr. Siegel brings to the Board extensive financial expertise gained from over 30 years of investment advisor experience and is considered a thought leader in the energy sector.

With the addition of Messrs. Meshri and Siegel, our Board believes that its current membership reflects a balanced Board with deep experience and diverse expertise.

DIRECTOR ORIENTATION

Our corporate governance guidelines provide that all new non-management directors will attend a director orientation program offered by the company. The company’s director orientation program is individualized for each new director taking into account their prior experience, prior public board service and background. The director orientation program includes one-on-one meetings with each member of senior management and focuses on introducing new directors to the company.

BOARD COMMITMENTS

Our corporate governance guidelines provide that no non-management director may serve on the board of more than three other public company boards (in addition to serving on the company’s Board). A management director may not serve on the board of more than one other public company board (in addition to serving on the company’s Board). Service as a director is a significant commitment in terms of both time and responsibility. Accordingly, each director is encouraged to be mindful of their other existing and planned future commitments, so that such other directorships and commitments do not materially interfere with such director’s service as an effective and active member of the Board.

The Corporate Governance Committee reviews directorships of all Board members on a regular basis.

24	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

BOARD QUALIFICATIONS

Our corporate governance guidelines provide that our Corporate Governance Committee will evaluate the qualifications of each director candidate and assess the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time. Each director also is expected to:

•	exhibit high standards of integrity, commitment and independence of thought and judgment;

•	use their skills and experiences to provide independent oversight to the business of our company;

•	be willing to devote sufficient time to carrying out their duties and responsibilities effectively;

•	devote the time and effort necessary to learn the business of the company and the Board;

•	represent the long-term interests of all shareholders; and

•	participate in a constructive and collegial manner.

Our corporate governance guidelines provide that, in nominating candidates and selecting directors to fill vacancies, the Board will seek to maintain a mix of skills that includes, but is not limited to, the following areas of core competency: accounting and finance; investment banking; business judgment; management; industry knowledge; crisis response; international business; leadership; applicable ESG matters; strategic vision; law; and corporate relations. In addition, the Board and Corporate Governance Committee maintain a diverse pool of candidates for potential Board positions considering professional and personal background, gender, sex, sexual orientation, gender identity or expression, race, ethnicity, age and nationality. The Corporate Governance Committee considers diversity in connection with each director nominee, as well as on a periodic basis in connection with the composition of the Board as a whole.

BOARD DIVERSITY

Our Board recognizes the importance of diversity on the Board. Diversity brings different perspectives to Board discussions and deliberations, which contribute to more effective decision making.

Our Board has a broad range of backgrounds, experiences, perspectives and skills. We believe this diversity contributes to the Board’s effectiveness in overseeing risk and execution of the company’s strategic plan.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	25

We believe our director nominees bring a strong diversity of attributes and experiences to the Board as leaders in business, as shown in the chart below.

Skills, Attributes and Experience	John Gibson	Tracy Hart	Deborah Hersman	Michael Hutchinson	Robert McAnnally	Sanjay Meshri	Pattye Moore	Eduardo Rodriguez	Yves Siegel
Capital Management/Execution	●	●		●	●	●		●	●
Compliance	●	●	●		●	●		●	●
Corporate Governance	●	●	●	●	●	●	●	●	●
Customer Service/Customer Experience	●	●			●	●	●		●
Energy/Utility Experience	●			●	●		●	●	●
Environmental/Safety	●	●	●	●	●	●		●
Finance/Accounting	●	●		●			●	●	●
Human Capital Management	●	●	●	●	●	●	●	●
Operations	●	●	●	●	●	●		●
Regulatory/Legal/Public Advocacy			●		●			●
Risk Management/Oversight	●	●	●	●	●	●	●	●	●
Strategic Leadership/Strategic Planning	●	●	●	●	●	●	●	●	●
Technology/Security		●	●		●

Demographic Background
Board Tenure (years)	11	7	2	11	4	1	11	11	1
Age (years)	72	63	54	69	61	55	67	69	65
Gender (male/female)	M	F	F	M	M	M	F	M	M

Race/Ethnicity
Asian Indian						●
Hispanic/Latino								●
Caucasian/White	●	●	●	●	●		●		●

Certain information with respect to the nine nominees for election at the annual meeting, is set forth below. This information includes their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds and the year in which each person became a director of the company. All nine director nominees currently serve as directors of the company.

None of the director nominees are being proposed for election pursuant to any agreement or understanding between the nominees and the company or any other person(s).

26	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

There are no family relationships between or among any of the director nominees and executive officers.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	27

DIRECTOR NOMINEES

Set forth below is certain information with respect to each nominee for election as a director, each of whom is a current director. In light of the experience, skills and qualifications of each of the nominees for election as a director as detailed below, our Board has concluded that each nominee should continue as a member of our Board.

JOHN W. GIBSON Retired Chairman and Chief Executive Officer, ONEOK and ONEOK Partners GP, L.L.C.

Committee Member: None

Experience:

ONEOK – Chairman of the Board (2011-2022); CEO (2007-2014); President (2010-2011); President of Energy (2000-2007)

ONEOK Partners, GP, L.L.C. – Chairman of the Board (2007-2017); CEO (2007-2014)

Koch Energy, Inc. – Executive Vice President (1995-2000)

Phillips Petroleum (1977-1994)

Exxon Company, USA (1974-1977)

Public Company Boards: None

Prior Public Company Boards:

ONEOK (2007-2022)

ONEOK Partners, GP, L.L.C. (2007-2017)

Matrix Service Company (2016-2020)

BOK Financial Corp (2008-2018)

Skills and Qualifications:

Strong skills in strategic leadership and strategic planning gained from over 28 years of executive management and board experience.

Strong skills in operations gained from over 46 years in domestic and international operational and management positions, including oversight of the company’s natural gas distribution system operations prior to separation from ONEOK in 2014.

Strong capital management/execution skills gained from over 46 years serving in various executive management positions with ONEOK, ONEOK Partners GP, L.L.C., Koch Energy, Inc. and Phillips Petroleum.

Expertise in compliance, corporate governance, customer service/customer experience, energy/utility experience, environmental/safety, finance/accounting, human capital management, and risk management/risk oversight.

Education:

B.S. Engineering – Missouri University of Science & Technology

Position: Chairman of the Board
Age: 72 Director Since: 2014 Independent: No

28	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

TRACY E. HART President and Chief Executive Officer, Tarlton Corporation and Waterhout Construction Company

Committee Member: Audit (Chair), Corporate Governance, Executive Compensation

Experience:

Tarlton Corporation – President and CEO (1999-present)

Waterhout Construction Company – President and CEO (2019-present)

Public Company Boards: None

Prior Public Company Boards: None

Skills and Qualifications:

Extensive capital management/execution and strategic leadership and strategic planning experience gained from over 30 years of experience with Tarlton Corporation and later, Waterhout Construction Company.

Strong leadership skills gained from operating Tarlton Corporation and Waterhout Construction Company for over 30 years and service on the Fiduciary Board of Greater St. Louis, the Board of Trustees at St. Louis Children’s Hospital, and as lead independent director of the Executive Committee of Midwest BankCentre’s Legal Board of Directors. Elected the first woman chairperson of the Associated General Contractors of St. Louis, having served on the board since 1996. She also is the first woman to be named chairperson of the AGC Natural Quality in Construction Committee. Received recognition as a successful business leader including being awarded the University of Missouri-St. Louis Trailblazer Award for her accomplishments.

Experience in compliance, corporate governance, customer service/customer experience, environmental/safety, finance and accounting, human capital management, operations, risk management/risk oversight, technology/security and social responsibility, community engagement, and inclusion and diversity experience as a result of her career in construction management and extensive community service.

Education:

B.A. English and Communications – University of Michigan

Age: 63 Director Since: 2018 Independent: Yes

DEBORAH A. P. HERSMAN Former Chair, National Transportation Safety Board

Committee Member: Audit, Corporate Governance, Executive Compensation

Experience:

Waymo LLC, Chief Safety Officer (January 2019- December 2020)

National Safety Council, President and Chief Executive Officer (2014-2019)

National Transportation Safety Board, Board Member (2004-2014), Chair (2009-2014)

Public Company Boards:

NiSource Inc. (2019-present)

Prior Public Company Boards:

Velodyne (now OUSTER) (2021)

Skills and Qualifications:

Extensive environmental/safety and operations experience gained from serving as President and CEO of the National Safety Council, America’s foremost nonprofit safety advocate focused on eliminating preventable deaths at work, in homes and communities, and as a board member and then chair of the National Transportation Safety Board (the “NTSB”), which is internationally recognized for investigations across all modes of transportation, including pipelines. She was appointed to her roles at the NTSB by Presidents Bush (2004) and Obama (2009, 2011, 2013) and unanimously confirmed by the Senate four times. Previously she served in a professional staff role for the U.S. Senate Commerce, Science and Transportation Committee, where she played key roles in crafting the Pipeline Safety Improvement Act of 2002 and legislation establishing a new model administration focused on bus and truck safety.

Strong experience in compliance, corporate governance, human capital management, regulatory/legal/public advocacy, risk management/risk oversight, strategic leadership and strategic planning, and technology/security gained from her career in safety policy legislation and advocacy and current and previous directorships.

Education:

B.A. Political Science and International Studies – Virginia Tech

M.S. Conflict Analysis and Resolution – George Mason University

Age: 54 Director Since: 2023 Independent: Yes

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	29

MICHAEL G. HUTCHINSON Retired Partner, Deloitte & Touche

Committee Member: Audit, Corporate Governance, Executive Compensation (Chair)

Experience:

Westmoreland Coal Company – Interim CEO (2017-2019) (until conclusion of the company’s restructuring process)

Deloitte & Touche – Partner (leading the energy and natural resources practice in Colorado (1998-2012); various positions (1990-1998)

Public Company Boards: None

Prior Public Company Boards:

Whiting Petroleum Corporation (2019-2020)

Westmoreland Coal Company (2012-2019)

CoBiz Financial, Inc. (2017-2018)

ONEOK Partners GP, L.L.C. (2015-2017)

Skills and Qualifications:

Extensive experience in finance/accounting gained from over 34 years in public accounting with Deloitte & Touche with a focus on the energy sector.

Extensive experience with accounting principles, financial controls and evaluating financial statements of public companies in the energy sector, particularly from an auditor’s perspective.

Strong capital management/execution skills gained from current and previous directorships for over 12 years.

Extensive management experience, corporate governance, energy/utility experience, operations, strategic leadership and strategic planning, human capital management, environmental/safety, risk management/risk oversight and accounting and financial expertise gained from his long career in public accounting and his current and previous directorships.

Education:

B.S. Business/Accounting – University of Northern Colorado

Age: 69 Director Since: 2014 Independent: Yes

ROBERT S. McANNALLY President and Chief Executive Officer, ONE Gas

Committee Member: None

Experience:

ONE Gas, Inc. – President and CEO (2021-present); Senior Vice President and Chief Operating Officer (2020-2021); Senior Vice President, Operations (2015-2020)

Energen Corporation – Senior Vice President, Customer Service and Marketing (2012-2015)

Alagasco – Vice President, External Affairs and Strategic Planning (2009-2012)

Private law practice (1990-2009)

Public Company Boards: None

Prior Public Company Boards: None

Skills and Qualifications:

Strong skills in executive management gained from over 15 years serving in various senior management roles at ONE Gas and Energen.

Extensive operations and energy/utility experience gained from over 15 years working in various senior management roles at ONE Gas and Energen and service on the Board of Directors of the American Gas Association, Chair of the Board of Trustees of the American Gas Foundation and service to several other industry associations.

Extensive experience in strategic leadership/strategic planning and capital management/execution gained from over 15 years in various management roles at ONE Gas and Energen.

Strong environmental/safety, human capital management and compliance skills gained from implementing the safe operating culture at ONE Gas for over 10 years.

Extensive legal, corporate governance, customer service/customer experience, risk management/risk oversight and technology/security experience.

Education:

B.A. History – Auburn University

J.D. – University of Alabama

Position: Management Director
Age: 61 Director Since: 2021 Independent: No

30	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

SANJAY D. MESHRI Chair, Meshri Holdings

Committee Member: Audit, Corporate Governance, Executive Compensation

Experience:

Meshri Holdings – Chair (2021-present)

Thompson Chemical Corporation – Owner, Chair (2018-present)

Advance Research Chemicals, Inc. – Former Chair (1992-2021)

Public Company Boards: None

Prior Public Company Boards: None

Skills and Qualifications:

Extensive capital management/execution and strategic leadership and strategic planning experience gained from over 29 years of experience with Advance Research Chemicals, Inc. and later, Thompson Chemical Corporation.

Strong leadership skills gained from operating Advance Research Chemicals, Inc. for over 30 years and service on various boards including Inhance Technologies and Trust Company of Oklahoma.

Experience in compliance, corporate governance, customer service/customer experience, environmental/safety, finance and accounting, human capital management, operations, risk management/risk oversight, technology/security and social responsibility, community engagement, and inclusion and diversity experience as a result of his career in chemical manufacturing and extensive community service.

Education:

B.S. Chemistry – University of Tulsa

Age: 55 Director Since: 2024 Independent: Yes

PATTYE L. MOORE Business Strategy Consultant, Pattye Moore & Associates LLC

Committee Member: Audit, Corporate Governance, Executive Compensation

Experience:

Pattye Moore & Associates LLC – Business Strategy Consultant (2004-present)

Red Robin Gourmet Burgers – Interim CEO (2019)

Sonic Corp. – President (2002-2004); various senior management positions (1999-2002)

Public Company Boards:

ONEOK (2002-present)

Prior Public Company Boards:

Red Robin Gourmet Burgers (2007-2019); Board Chair (2012-2019)

Sonic Corp. (2000-2006)

Skills and Qualifications:

Strong strategic leadership/strategic planning, customer service/customer experience, executive management, management development and leadership skills gained from over 12 years in numerous senior management positions at Sonic Corp. and service on various public boards for over 24 years as well as service as a director of privately-held QuikTrip Corporation, and current role as a business strategy consultant, speaker and the author of Confessions from the Corner Office, a book on leadership instincts, published by Wiley & Sons in 2007.

Extensive energy/utility experience, having been on the board of ONEOK since 2002, including knowledge of the company’s natural gas distribution system operations prior to separation from ONEOK in 2014.

Extensive corporate governance, finance/accounting, human capital management, risk management/risk oversight, marketing and brand development, and executive compensation skills.

Service as a member of the board of numerous non-profit organizations, including serving as Chairman of the Board of the National Arthritis Foundation. Honored as a National Association of Corporate Directors (“NACD”) Board Leadership Fellow and was named to the NACD 2017 Directorship 100 List.

Education:

B.A. Journalism/Public Relations – University of Oklahoma

Age: 67 Director Since: 2014 Independent: Yes

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	31

EDUARDO A. RODRIGUEZ President, Strategic Communications Consulting Group

Committee Member: Corporate Governance (Chair), Audit, Executive Compensation

Experience:

Strategic Communication Consulting Group – President (2005-present)

Hunt Building Corporation – Executive Vice President (2001-2005)

El Paso Electric Company – General Counsel (1986-1997), Senior Vice President, Customer and

Corporate Services (1998-2000), Executive Vice President and Chief Operating Officer (2000-2001)

Public Company Boards:

ONEOK (2004-present)

Prior Public Company Boards: None

Skills and Qualifications:

Extensive executive management and operations experience gained from senior management positions for over 24 years at Hunt Building Corporation and El Paso Electric Company, including service as Chief Operating Officer.

Extensive energy/utility experience, customer service/customer experience and capital management/execution experience, having been on the board of ONEOK since 2004, including knowledge of the company’s natural gas distribution system operations prior to separation from ONEOK in 2014, and holding senior management positions at El Paso Electric Company for over 15 years.

Extensive legal experience having practiced law for more than 40 years and being a licensed attorney in the states of Texas and New Mexico, and admitted to the United States District Court for the Western District of Texas.

Entrepreneurial experience in a variety of industries and brings valuable experience in strategic leadership/strategic planning, regulatory, environmental/safety, corporate governance, compliance, finance/accounting, human capital management, and risk management/risk oversight to the Board.

Education:

B.A. Political Science/American History – Texas Tech University

J.D. – St. Mary’s University School of Law

Position: Lead Independent Director
Age: 69 Director Since: 2014 Independent: Yes

YVES C. SIEGEL Principal, Siegel Asset Management Partners

Committee Member: Audit, Corporate Governance, Executive Compensation

Experience:

Siegel Asset Management Partners – Owner (2020-present)

Neuberger Berman BD, LLC – Investment Advisor (2012-2020)

Public Company Boards: None

Prior Public Company Boards: None

Skills and Qualifications:

Extensive capital management/execution, corporate governance, risk management/risk oversight, finance and accounting and strategic leadership and strategic planning experience gained from over 30 years of experience as an investment advisor leading the development and execution of niche investment portfolios for global institutional investors and high-net-worth individuals.

Strong energy/utility experience gained from building premier sell-side energy research franchises. He is considered a thought leader in the energy sector and engages in regular dialogue with executive management teams and investors. Mr. Siegel has been recognized several times by The Wall Street Journal’s “Best on the Street” survey for stock picking, and in 2018 received the “Ammys” Hall of Fame award in Research and Analysis, an honor recognizing excellence and contributions to the North American energy infrastructure sector. Additionally, he contributes to mainstream media, including CNBC, The Wall Street Journal, and The New York Times, as a recognized expert in energy.

Education:

B.A. Economics – New York University

MBA Finance – New York University

Age: 65 Director Since: 2024 Independent: Yes

32	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL 2 – RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

The Audit Committee has the sole authority and responsibility to evaluate, hire and, where appropriate, replace the company’s independent auditor and, in its capacity as a committee of our Board of Directors, is directly responsible for the appointment, compensation and general oversight of the work of the independent auditor. The Audit Committee is also responsible for approving the audit and permissible non-audit services provided by the independent auditor and the associated fees.

The Audit Committee evaluates the performance of our independent auditor, including the senior audit engagement team, each year and determines whether to re-engage the current independent auditor or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capabilities, the auditors’ technical expertise and knowledge of our operations and industry and the potential impact on the company from changing auditors. In connection with the mandated rotation of the independent auditor’s lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of the new lead engagement partner.

Based on this evaluation, the Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent auditor for the fiscal year ending December 31, 2025. PricewaterhouseCoopers LLP has served as our independent auditor for 10 years and is considered by management to be well qualified. Further, the Audit Committee and the Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent auditor is in the best interests of the company and its shareholders.

Our Board has ratified the selection by our Audit Committee of PricewaterhouseCoopers LLP to serve as our independent (consistent with SEC and NYSE policies regarding independence) registered public accounting firm for 2025. In carrying out its duties in connection with the 2024 audit, PricewaterhouseCoopers LLP had unrestricted access to our Audit Committee to discuss audit findings and other financial matters. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

Approval of this proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shareholders present online or by proxy and entitled to vote on this proposal at the meeting. Abstentions will have the effect of a vote against the proposal.

AUDIT AND NON-AUDIT FEES

Audit services provided by PricewaterhouseCoopers LLP during the 2024 fiscal year included an integrated audit of our consolidated financial statements and internal control over financial reporting, review of our unaudited quarterly financial statements, consents for and review of documents filed with the SEC, and performance of certain agreed-upon procedures.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	33

The following table presents fees billed for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2024, and 2023:

	2024	2023

	(Thousands of Dollars)
Audit fees(1)	$1,977.4	$1,631.5
Audit related fees(2)	$2.0	$6.7
Tax fees(3)	$87.6	$-
Total	$2,067.0	$1,638.2

(1)

Audit fees include audit services provided for the audits of the annual financial statements and internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, and reviews of unaudited quarterly financial information and consents related to the Registration Statements filed with the SEC by us.

(2)	Audit related fees include subscriptions to research software for technical accounting guidance.

(3)	U.S. federal tax compliance and planning advice.

AUDIT COMMITTEE POLICY ON SERVICES PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with SEC and NYSE policies regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of our independent auditor. In furtherance of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services provided by our independent auditor. Prior to the engagement of PricewaterhouseCoopers LLP as our independent auditor for the 2025 audit, a plan was submitted to and approved by the Audit Committee setting forth the audit services expected to be rendered during 2025. The plan included audit services, which are comprised of work performed in the audit of our financial statements and to attest and report on our internal controls over financial reporting, as well as work that only the independent auditor can reasonably be expected to provide, including:

•	quarterly review of our unaudited financial statements;

•	comfort letters;

•	statutory audits;

•	performance of certain agreed-upon procedures;

•	attest services; and

•	consents and assistance with the review of documents filed with the SEC.

Audit fees are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus budgeted fees periodically during the year by category of service.

The Audit Committee has adopted a policy that provides that fees for audit, audit related and tax services that are not included in the independent auditor’s annual services plan and for services for which fees are not determinable on an annual basis are pre-approved if the fees for such services will not exceed $75,000. In addition, the policy provides that the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

2025 REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board with the oversight of the integrity of the company’s financial statements and internal controls, the company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the company’s independent registered public accounting firm and the performance of the company’s internal audit function. The Audit Committee’s function is more fully described in its charter, which the Board has adopted. The charter is on and may be printed from our website at www.onegas.com and is also available from the company’s corporate secretary upon request. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the definition of “independence” for audit committee members contained in the listing standards for the NYSE and applicable rules of the SEC, as well as our director independence guidelines, and has determined that each member of the Audit Committee is independent under those standards. In addition, the Board has determined that all members of the Audit Committee are financially literate, and five of the seven committee members are audit committee financial experts.

34	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

Management is responsible for the preparation, presentation and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the company’s consolidated financial statements and the company’s internal control over financial reporting and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management and the company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, regarding the fair and complete presentation of the company’s financial results and management’s report on its assessment of the company’s internal control over financial reporting. In addition, the Audit Committee reviews the quality of the company’s significant accounting policies and presentations in the financial statements. The Audit Committee has discussed the company’s most critical estimates and accounting policies in its financial statements, as well as alternative treatments. The Audit Committee has also reviewed both the internal and independent auditors’ audit plans and subsequent findings. Management has represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.

The Audit Committee has also reviewed and discussed with both management and the independent registered public accounting firm, management’s assessment of the company’s internal control over financial reporting. In addition, the Audit Committee has discussed the independent auditor’s report on the company’s internal control over financial reporting. The Audit Committee has also discussed with the company’s independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, the Audit Committee has discussed with the independent registered public accounting firm, the firm’s independence from the company and its management, including the matters in the written disclosures and the letter received from PricewaterhouseCoopers LLP as required by the applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence. In 2024, PricewaterhouseCoopers LLP provided federal tax compliance and planning advice of $87,600 to the company, which did not impact the Audit Committee’s determination of PricewaterhouseCoopers LLP’s independence. No non-audit services were provided by PricewaterhouseCoopers LLP in 2024 or 2023, and did not impact the Audit Committee’s determination of PricewaterhouseCoopers LLP’s independence. The Audit Committee will also consider in the future whether the provision of non-audit services to the company by PricewaterhouseCoopers LLP is compatible with maintaining that firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent of the company and its management. In considering the reappointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm, the Audit Committee considered talent and experience in the audit engagement, the appropriateness of fees and the quality and candor of communications with the Audit Committee.

The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with both the internal and independent auditors, with and without management present, to discuss the results of their examinations, the assessments of the company’s internal control over financial reporting and the overall quality of the company’s financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements of the company as of and for the year ended December 31, 2024, in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board:

Tracy E. Hart, Chair

Deborah A. P. Hersman, Member

Michael G. Hutchinson, Member

Sanjay D. Meshri, Member

Pattye L. Moore, Member

Eduardo A. Rodriguez, Member

Yves C. Siegel, Member

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	35

STOCK OWNERSHIP

HOLDINGS OF MAJOR SHAREHOLDERS

The following table sets forth the beneficial owners of 5 percent or more of our common stock known to us on March 1, 2025.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	8,049,308(1)	14.50%(1)
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,412,557(2)	11.56%(2)
Common Stock	American Century Investment Management, Inc. 4500 Main Street, 9th Floor Kansas City, MO 64111	4,526,894(3)	7.99%(3)
Common Stock	Wellington Management Group LLP 280 Congress Street Boston, MA 02210	3,470,618(4)	6.13%(4)
Common Stock	State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	3,192,457(5)	5.76%(5)

(1)

Based upon an amendment to Schedule 13G filed with the SEC on January 23, 2024, in which BlackRock, Inc. reported that, as of December 31, 2023, BlackRock, Inc. beneficially owned in the aggregate 8,049,308 shares of our common stock. Of such shares, BlackRock, Inc. reported it had sole dispositive power with respect to 8,049,308 shares and sole voting power with respect to 7,754,053 shares.

(2)

Based upon an amendment to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group, Inc. reported that, as of December 31, 2023, The Vanguard Group, Inc. beneficially owned in the aggregate 6,412,557 shares of our common stock. Of such shares, The Vanguard Group, Inc. reported it had sole dispositive power with respect to 6,291,306 shares, shared dispositive power with respect to 121,251 shares, and shared voting power with respect to 63,240 shares.

(3)

Based upon an amendment to Schedule 13G filed with the SEC on November 8, 2024, American Century Investment Management, Inc., reported that, as of September 30, 2024, American Century Investment Management, Inc. directly and through its wholly-owned subsidiary, American Century Companies, Inc., American Century Capital Portfolios, Inc. controlled by the Stowers Institute for Medical Research, beneficially owned in the aggregate 4,526,894 shares of our common stock with respect to which American Century Investment Management, Inc. had sole voting power with respect to 4,356,923 shares, and sole dispositive power with respect to 4,526,894 shares.

(4)

Based upon a Schedule 13G filed with the SEC on November 8, 2024, Wellington Management Group LLP reported that, as of September 30, 2024, Wellington Management Group LLP beneficially owned in the aggregate 3,470,618 shares of our common stock. Of such shares, Wellington Management Group LLP reported it had shared dispositive power with respect to 3,470,618 shares and shared voting power with respect to 2,431,688 shares.

(5)

Based upon a Schedule 13G filed with the SEC on January 25, 2024, State Street Corporation reported that, as of December 31, 2023, State Street Corporation beneficially owned in the aggregate 3,192,457 shares of our common stock. Of such shares, State Street Corporation reported it had shared dispositive power with respect to 3,183,957 shares and shared voting power with respect to 2,809,429 shares.

36	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

HOLDINGS OF OFFICERS AND DIRECTORS

The following table sets forth the number of shares of our common stock beneficially owned as of March 1, 2025, by (1) each director and nominee for director, (2) each of the executive officers named in the Summary Compensation Table for 2024 under the caption “Compensation Discussion and Analysis” in this proxy statement, and (3) all directors and executive officers as a group.

Name of Beneficial Owner	Shares of ONE Gas Common Stock Beneficially Owned(1)	ONE Gas Directors’ Deferred Compensation Plan Phantom Stock(2)	Total Shares of ONE Gas Common Stock Beneficially Owned Plus ONE Gas Directors’ Deferred Compensation Plan Phantom Stock	ONE Gas Percent of Class(3)
John W. Gibson	272,694	22,805	295,499	*
Tracy E. Hart	7,697	3,868	11,565	*
Deborah A. P. Hersman	-	3,719	3,719	*
Michael G. Hutchinson	16,926	-	16,926	*
Robert S. McAnnally	45,011	-	45,011	*
Sanjay D. Meshri	1,688	-	1,688	*
Pattye L. Moore	500	50,057	50,557	*
Eduardo A. Rodriguez	12,784	4,182	16,966	*
Yves C. Siegel	-	1,719	1,719	*
Curtis L. Dinan	145,515	-	145,515	*
Christopher P. Sighinolfi	1,762	-	1,762	*
Joseph L. McCormick	75,867	-	75,867	*
Mark A. Bender	27,004	-	27,004	*
All directors and executive officers as a group	622,153	86,350	708,503	1.2

*	Less than 1 percent.

(1)

Includes shares of common stock held by members of the family of the director or executive officer for which the director or executive officer has sole or shared voting or investment power, shares of common stock held in our Direct Stock Purchase and Dividend Reinvestment Plan, shares held through our 401(k) Plan and shares held through our ESP Plan. There are no shares issuable pursuant to grants of RSUs or PSUs within 60 days of March 1, 2025.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	37

The following table sets forth for the persons indicated and the number of shares of our common stock that are held on the person’s behalf by the trustee of our 401(k) Plan as of March 1, 2025. Our Profit Sharing Plan was merged into our 401(k) Plan on December 30, 2021.

Executive Officer/Director	Stock Held by 401(k) Plan

John W. Gibson	-

Tracy E. Hart	-

Deborah A. P. Hersman	-

Michael G. Hutchinson	-

Robert S. McAnnally	-

Sanjay D. Meshri	-

Pattye L. Moore	-

Eduardo A. Rodriguez	-

Yves C. Siegel	-

Curtis L. Dinan	5,909

Christopher P. Sighinolfi	-

Joseph L. McCormick	3,570

Mark A. Bender	-

All directors and executive officers as a group	11,973

(2)

Represents shares of phantom stock credited to a director’s account under our Deferred Compensation Plan for Non-Employee Directors. Each share of phantom stock is equal to one share of our common stock. Phantom stock has no voting or other shareholder rights, except that dividend equivalents are paid on phantom stock and reinvested in additional shares of phantom stock based on the closing price of our common stock on the NYSE on the date the dividend equivalent was paid. Shares of phantom stock do not give the holder beneficial ownership of any shares of our common stock because they do not give such holder the power to vote or dispose of any shares of our common stock.

(3)	The percent of our voting securities owned is based on our outstanding shares of common stock on March 1, 2025.

38	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis contains a detailed description of our executive compensation philosophy and program for 2024 including the elements of compensation that we provide to our NEOs.

Our NEOs for the fiscal year ended December 31, 2024, are as follows:

Robert S. McAnnally	Christopher P. Sighinolfi	Curtis L. Dinan	Joseph L. McCormick	Mark A. Bender

President and CEO	Senior Vice President and CFO	Senior Vice President and COO	Senior Vice President General Counsel and Assistant Secretary	Senior Vice President Administration and Chief Information Officer

EXECUTIVE SUMMARY

Our mission to deliver natural gas for a better tomorrow fundamentally begins with our values-driven culture and high-performing workforce. Our leadership team is committed to improving business results through strategic areas of focus while providing exceptional value to all our stakeholders.

# Strategy Map and Core Values

## DELIVERING NATURAL GAS FOR A BETTER TOMORROW

### Stakeholder Benefits

Zero Harm | Fair Return | Loyal Customers

### Strategic Focus Areas

| Safe Operations | Capital Investments | Serving Customers | Delivering Foundational Energy |
|---|---|---|---|
| Safety is our primary core value, driving decisions that keep people safe. | Execute capital projects to support system integrity, customer growth and technology needs. | By delivering safe, reliable and affordable energy, we serve evolving customer needs. | Our assets are essential to our customers and the integrated energy system. |

### Engaged & High-performing Workforce

Engaging each other to do our best work in an inclusive culture built on our Core Values.
Every employee makes a difference and contributes to our success.

### Values-driven Culture

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	39

Our leadership team is committed to improving business results while providing value to both our customers and stakeholders, as reflected in the performance highlights below.

2024 Performance Highlights

•

In 2024, we generated net income of $223 million, or $3.91 per diluted share compared with 2023 net income of $231 million, or $4.14 per diluted share. Operating income in 2024 was $399 million, compared with operating income of $378 million in 2023. We have met or exceeded the midpoint of our guidance every year since 2014.

•

In 2024, we paid cash dividends of $2.64 per share, an increase of 1.5 percent as compared to the prior year. We paid total aggregate dividends to our shareholders of $149 million in 2024. In January 2025, we declared a dividend of 67 cents per share ($2.68 per share on an annualized basis), an increase of 1 cent per share compared with the previous cash dividend of 66 cents per share.

•

The market price of our common stock was $69.25 per share on December 31, 2024, an increase of approximately 106 percent for long-term shareholders from the closing price of $33.63 at the company’s inception on February 3, 2014. This represents an average annual increase in stock price of 7 percent.

•

In 2023 we introduced an environmental measure into our STI award program to reflect our long-term commitment to emissions reduction. We aspire to achieve a 55 percent reduction in Scope 1 emissions through our vintage pipeline replacement and protection program pipelines by 2035. In 2024, we reduced over 2,280 metric tons of carbon dioxide equivalent and achieved 109 percent of our annual goal.

•

Driving safely, preventing personal injury and promoting public safety remain priorities at ONE Gas. We are a leader amongst our peers with outstanding performance in DART. We achieved a 14 percent improvement in PVIR as compared to last year. ONE Gas’ DART and PVIR both performed within the American Gas Association’s last reported first quartile results. For the seventh consecutive year, the American Gas Association awarded the Safety Achievement Award for Excellence in Employee Safety which recognizes ONE Gas for having the fewest number of lost workdays due to injury compared to peers.

•	In 2024, we had an average rate base of $5.52 billion, an annualized growth of 7 percent. We added 23,000 new customers in 2024.

40	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

Our executive compensation programs have features designed to align the interests of executives with stakeholders. The following chart provides an overview of the practices underlying our compensation programs:

Our Philosophy

We provide executive compensation programs designed to attract, engage and retain highly effective executives who drive our success and who are leaders in our industry. We pay for performance to align the long-term interests of our executive officers with those of our stakeholders while also rewarding behaviors that drive safety, reliability and collaboration within our culture.

The majority of our executives’ pay is in the form of variable compensation that is “at-risk” based on performance. At-risk components include annual STI cash awards and LTI awards which include PSUs and RSUs.

We believe our executive compensation programs provide executive officers with a balanced mix of market-competitive base salaries, STI awards tied to achieving financial and operational targets, and LTI awards that promote long-term sustainable business results.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	41

The Committee evaluates market benchmark data while considering our compensation philosophy in determining the allocation of these elements to NEOs. On December 31, 2024, the majority of the CEO and the other NEOs total target compensation was “at risk”.

We generally seek to pay executives within a competitive range of the market median of target total compensation. However, we may target pay opportunities above or below the median based on, but not limited to, experience, company performance, sustained individual performance and internal pay equity.

HOW WE DETERMINE PAY

Role of the Executive Compensation Committee and the Board

The Committee, which is comprised of independent directors, reviews our executive compensation programs, market benchmark data and approves individual base salaries, STI awards and LTI grants for each NEO. The Committee also certifies the achievement of STI and LTI performance levels and approves the associated incentive program metrics, including company and individual target opportunities. The Committee can make discretionary adjustments in the determination of incentive plan results to ensure payouts are aligned with the company’s performance and strategic goals.

In making individual compensation decisions, the Committee reviews the CEO’s recommendations for all NEOs other than himself. The Committee reviews and discusses these recommendations in executive session with its independent executive compensation consultant and reaches its own decision with respect to the compensation of the CEO and the other NEOs. The Committee then submits its compensation decisions with respect to the CEO and the other NEOs to the Board for ratification.

Role of the 2024 Shareholder Advisory Vote to Approve 2023 Executive Compensation

In 2024, we received a favorable advisory vote on our 2023 executive compensation, with 96 percent of the company’s shares voting in favor. In its consideration of executive compensation practices and the advisory vote, the Committee determined shareholders were supportive of the company’s pay programs and there was not a need to materially change the executive compensation practices. The Committee will continue to monitor compensation practices, future advisory votes and other shareholder feedback to ensure alignment of executive compensation with the interests of the company and our stakeholders.

Role of the Independent Executive Compensation Consultant

The Committee engaged Meridian as the independent executive compensation consultant to advise them on matters related to executive and non-employee director compensation. This includes assessing the peer group and competitive market data, consulting on the company’s STI and LTI programs, informing the Committee of emerging practices, trends and changes in regulatory and corporate governance matters and reviewing the executive and non-employee director compensation programs and policies. The Committee regularly meets with its independent executive compensation consultant with and without management and has the sole authority to approve its fees and terms of engagement. Meridian reports directly to the Committee and does not provide any services or advice to management. However, they may meet from time to time with members of management as necessary to support its work on behalf of the Committee.

42	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

As required by the Committee’s charter, the Committee annually reviews the independence of its executive compensation consultant, considering the factors set forth by the SEC and in the NYSE listing standards. For 2024, the Committee found that Meridian continues to meet the SEC rules and NYSE listing standards for independence.

Role of Executive Officers and Management

Annually, our executive officers present the year’s strategic and financial plan to the Board for approval. Based on the approved plan, the company’s executive officers recommend the metrics, weightings and performance goal ranges for the annual STI plan. Management also advises the Committee on their assessment of the challenges facing the company, economic trends related to the business and the overall economy. Following each fiscal year, the CEO reviews the company’s actual performance relative to the approved STI goals and the performance of each executive, excluding himself, and recommends an STI award to the Committee for each executive officer, including the NEOs, other than himself. The CEO also makes recommendations for base salary adjustments, STI target opportunities and LTI awards for the executive officers, including the NEOs, other than himself.

The company’s compensation department supports both the Committee and management by providing analysis and research regarding our executive compensation programs.

The Use of Tally Sheets

When making compensation decisions, the Committee reviews comprehensive tally sheets for the executive officers including the NEOs. The tally sheets, prepared by management and reviewed by the Committee’s independent executive compensation consultant, list components of the NEOs’ compensation such that the Committee can review the total compensation of the NEOs under different scenarios and wealth accumulation as part of its due diligence in considering and approving compensation.

MARKET BENCHMARKING

The Committee’s independent executive compensation consultant provides a competitive assessment of our executive compensation programs and the compensation of our executive officers, including the NEOs, using publicly available information from our peer group. Independent market salary survey data is utilized when public data is not available. The assessment includes annual base salaries, STI targets, LTI awards and total compensation opportunities.

With input from its independent executive compensation consultant, the Committee considers the following selection criteria to identify the peer group:

•	Primary focus of the company is a utility company; and

•	Similar character in areas such as revenue, market capitalization and number of customers.

After considering these criteria and recommendations from both its independent executive compensation consultant and management, the companies listed below were chosen by the Committee to comprise the peer group utilized for making 2024 pay decisions and reviewing overall executive compensation programs. The Committee evaluates the composition of the peer group at least annually and makes appropriate changes, as necessary. The 2025 peer group will remain unchanged from the below peer group.

Alliant Energy Corporation • Atmos Energy Corporation • Avista Corporation • Black Hills Corporation • IDACORP Inc.

New Jersey Resources Corporation • Northwest Natural Holding Company • NorthWestern Energy Group, Inc.

Pinnacle West Capital Corporation • TXNM Energy, Inc. • Portland General Electric Company • Southwest Gas Holdings, Inc. • Spire Inc.

The Committee assessed the market competitiveness of our NEOs’ compensation based on the data provided by its independent executive compensation consultant. This data included the market benchmarks at the 25th, 50th and 75th percentiles for consideration on the following compensation components: base salary, STI target, target total cash compensation, target annualized grant date value of LTI awards and total target compensation.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	43

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM FOR 2024

This section describes each component of compensation we pay to our executives. Information regarding how compensation is determined is found in the section “How We Determine Pay” set forth above.

Compensation Element	Objective	Type of Compensation

Base Salary	Provides non-variable income to appropriately engage and retain our executives based on a competitive market analysis and consideration for experience, performance and internal equity.	Annual cash compensation

STI Awards	Aligns executive efforts with the interests of stakeholders through key measures of the company’s financial and operational performance. Awards can be modified based on individual performance.	Annual cash compensation, earned based on performance against pre-established company goals and individual performance
RSUs	Promotes the alignment of executive interests with those of our stakeholders to support long-term equity ownership and retention.	Time-based RSUs that cliff vest in three years
PSUs	Aligns executive interests and performance with our stakeholders by rewarding sustained share price performance as well as promoting retention.	Performance-based stock units that cliff vest based on relative TSR over a three-year period

Benefits	Provides a safety net to protect against financial burdens that can result from illness, injury, disability or death.	Includes medical, dental, disability, life insurance and accidental death, which are the same as for the broader employee base
Retirement	Provides for basic retirement needs. Attracts and retains executives.	Can include 401(k), pension plans, NQDC Plan, SERP, and ESP Plan

2024 PERFORMANCE AND COMPENSATION DECISIONS

Base Salary

The majority of compensation delivered to our NEOs is based on performance. Base salaries for our NEOs are set at competitive levels enabling the company to attract, engage and retain our leadership team. This balanced approach aligns with our pay-for-performance compensation philosophy. The Committee considered the results of the market benchmarking analysis, the CEO’s recommendation, each NEO’s individual experience and sustained performance, internal equity and the compensation practices of our peer group to determine salaries. Salary increases in 2024 were based on bringing the base salaries of Messrs. McAnnally and Sighinolfi closer to the market positioning for these roles identified by the independent executive compensation consultant. Mr. Sighinolfi was promoted to Senior Vice President and CFO on January 1, 2024, resulting in a 48.1 percent base salary adjustment due to the increased scope and responsibilities. The base salaries for Messrs. Dinan, McCormick and Bender remained the same due to market positioning in their roles.

Name	Base Salary as of December 31, 2023	Base Salary as of December 31, 2024	Dollar Increase	Percentage Increase
Robert S. McAnnally	$ 735,000	$ 850,000	$ 115,000	15.6%
Christopher P. Sighinolfi	$ 270,000	$ 400,000	$ 130,000	48.1%
Curtis L. Dinan	$ 500,000	$ 500,000	$ 0	0.0%
Joseph L. McCormick	$ 430,000	$ 430,000	$ 0	0.0%
Mark A. Bender	$ 330,000	$ 330,000	$ 0	0.0%

44	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

Short-Term Incentive

Our 2024 STI awards were based on five measures–one financial measure, one environmental and three operational measures focused on safety.

Measure	Weighting	Definition

EPS	70%	Based on diluted earnings per share for the year ended December 31, 2024, as computed in accordance with accounting principles generally accepted in the United States.

ER	7.5%	Emissions Reduction measured by the reduction of mtCO2e emissions through planned vintage main replacements and service line replacements.

DART	7.5%

Days Away, Restricted or Transferred Incident Rate calculated by multiplying the total number of recordable injuries and illnesses, or one or more restricted days that resulted in an employee transferring to a different job within the company by 200,000, and then dividing that number by the total number of hours worked by all employees.

PVIR	7.5%	The number of preventable vehicle incidents per 1,000,000 miles driven.

ERT	7.5%

The time that expires between the creation of an emergency order and the arrival of a first company responder to the scene expressed as the percentage of emergency orders with a response time of 30 minutes or less.

Since EPS reflects our financial performance, the Committee has placed a weighting of 70 percent of the overall award on this measure. We believe that EPS is an appropriate measure to be used in determining short-term incentive compensation because it is:

•	transparent and reflects the growth and performance of our operations;

•	a measure that aligns the interests of our NEOs with the interests of our stakeholders;

•	a GAAP measure widely used by financial analysts and the investing public; and

•	used by a majority of our peer companies.

A key component of our business and environmental strategy is reducing methane emissions with the aspiration to achieve our stated emission reduction goal. We set a goal of achieving a 55 percent reduction in Scope 1 emissions due to leaks from distribution pipelines by 2035, measured from a 2005 baseline and accounting for projected system growth. We expect to achieve this goal primarily through our vintage pipeline replacement and protection program. Pipeline replacement helps us maintain safe and reliable operations while decreasing emissions from our systems by replacing the higher-emitting pipe with a lower-emitting pipe. The emissions reduction measure rewards annual progress towards the 2035 environmental goal.

Safety is our number one core value and is the foundation of everything we do. The three operational STI measures reinforce our commitment to the safety and well-being of our employees, customers and communities by focusing on the importance of safe driving, public safety and reducing the severity of injuries. In addition to the company measures, an individual performance modifier is applied to recognize achievement of pre-established goals.

NEOs can earn up to 150 percent of their STI target opportunity prior to individual performance modifiers if maximum company performance goals are achieved. If threshold company performance goals are achieved, the threshold payout is 50 percent of each NEOs target opportunity. After achievement of the threshold award for any measure, the actual award percentage is interpolated for performance between threshold and target or target and maximum. No annual incentive is earned if the company’s performance is below the threshold.

In 2024, the Committee increased the individual performance modifier from 0-125 percent to 0-133 percent to better align with market practice, provide the ability to differentiate performance and to emphasize individual achievements within the STI plan. The individual performance modifier is used to recognize each executive’s individual performance against pre-established goals and objectives that support the company’s continued success such as:

•	strategic planning and execution;

•	succession planning with a focus on developing, retaining and attracting a high performing workforce;

•	communication (internal and external);

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	45

•	industry and community leadership; and

•	commitment to inclusion and diversity.

Each NEO has a target opportunity that is established at the beginning of the performance year. The STI targets for all NEOs remained unchanged in 2024.

Name	2024 STI Target Opportunity as a Percentage of Base Salary

Robert S. McAnnally	100%

Christopher P. Sighinolfi	65%

Curtis L. Dinan	65%

Joseph L. McCormick	65%

Mark A. Bender	55%

Individual awards under our STI plan are calculated using the following formula:

Base Salary	x	STI Target	x	Company	x	Individual
earned in 2024		Opportunity		Performance Modifier		Performance Modifier

Employees, including NEOs, can earn up to 200 percent when company performance and individual modifiers are achieved at a maximum opportunity of 150 percent and 133 percent.

The Committee engages in a rigorous process with its independent executive compensation consultant and management to determine the annual STI measures and potential awards. At its February 2024 meeting, the Committee established the threshold, target and maximum performance for the 2024 STI measures based on the 2024 strategic and financial plan with consideration given to the company’s prior year performance.

Performance Measure	Threshold (50% of Target)	Target (100% of Target)	Maximum (150% of Target)	Percentage Payable at Threshold	Percentage Payable at Target	Percentage Payable at Maximum	2024 Actual Performance	2024 Payout Percent
EPS	$3.53	$3.85	$4.17	35.00%	70.00%	105.00%	$3.91	76.56%
ER	1,988 mtCO2e	2,097 mtCO2e	2,324 mtCO2e	3.75%	7.5%	11.25%	2,280 mtCO2e	10.52%
DART	0.52	0.40	0.28	3.75%	7.5%	11.25%	0.15	11.25%
PVIR	2.05	1.80	1.70	3.75%	7.5%	11.25%	1.56	11.25%
ERT	62.75%	63.25%	64.50%	3.75%	7.5%	11.25%	65.64%	11.25%
Company Performance Modifier								120.8%

Based on business performance relative to the established annual measures, the Committee certified a company performance modifier of 120.8 percent payout of target for the 2024 STI awards. The CEO evaluated the 2024 individual performance of each NEO through our annual performance assessment process. The CEO’s recommended individual performance modifiers for the NEOs are reviewed and approved by the Committee. The Committee, together with the Corporate Governance Committee, evaluates the CEO’s performance against established goals and objectives to determine his individual performance modifier. The Committee determined that the CEO had met the 2024 goals and assigned a rating of 108.1 percent for his individual performance. Individual performance modifiers for the other NEOs ranged from 108 percent to 115 percent.

46	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

Below are the STI awards, reflecting the actual performance against the target and the individual performance modifiers applied for each of our NEOs for the 2024 plan year that were paid in March 2025:

Name	Base Salary earned in 2024(1)	STI Target Opportunity	Company Performance Modifier	Individual Performance Modifier	STI Award

Robert S. McAnnally	$ 850,000	100%	120.8%	108.1%	$1,110,000

Christopher P. Sighinolfi	$ 400,000	65%	120.8%	115.0%	$ 361,000

Curtis L. Dinan	$ 500,000	65%	120.8%	115.0%	$ 451,500

Joseph L. McCormick	$ 430,000	65%	120.8%	110.0%	$ 371,500

Mark A. Bender	$ 330,000	55%	120.8%	108.0%	$ 237,000

(1)	Base salary earned is calculated using the time in the role while earning a specific salary. This may differ slightly from what is stated in the Summary Compensation Table.

Long-Term Incentives

We granted LTI awards to our NEOs under our ECP consisting of PSUs and RSUs in 2024. The grants were awarded as 80 percent PSUs and 20 percent RSUs representing the same value mix as 2023.

The overall grant values were determined based on the market benchmarking data provided by our independent executive compensation consultant and the individual performance of each NEO, among other factors.

Name	Value of PSUs	Value of RSUs	Value of 2024 Equity Grant(1)

Robert S. McAnnally	$2,240,000	$ 560,000	$2,800,000

Christopher P. Sighinolfi	$ 480,000	$ 120,000	$ 600,000

Curtis L. Dinan	$ 600,000	$ 150,000	$ 750,000

Joseph L. McCormick	$ 468,000	$ 117,000	$ 585,000

Mark A. Bender	$ 260,000	$ 65,000	$ 325,000

(1)	Represents the grant date value approved by the Committee. The values displayed in the Summary Compensation Table represent the accounting value of the PSUs and RSUs may differ.

Performance Stock Units

PSUs are payable in common stock based on our TSR relative to the peer group approved by the Committee as shown below over a three-year performance period. PSUs further strengthen executive officers’ alignment with our stakeholders by only vesting PSUs based on how well the company performs compared to its peer group.

The actual payout of the PSUs can range from 0 percent to 200 percent of the units originally awarded, as set by the Committee. For PSUs granted in 2024, the TSR performance period will be measured from January 1, 2024, to December 31, 2026. The beginning stock price for the performance period is the average of the closing stock price for the 20 trading days immediately preceding the beginning of the performance period. The TSR ending stock price for the performance period is the average of the closing stock price for the 20 trading days leading up to and including the last day of the performance period. This structure is aligned with industry practices.

TSR is the total return on a company’s stock over the performance period with dividends reinvested into company stock as they are accrued. The number of PSUs awarded at the time of vesting is based on our TSR positioning as a percentage basis at the end of the three-year performance period as set forth in the following chart. If the actual TSR percentile rank falls between the stated percentile ranks set forth in the chart, the payout percentage is interpolated between the percentile rank above and below the actual percentile rank. No PSUs are earned if our TSR ranking at the end of the performance period is below the 25th percentile.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	47

Percentile Rank	Payout (as a % of Target)
90th percentile and above	200%
75th percentile	150%
50th percentile	100%
25th percentile	50%
Below the 25th percentile	0%

During the three-year performance period, dividend equivalents are accrued on PSUs. If the vesting provisions are achieved and relative TSR is above threshold, these will be distributed as actual shares based on the company’s performance factor. If any PSUs are forfeited, the associated dividend equivalents are also forfeited.

The Committee approved the peer group for the 2024 PSU grant based on companies that are similar to ONE Gas in having:

•	Notable gas utility operations;

•	Strong stock price correlations with ONE Gas; and

•	Similar peer companies.

The peer group for the 2024 PSUs is as follows:

Alliant Energy Corporation • Atmos Energy Corporation • Avista Corporation • Black Hills Corporation • CenterPoint Energy, Inc.

Chesapeake Utilities Corporation • CMS Energy Corporation • New Jersey Resources Corporation • NiSource Inc.

Northwest Natural Holding Company • NorthWestern Energy Group, Inc. • Southwest Gas Holdings, Inc. • Spire Inc.

Restricted Stock Units

RSUs are payable in common stock after a three-year vesting period, provided the NEO remains employed with the company through the vesting date. As with the PSUs, RSUs promote retention, increase long-term equity ownership and further promote the alignment of our executives’ interests with those of our stakeholders. We believe that it is important to have an element of compensation that is focused directly on retaining executives to help minimize the disruption associated with unplanned turnover. During the three-year vesting period, dividend equivalents are accrued. If the vesting provisions are achieved, these will be distributed as actual shares. If any RSUs are forfeited, the associated dividend equivalents are also forfeited.

Vesting of 2021 PSUs

The 2021 PSU grants vested in February 2024. The Committee reviewed the company’s relative TSR performance during the performance period against the peer group and determined that its eight percent TSR result ranks twelfth amongst the peer companies. The Committee certified the performance with a corresponding payout of zero percent of the target, illustrating the alignment of pay and relative TSR performance. The number of PSUs awarded in 2021 that could have been earned by each NEO based on achievement of the performance criteria at threshold, target and maximum performance levels are set forth in the Grants of Plan-Based Awards for 2021 in our 2022 proxy statement. The amounts shown in the table below represent the target number of PSUs awarded and the actual number of PSUs earned by each NEO for actual performance over the three-year performance period that vested in February 2024.

2021 PSUs

Name	Target Number of Shares Awarded	Number of Shares Earned(1)
Robert S. McAnnally(2)	16,048	0
Christopher P. Sighinolfi(3)	1,442	0
Curtis L. Dinan(4)	7,610	0
Joseph L. McCormick	4,953	0
Mark A. Bender	3,577	0

(1)	Includes dividends

(2)	Mr. McAnnally received an off-cycle grant associated with his promotion to CEO on June 28, 2021.

(3)	Mr. Sighinolfi received a LTI grant at hire on September 1, 2021.

(4)	Mr. Dinan received an off-cycle grant associated with his promotion to COO on June 28, 2021.

48	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

The peer group previously approved by the Committee for this grant for the purpose of peer TSR performance includes the companies below. South Jersey Industries was acquired prior to the completion of the three-year performance period and was removed from the final peer group TSR ranking.

Alliant Energy Corporation • Atmos Energy Corporation • Avista Corporation • CenterPoint Energy, Inc. • Chesapeake Utilities Corporation

CMS Energy Corporation • New Jersey Resources Corporation • NiSource, Inc. • Northwest Natural Holding Company

NorthWestern Energy Group, Inc. • South Jersey Industries, Inc. • Southwest Gas Holdings, Inc. • Spire, Inc.

Other Compensation Programs and Policies:

Retirement Benefits, qualified under the Internal Revenue Code:

•

The defined contribution 401(k) Plan is available to all of our eligible employees. The company matches 100 percent of employee contributions, up to 6 percent of eligible pay, subject to Internal Revenue Code contribution limits. All of our NEOs participate in this Plan.

•

The Qualified Pension Plan is a defined benefit plan that is available to non-bargaining unit employees hired prior to January 1, 2005, and certain other bargaining unit employees, subject to Internal Revenue Code contribution limits. Two NEOs are participants in the Qualified Pension Plan; Messrs. Dinan and McCormick.

Profit Sharing Plan: We maintain a Profit Sharing Plan within our 401(k) Plan for employees who are not eligible for the Qualified Pension Plan. The company may contribute a discretionary contribution equal to 1 percent of a participant’s eligible compensation each quarter. The company may also make an additional discretionary contribution each year based on annual eligible compensation. Eligible compensation is limited to the qualified plan limits. Company contributions and earnings are not taxable until distributed. All NEOs are participants in the 401(k) Plan. Messrs. McAnnally, Sighinolfi and Bender participate in the Profit Sharing Plan.

NQDC Plan: We maintain a NQDC Plan that provides our NEOs with the opportunity to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment options. The NQDC Plan allows pre-tax deferrals of income and company matching contributions that may have been lost due to government limitations on our qualified retirement plans. The NQDC Plan provides an important financial planning tool which encourages executive retention. Employees eligible for the NQDC Plan are officers and certain other highly compensated employees designated by the company’s Benefit Plan Sponsor Committee. All of our NEOs participate in the NQDC Plan.

SERP: We maintain a SERP that provides for two types of benefits. Part A of the SERP is an “excess” benefit that is intended to make up for the benefits not paid to our NEOs from the Qualified Pension Plan, because of the government limits applicable to qualified plans. The formula in Part A of the SERP is the same as the formula used in our Qualified Pension Plan but uses only eligible earnings above the qualified plan limits. As of December 31, 2024, Mr. Dinan is the only active participant.

Part B of the SERP is a supplemental benefit, or “top hat plan” that uses a different formula than the Qualified Pension Plan. The supplemental benefits are based upon a specified percentage of the highest 36 consecutive months’ compensation of the NEO’s last 60 months of service. This benefit is offset by any payment received from Part A of the SERP and the Qualified Pension Plan. Only one of our NEOs, Mr. Dinan, is a participant in Part B.

The SERP is closed to new participants and has not been extended to any new participants since 2005.

ESP Plan: Our employees, including NEOs, are eligible to participate in the Employee Stock Purchase Plan which offers shares of company common stock on an after-tax basis at a discounted price in accordance with Internal Revenue Code requirements.

Other Benefits: Our executive officers, including the NEOs, are eligible to participate in employee benefit plans under the same terms and premium structure as generally available to all our employees, including our medical, dental, vision, life, accidental death and dismemberment, travel and accident, and disability plans.

Perquisites: Our executive officers, including the NEOs, receive no perquisites or other personal benefits from the company.

SHARE OWNERSHIP GUIDELINES

Our Board advocates executive share ownership to align executive interests with our stakeholders. These guidelines should be achieved by each officer no later than five years after becoming subject to the guidelines. Our executives are required to hold all shares, net of taxes, awarded under our ECP until the share ownership guideline is met.

An executive’s holdings include shares owned in the open market, shares held in trust for the benefit of the executive or the benefit of the executive’s immediate family, unvested RSUs, and shares held in qualified plans. PSU shares that have not yet been earned and vested do not count toward an executive’s personal holdings for the purpose of determining whether the executive is permitted to sell shares of the company’s common stock.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	49

Below are the base salary multiples for the share ownership guidelines for the NEO positions:

Title	Multiple of Base Salary
President and CEO	6
Senior Vice President and COO	4
Senior Vice President and CFO	3
Senior Vice President, General Counsel and Assistant Secretary	3
Senior Vice President, Administration and Chief Information Officer	2

As of December 31, 2024, all NEOs had met their individual share ownership requirements except for Messrs. McAnnally and Sighinolfi who have until 2026 and 2029 respectively, to reach the guidelines of their positions.

RISK CONSIDERATIONS

The Committee engaged its independent executive compensation consultant in the annual review of the risks and rewards associated with our executive compensation program. Our executive compensation program is designed with features that mitigate risk without diminishing the incentive nature of the compensation. The framework below lists a range of compensation program features that might create motivations for excessive risk and our practices that mitigate those risks:

Appropriate Risk	Risk Mitigation

✓ Multiple incentive performance measures	• Our annual STI program features a balance of financial and operational measures

✓ Measures aligned with shareholder value	• Our LTI program features multiple vehicles (RSUs and PSUs) and 3-year overlapping performance periods

✓ Measures developed and reviewed across key stakeholder groups

• Our performance measures, performance goals and capital allocation require multiple approval levels and have oversight; the Committee reviews and approves the STI and performance-based LTI award goals at the beginning of each cycle

✓ Balanced pay mix	• Our compensation program features an effective balance of STI and LTI compensation components to avoid placing too much value on any one element and is aligned with the market

✓ Balance of formulaic and discretionary factors	• Our incentive awards incorporate both objective formulaic and subjective discretionary factors; the Committee retains full discretion

✓ Capped awards	• Our short-term and long-term performance-based payments have capped performance modifiers at 200 percent for short-term and 200 percent for performance-based long-term awards

✓ Reasonable CIC and severance benefits

• Our CIC and severance benefits are within common norms (cash CIC payments and acceleration of vesting of equity grants are also subject to “double trigger” requirements) and do not provide excessive incentives to seek unwarranted transactions

✓ Clawback provisions in place	• Our clawback provisions extend beyond current legal requirements

✓ Meaningful executive share ownership and consistent LTI practices	• Our share ownership guidelines, annual LTI award grants and vesting provisions create sustained and consistent ownership stakes

Based on its review, because of the reasons set forth above, the Committee has concluded that the company’s executive compensation program does not encourage unreasonable risk taking by our executives, and therefore does not produce risks that are reasonably likely to have a material adverse effect on the company.

CLAWBACK PROVISIONS

The company maintains robust recovery/clawback policies that are in addition to any policies or recovery requirements required under the SEC rules. Awards made under the annual STI plan and ECP are subject to clawback provisions. The clawback provisions permit the Committee to use

50	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

appropriate discretion to seek recoupment of awards granted or paid to executives, including time-based awards, in the event of fraud, negligence or intentional misconduct that is determined to be a contributing factor of having to restate all or a portion of the company’s financial statements. We believe executives who are responsible for material noncompliance with applicable financial reporting requirements should not benefit monetarily from such noncompliance.

A Supplemental Clawback Policy was implemented in accordance with the Dodd-Frank Act and NYSE listing requirements in November 2023. This policy provides for the recovery of erroneously awarded incentive-based compensation received by current or former Section 16 officers in connection with a required accounting restatement. Pursuant to the policy, the Board will, in addition to all other remedies available to us, require reimbursement or payment to us of such erroneously paid performance-based incentive compensation awarded to any covered person within a three-year look back period. The Dodd-Frank listing requirements became effective with respect to compensation received by such executive officers on or after October 2, 2023, as reflected in the Supplemental Clawback Policy, and such requirements apply regardless of whether any misconduct has occurred.

STOCK OPTION GRANT PRACTICES

The company has not awarded any stock options to the NEOs, and no NEO or other employee currently holds any unexercised options. The timing of equity awards has not and will not be coordinated with the release of material non-public information.

TERMINATION AND CHANGE IN CONTROL BENEFITS

Our NEOs are eligible to participate in a Change in Control Plan. The participants in the plan are reviewed and approved annually by the Committee and the full Board. The program is designed to encourage NEOs to focus on the best interests of stakeholders by alleviating concerns about possible detrimental impacts on their compensation and benefits under a potential change in control. The program is not intended to provide advantages to NEOs in association with executing a change in control transaction and it requires a double trigger (as described below) to take effect.

The cash severance multiple varies by participant but is no greater than three times the participant’s salary and target STI. The cash severance and acceleration of unvested equity requires a double trigger of a CIC of the company followed by a “qualifying” termination of the executive’s employment. See page 63 for more information regarding the determination of when a “double trigger” has occurred. Qualifying terminations include involuntary termination by the company without cause or voluntary termination by the executive with “good reason.” Good reason includes:

•	Demotion or material reduction of authority or responsibility;

•	Material reduction in base salary;

•	Material reduction in annual incentive or LTI targets;

•	Relocation of greater than 35 miles without consent; or

•	Failure of a successor to assume the Change in Control Plan.

The plan does not provide for additional pension benefits upon a CIC. In addition, the plan does not provide for any tax gross-up of a participant for “golden parachute” excise taxes but provides plan participants a “best after-tax results” approach to such excise taxes in determining the benefit payable to a participant under the plan. Under this approach, the company will reduce the benefits payable to the participant to the extent necessary to avoid triggering the excise tax, but only if doing so would result in a higher after-tax payment to the participant.

The following chart details the benefits received if a NEO were to be terminated or resign for a defined good reason following a change in control as well as an analysis of the benefit to the company and stakeholders:

CIC Benefit	Benefit Description	Benefit to Company and Stakeholders
Cash Severance	2x to 3x sum of base pay and target STI (3x CEO only)	Encourage NEOs to remain engaged and focused during transition
Medical & Dental	Reimbursement of COBRA premiums for coverage of up to 18 months	Maintain health benefits at minimal cost to the company
Tax Treatment	“Best after-tax results” approach	Enable CIC benefits to be delivered as intended
Long-Term Incentives	Accelerated vesting and paid at target upon qualifying termination	Incent NEOs to stay throughout transition process

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	51

EMPLOYMENT AGREEMENTS

We do not enter into individual employment agreements with any of our NEOs. Instead, in general, the rights of our NEOs with respect to specific events are covered by our compensation and benefit plans, including our Change in Control Plan.

INTERNAL REVENUE CODE LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Under Section 162(m) of the Tax Code, the company will generally not be entitled to a tax deduction for individual compensation over $1 million that is paid to certain executive officers. In 2024, the Committee once again compensated executive officers in a manner designed to promote varying corporate goals in the best interest of the company. The Committee has not adopted a policy requiring all compensation to be fully deductible under Section 162(m). The Committee will continue to consider the potential impact of the application of Section 162(m) on compensation for its executive officers among other relevant considerations and reserves the right to provide compensation to executive officers that would not be tax-deductible, if it believes that taking any such action is aligned with the interests of the company and its shareholders.

52	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Committee has met, reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Michael G. Hutchinson, Chair

Tracy E. Hart, Member

Deborah A. P. Hersman, Member

Sanjay D. Meshri, Member

Pattye L. Moore, Member

Eduardo A. Rodriguez, Member

Yves C. Siegel, Member

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	53

NAMED EXECUTIVE OFFICER COMPENSATION

The following table reflects the compensation paid to the NEOs with respect to our 2024 fiscal year.

SUMMARY COMPENSATION TABLE FOR 2024

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Robert S. McAnnally President and Chief Executive Officer	2024	$850,000	$3,061,458	$1,110,000	$-	$169,598	$5,191,056
	2023	$735,000	$2,838,820	$794,902	$-	$135,823	$4,504,545
	2022	$675,000	$2,152,533	$532,170	$-	$114,495	$3,474,198
Christopher P. Sighinolfi Senior Vice President and Chief Financial Officer	2024	$400,000	$656,083	$361,000	$-	$51,893	$1,468,976
	2023	$-	$-	$-	$-	$-	$-
	2022	$-	$-	$-	$-	$-	$-
Curtis L. Dinan Senior Vice President and Chief Operating Officer	2024	$500,000	$820,053	$451,500	$135,144	$55,334	$1,962,031
	2023	$500,000	$802,259	$362,000	$718,692	$50,934	$2,433,885
	2022	$500,000	$717,485	$302,000	$-	$51,654	$1,571,139
Joseph L. McCormick Senior Vice President, General Counsel and Assistant Secretary	2024	$430,000	$639,615	$371,500	$48,837	$68,314	$1,558,266
	2023	$430,000	$617,204	$311,500	$114,491	$61,285	$1,534,480
	2022	$400,000	$568,029	$239,000	$-	$59,292	$1,266,321
Mark A. Bender Senior Vice President, Administration and Chief Information Officer	2024	$330,000	$355,372	$237,000	$-	$60,547	$982,919
	2023	$330,000	$401,171	$210,000	$-	$55,831	$997,002
	2022	$325,000	$388,644	$163,000	$-	$57,795	$934,439

(1)

The amounts included in the table relate to RSUs and PSUs granted under our ECP and reflect the aggregate grant date fair value of such awards calculated pursuant to ASC Topic 718. Material assumptions used in the calculation of the value of these equity grants are included in Note 10 to our audited financial statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K filed with the SEC on February 20, 2024.

The aggregate grant date fair value of RSUs for purposes of ASC Topic 718 was determined based on the closing price of our common stock on the grant date. With respect to the PSUs, the aggregate grant date fair value for purposes of ASC Topic 718 was determined using the probable outcome of the performance conditions as of the grant date based on a valuation model that considers the market condition (TSR) and uses assumptions developed from the referenced peer companies. The value included for the PSUs is based on 100 percent of the PSUs vesting at the end of the performance period. Using the maximum number of shares issuable upon vesting of the PSUs (200 percent of the units granted), the aggregate grant date fair value of the PSUs would be as follows:

Name	2024	2023	2022

Robert S. McAnnally	$ 5,002,869	$ 4,757,666	$ 3,585,028

Christopher P. Sighinolfi	$ 1,072,121	$ -	$ -

Curtis L. Dinan	$ 1,340,049	$ 1,344,590	$ 1,195,009

Joseph L. McCormick	$ 1,045,260	$ 1,034,349	$ 946,121

Mark A. Bender	$ 580,760	$ 672,295	$ 647,225

(2)

Reflects STI awards earned in 2024, 2023, and 2022 and paid in 2025, 2024, and 2023, respectively, under our annual STI plan. For a discussion of the performance criteria by the Committee for awards under the 2024 annual STI plan, see “2024 Performance and Compensation decisions—Short-Term Incentive” above on page 45.

(3)

The amounts reflected represent the aggregate change during 2024 in the actuarial present value of the NEOs’ accumulated benefits under the Qualified Pension Plan and the SERP. For a description of these plans, see “Pension Benefits” on page 59. The change in the present value of the accrued pension benefit is impacted by variables such as additional years of service, age and the discount rate used to calculate the present value of the change. For 2024, the change in pension value reflects a decrease due to the higher discount rate in effect on the measurement date (5.3 percent as of December 31, 2023 and 5.7 percent as of December 31, 2024) The Qualified Pension Plan was closed to new participants as of December 31, 2004. Messrs. Dinan and McCormick participate in the Qualified Pension Plan. The SERP was closed to new participants on January 1, 2014,

54	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

although no new participants had been added since 2005. Mr. Dinan participates in the SERP. Pension benefit changes are not reported when they are negative. However, in 2022, Messrs. Dinan and McCormick experienced negative changes in pension values of $1,496,267 and $238,946 respectively, due to the higher discount rate (5.6 percent) in effect that year. None of our NEOs received above-market or preferential earnings through our NQDC plan in the years reported.

(4)

Reflects (i) the amounts paid as our dollar-for-dollar match of contributions made by the NEO under our NQDC Plan, 401(k) Plan for Employees of ONE Gas, Inc. and Subsidiaries and profit sharing contributions under the 401(k) Plan and (ii) amounts paid for length of service awards as follows:

Name	Year	Match Under Nonqualified Deferred Compensation Plan(a)	Match Under 401(k) Plan(b)	Profit Sharing Contributions(c)	Service Award(d)(e)	Imputed Income LTD(f)	Imputed Income GTL(g)

Robert S. McAnnally	2024	$128,192	$20,700	$16,650	$-	$492	$3,564
	2023	$96,467	$19,800	$15,500	$-	$492	$3,564
	2022	$78,731	$18,300	$14,650	$-	$492	$2,322

Christopher P. Sighinolfi	2024	$25,815	$20,700	$4,465	$-	$492	$421
	2023	$-	$-	$-	$-	$-	$-
	2022	$-	$-	$-	$-	$-	$-

Curtis L. Dinan	2024	$31,020	$20,700	$-	$800	$492	$2,322
	2023	$28,320	$19,800	$-	$-	$492	$2,322
	2022	$30,540	$18,300	$-	$-	$492	$2,322

Joseph L. McCormick	2024	$41,315	$20,700	$-	$-	$492	$5,807
	2023	$37,175	$19,800	$-	$800	$492	$3,018
	2022	$37,720	$18,300	$-	$-	$492	$2,780

Mark A. Bender	2024	$20,170	$20,700	$16,568	$400	$492	$2,218
	2023	$25,878	$12,516	$15,500	$-	$492	$1,445
	2022	$22,929	$18,300	$14,650	$-	$492	$1,424

(a)	For additional information on our NQDC Plan, see “Nonqualified Deferred Compensation for 2024” below on page 60.

(b)

Our 401(k) Plan is a tax-qualified plan that covers substantially all of our employees. Employee contributions are discretionary. Subject to certain limits, we match 100 percent of employee contributions to the plan up to a maximum of 6 percent of eligible compensation.

(c)	Represents amounts contributed by the company under the 401(k) Plan as profit sharing contributions. Only Messrs. McAnnally, Sighinolfi and Bender participate in the Profit Sharing Plan.

(d)

Service awards are amounts paid to employees of the company upon milestone anniversaries with the company beginning upon the employee’s fifth anniversary with the company and continuing thereafter for every five years of service with the company.

(e)	There are no tax gross-up payments in connection with cash service awards.

(f)	Represents the value of imputed income related to long-term disability insurance. ONE Gas provides long-term disability insurance to all employees.

(g)	Represents the value of imputed income related to group-term life insurance. ONE Gas provides group-term life insurance to all employees.

The NEOs received no other perquisites or other personal benefits from the company in 2024.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	55

GRANTS OF PLAN-BASED AWARDS FOR 2024

The following table reflects the grants of plan-based awards to the NEOs during 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

Robert S. McAnnally

Restricted Unit	2/19/2024							9,220	$560,023

Performance Unit	2/19/2024				18,439	36,878	73,756		$2,501,435

Short-Term Incentive	1/1/2024	$-	$850,000	$1,695,750

Christopher P. Sighinolfi

Restricted Unit	2/19/2024							1,976	$120,022

Performance Unit	2/19/2024				3,952	7,903	15,806		$536,060

Short-Term Incentive	1/1/2024	$-	$260,000	$518,700

Curtis L. Dinan

Restricted Unit	2/19/2024							2,470	$150,028

Performance Unit	2/19/2024				4,939	9,878	19,756		$670,025

Short-Term Incentive	1/1/2024	$-	$325,000	$648,375

Joseph L. McCormick

Restricted Unit	2/19/2024							1,926	$116,985

Performance Unit	2/19/2024				3,853	7,705	15,410		$522,630

Short-Term Incentive	1/1/2024	$-	$279,500	$557,603

Mark A. Bender

Restricted Unit	2/19/2024							1,070	$64,992

Performance Unit	2/19/2024				2,141	4,281	8,562		$290,380

Short-Term Incentive	1/1/2024	$-	$181,500	$362,093

(1)

Reflects amounts that could be earned pursuant to our annual officer STI plan. The plan provides that our NEOs may receive annual STI awards based on the performance of the company measured by financial (EPS) and operational factors (ER, DART, PVIR and ERT) and individual performance during the relevant fiscal year. Company targets and individual goals are established annually by the Committee. The Committee establishes annual target awards for each officer expressed as a percentage of their base salaries. The actual amounts earned by the NEOs in 2024 under the plan and paid in 2024 are set forth under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for 2024 above. For each performance measure of our annual officer STI plan, no incentive amount would be paid for that measure unless the company’s actual result exceeds the established threshold levels. If the company’s actual results are below the threshold level, the percentage payable for that measure is zero. For the 2024 STI plan, the payout range based on the performance of the company was 50–150 percent and the personal modifier ranged from 0–133 percent. The threshold amounts reflected in the table apply a personal modifier of 0 percent. The maximum amounts reflected in the table apply a personal modifier of 133 percent to the 150 percent company performance payout.

(2)

Reflects the PSUs that could be earned pursuant to awards granted under our ECP that vest three years from the date of grant, at which time the holder is entitled to receive a percentage (0 to 200 percent) of the PSUs granted based on achievement of performance criteria. If actual performance is below the threshold level, the percentage of PSUs earned is zero. For this period, the criteria is our TSR over the period of January 1, 2024, to December 31, 2026, compared with the TSR of the peer group. The TSR beginning stock price for the Performance Period is the average of the closing stock price for the 20 trading days immediately preceding the beginning of the Performance Period. The TSR ending stock price for the Performance Period is the average of the closing stock price for the 20 trading days leading up to and including the last day of the Performance Period. If our actual relative TSR is between the stated performance levels, the percentage of PSUs earned is interpolated between the stated performance levels. One share of our common stock is payable for each performance unit that vests, plus accrued dividends.

(3)

Reflects RSUs granted under our ECP that vest three years from the date of grant based on continued employment, at which time vested RSUs are settled in shares of our common stock, plus accrued dividends relating to such vested RSUs.

(4)

The aggregate grant date fair value of the RSUs for purposes of ASC Topic 718 was determined based on the closing price of our common stock on the grant date. With respect to the PSUs, the aggregate grant date fair value for purposes of ASC Topic 718 was determined using the probable outcome of the performance conditions as of the grant date based on a valuation model that considers market conditions (such as TSR) and using assumptions developed from historical information of each of the peer companies referenced under “2024 Performance and Compensation Decisions—Long Term Incentives” above. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under ASC Topic 718. The value presented is based on 100 percent of the PSUs vesting at the end of the three-year performance period.

All termination provisions related to the above-mentioned incentive plans are detailed in the Potential Post-Employment Payments and Payments Upon a Change in Control section on page 63.

56	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2024

The following table shows the outstanding equity awards held by the NEOs as of December 31, 2024. The company does not grant stock options.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested(1) (3)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Robert S. McAnnally	20,854	$1,444,132	65,608	$4,543,335

Christopher P. Sighinolfi	3,138	$217,281	10,508	$727,677

Curtis L. Dinan	6,015	$416,573	18,469	$1,279,007

Joseph L. McCormick	4,694	$325,042	14,403	$997,396

Mark A. Bender	2,910	$201,485	8,654	$599,268

(1)

Represents RSU that have not yet vested. RSUs vest three years from the date of grant, at which time the grantee is entitled to receive one share of our common stock for each vested RSU, plus accrued dividends. RSUs accrue dividend equivalents from the date of grant through the vesting date, which are only paid out to the extent that the associated RSUs vest. RSUs are scheduled to vest as set forth in the following table:

Restricted Unit Vesting Schedule

Robert S. McAnnally	5,202	on February 15, 2025
	6,065	on February 14, 2026
	9,588	on February 13, 2027

Christopher P. Sighinolfi	506	on February 15, 2025
	577	on February 14, 2026
	2,055	on February 13, 2027

Curtis L. Dinan	1,734	on February 15, 2025
	1,713	on February 14, 2026
	2,568	on February 13, 2027

Joseph L. McCormick	1,372	on February 15, 2025
	1,319	on February 14, 2026
	2,003	on February 13, 2027

Mark A. Bender	940	on February 15, 2025
	857	on February 14, 2026
	1,113	on February 13, 2027

(2)

Represents PSUs that have not yet vested. PSUs vest three years from the date of grant, at which time the holder is entitled to receive a percentage (0 to 200 percent) of the PSUs granted based on our TSR over the three-year performance period, compared with the TSR of the peer group. One share of our common stock is payable in respect of each PSU granted that becomes vested, plus accrued dividends. PSUs accrue dividend equivalents from the date of grant through the vesting date. The number of PSUs represented and their corresponding market value is based on TSR performance as of December 31, 2024; PSUs vesting in 2025 are estimated at 50 percent of the original grant; PSUs vesting in 2026 are estimated at 60 percent of the original grant; PSUs vesting in 2027 are estimated at 106 percent of the original grant.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	57

The following table reflects the projected vesting level based on our TSR compared with the TSR of the referenced peer group on December 31, 2024:

Performance Unit Vesting Schedule

Robert S. McAnnally	10,403	on February 15, 2025
	14,556	on February 14, 2026
	40,649	on February 13, 2027

Christopher P. Sighinolfi	758	on February 15, 2025
	1,038	on February 14, 2026
	8,711	on February 13, 2027

Curtis L. Dinan	3,468	on February 15, 2025
	4,114	on February 14, 2026
	10,888	on February 13, 2027

Joseph L. McCormick	2,745	on February 15, 2025
	3,164	on February 14, 2026
	8,493	on February 13, 2027

Mark A. Bender	1,878	on February 15, 2025
	2,057	on February 14, 2026
	4,719	on February 13, 2027

(3)

The terms of both our RSUs and our PSUs provide that any such unvested units will become fully vested upon a qualifying termination of employment following a CIC. See “Potential Post-Employment Payments and Payments Upon a Change in Control” on page 63.

OPTION EXERCISES AND STOCK VESTED FOR 2024

The following table sets forth stock awards held by the NEOs that vested during 2024. The company has not awarded any options; therefore, no NEO exercised any options during 2024, and no NEO or other employee currently holds any unexercised options.

Stock Vested

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)	Net Shares Acquired on Vesting(2)	Net Value Realized on Vesting(2)

Robert S. McAnnally	4,387	$266,453	2,391	$145,208

Christopher P. Sighinolfi	519	$ 31,522	340	$ 20,679

Curtis L. Dinan	2,093	$127,135	1,080	$ 65,613

Joseph L. McCormick	1,368	$ 83,064	692	$ 42,030

Mark A. Bender	988	$ 59,983	500	$ 30,352

(1)	The value realized on vesting represents the market value of the shares received based on the closing price of our common stock on the NYSE on the date of vesting.

(2)

Certain of the NEOs elected to have vested shares withheld to cover applicable state and federal taxes incurred upon vesting. The amounts reflected represent the net shares received upon the vesting and the related net value realized.

58	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

PENSION BENEFITS FOR 2024

The following table sets forth the estimated present value of accumulated benefits as of December 31, 2024, and payments made during 2024, in respect to each NEO under the referenced retirement plans.

Pension Benefits

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year

Robert S. McAnnally	Supplemental Executive Retirement Plan	-	(2)	$ -		$-

	Qualified Pension Plan	-	(2)	$ -		$-

Christopher P. Sighinolfi	Supplemental Executive Retirement Plan	-	(3)	$ -	$

	Qualified Pension Plan	-	(3)	$ -		$-

Curtis L. Dinan	Supplemental Executive Retirement Plan	21.00	(4)	$3,518,745		$-

	Qualified Pension Plan	21.00	(4)	$1,046,407		$-

Joseph L. McCormick	Supplemental Executive Retirement Plan	-		$ -		$-

	Qualified Pension Plan	22.00	(5)	$1,325,016		$-

Mark A. Bender	Supplemental Executive Retirement Plan	-	(6)	$ -		$-

	Qualified Pension Plan	-	(6)	$ -		$-

(1)

Each executive officer’s benefit is determined as of age 62 when an unreduced benefit can be received under the SERP and Qualified Pension Plan. The present value of the unreduced benefit is determined using the assumptions from a measurement date of December 31, 2024. Material assumptions used in the calculation of the present value of accumulated benefits are included in Note 11 to our audited financial statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K filed with the SEC on February 20, 2025.

(2)	Mr. McAnnally is not a participant in the SERP or the Qualified Pension Plan.

(3)	Mr. Sighinolfi is not a participant in the SERP or the Qualified Pension Plan.

(4)	Mr. Dinan’s actual service is 20 years and ten months. There is no resulting benefit augmentation with respect to the additional two months credited to Mr. Dinan’s years of service.

(5)

Mr. McCormick’s actual service is 21 years and ten months. There is no resulting benefit augmentation with respect to the additional two months credited to Mr. McCormick’s years of service. Mr. McCormick is not a participant in the SERP.

(6)	Mr. Bender is not a participant in the SERP or the Qualified Pension Plan.

Qualified Pension Plan. The Qualified Pension Plan is a defined benefit pension plan qualified under the Internal Revenue Code. On December 31, 2024, the plan covered non-bargaining unit employees hired prior to January 1, 2005 and certain bargaining-unit employees. Also, on December 31, 2024, non-bargaining unit employees hired after December 31, 2004, employees represented by Local No. 304 of the International Brotherhood of Electrical Workers hired on or after July 1, 2010, employees represented by United Steelworkers hired on or after December 15, 2011, and employees who accepted a one-time opportunity to opt out of the Qualified Pension Plan were covered by our Profit Sharing Plan. On December 30, 2021, the Profit Sharing Plan merged with and into the 401(k) Plan.

Benefits under the Qualified Pension Plan generally become vested and non-forfeitable after completion of five years of continuous employment. Under the plan, a vested participant receives a monthly retirement benefit at normal retirement age unless an early retirement benefit is elected under the plan, in which case the retirement benefit may be actuarially reduced for early commencement. Generally, participants retiring on or after age 62 through the normal retirement age receive 100 percent of their accrued monthly benefit, which may be reduced depending on the optional form of payment elected at retirement. Benefits are calculated at retirement date based on a participant’s credited service (limited to a maximum of 35 years) and final average earnings. The earnings utilized in the retirement plan benefit formula in the Qualified Pension Plan for employees include the base salary and STI compensation paid to an employee during the period of the employee’s final average earnings, less any amounts deferred under the NQDC Plan. The period of final average earnings means the employee’s highest earnings during any 60 consecutive months of the last 120 months of employment. For any NEO who retires with vested benefits under the plan, the compensation shown as “Salary” and “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for 2024 would be considered eligible compensation in determining benefits, except that the plan benefit formula takes into account only fixed percentages of final average earnings. The amount of eligible compensation that may be considered in calculating retirement benefits is also subject to limitations in the Internal Revenue Code and the limitations contained in certain collective bargaining agreements applicable to the plan.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	59

SERP. We maintain a SERP in order to provide supplemental retirement benefits to certain officers. The SERP provides that officers may be selected for participation in a supplemental retirement benefit or an excess retirement benefit, or both. If a participant is eligible for both the supplemental retirement benefit and the excess retirement benefit, the excess retirement benefit and benefits payable under the Qualified Pension Plan are treated as an offset that reduces the supplemental retirement benefit.

Our Board may amend or terminate the SERP at any time, provided that accrued benefits to current participants may not be reduced.

No new participants have been added to our SERP since 2005, and the SERP was closed to any additional participants as of January 1, 2014.

Part A of the SERP is an “excess” benefit that is intended to make up for the benefits not paid to our NEOs from the Qualified Pension Plan because of the government limits applicable to qualified plans. The formula in Part A of the SERP is the same as the formula used in our Qualified Pension Plan but uses only eligible earnings above the qualified plan limits. As of December 31, 2024, only Mr. Dinan was an active participant.

Supplemental benefits payable to participating employees in the SERP under Part B are based upon a specified percentage (reduced for early retirement and commencement of payment of benefits under the SERP) of the highest 36 consecutive months’ compensation of the employee’s last 60 months of service. The excess retirement benefit under the SERP pays a benefit equal at least to the benefit that would be payable to the participant under the Qualified Pension Plan if limitations imposed by the Internal Revenue Code were not applicable, less the benefit payable under the Qualified Pension Plan with such limitations. Benefits under the SERP are offset by the payment of benefits under the Qualified Pension Plan that were or would have been paid if the Qualified Pension Plan benefits were commenced at the same time as the SERP benefits. We fund benefits payable under the SERP through a rabbi trust arrangement.

NONQUALIFIED DEFERRED COMPENSATION FOR 2024

The following table sets forth certain information regarding the participation by the NEOs in our NQDC Plan.

Nonqualified Deferred Compensation

Name		Year	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals / Distributions	Aggregate Balance at Fiscal Year End(4)
Robert S. McAnnally		2024	$130,490	$128,192	$117,668	$-	$1,402,055
		2023	$89,967	$96,467	$73,377	$-	$1,025,705
		2022	$236,435	$78,731	$(25,035)	$-	$765,894
Christopher P. Sighinolfi		2024	$12,000	$25,815	$2,325	$-	$40,140
		2023	$-	$-	$-	$-	$-
		2022	$-	$-	$-	$-	$-
Curtis L. Dinan	(5)	2024	$76,200	$1,657,231	$12,361,632	$74,636	$47,894,309
	(6)	2023	$70,200	$1,517,453	$1,733,784	$93,656	$33,873,881
	(7)	2022	$71,400	$1,406,298	$1,431,466	$-	$30,646,100
Joseph L. McCormick		2024	$185,375	$41,315	$595,465	$-	$3,914,592
		2023	$167,250	$37,175	$514,510	$-	$3,092,437
		2022	$160,750	$37,720	$(474,805)	$-	$2,373,502
Mark A. Bender		2024	$16,500	$20,170	$120,080	$-	$655,802
		2023	$16,500	$25,878	$93,735	$-	$499,052
		2022	$16,250	$22,929	$(76,387)	$-	$362,939

(1)

Includes amounts previously reported in the Summary Compensation Table relating to 2024 and in the previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts reported in such years include previously earned, but deferred, salary and annual incentive awards.

(2)

The “All Other Compensation” column of, and related footnote to, the Summary Compensation Table on page 54 includes the amounts contributed under our NQDC Plan as our excess matching contributions with respect to our 401(k) Plan.

(3)	There were no above-market or preferential earnings in 2024, 2023 or 2022.

(4)

Includes amounts previously reported in the Summary Compensation Table in the previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts reported in such years include previously earned, but deferred, salary and annual incentive awards, company matching contributions, and shares that were deferred upon vesting and the dividend equivalents accumulated on these deferrals.

60	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

(5)

Includes the value of 25,130 ONEOK shares, the receipt of which was deferred by Mr. Dinan upon vesting in January 2010, 27,594 ONEOK shares, the receipt of which was deferred by Mr. Dinan upon vesting in January 2011, 74,504 ONEOK shares, the receipt of which was deferred upon vesting in January 2012, 56,000 ONEOK shares, the receipt of which was deferred upon vesting in January 2013, and 48,738 ONE Gas shares issued upon our separation from ONEOK, in the case of 2010, 2011, 2012 and 2013, under the deferral provisions of ONEOK’s Equity Compensation Plan, plus the dividend accumulation on these deferrals for a year-end deferred share balance of 339,862, 360,349 and 377,577 for 2022, 2023 and 2024, respectively, in ONEOK shares and 61,537, 63,813 and 66,357 for 2022, 2023 and 2024, respectively, in ONE Gas shares.

(6)

Includes the value of 25,130 ONEOK shares, the receipt of which was deferred by Mr. Dinan upon vesting in January 2010, 27,594 ONEOK shares, the receipt of which was deferred by Mr. Dinan upon vesting in January 2011, 74,504 ONEOK shares, the receipt of which was deferred upon vesting in January 2012, 56,000 ONEOK shares, the receipt of which was deferred upon vesting in January 2013, and 48,738 ONE Gas shares issued upon our separation from ONEOK, in the case of 2010, 2011, 2012 and 2013, under the deferral provisions of ONEOK’s Equity Compensation Plan, plus the dividend accumulation on these deferrals for a year-end deferred share balance of 320,717, 339,862 and 360,349 for 2021, 2022 and 2023, respectively, in ONEOK shares and 59,676, 61,537 and 63,813 for 2021, 2022 and 2023, respectively, in ONE Gas shares.

(7)

Includes the value of 25,130 ONEOK shares, the receipt of which was deferred by Mr. Dinan upon vesting in January 2010, 27,594 ONEOK shares, the receipt of which was deferred by Mr. Dinan upon vesting in January 2011, 74,504 ONEOK shares, the receipt of which was deferred upon vesting in January 2012, 56,000 ONEOK shares, the receipt of which was deferred upon vesting in January 2013, and 48,738 ONE Gas shares issued upon our separation from ONEOK, in the case of 2010, 2011, 2012 and 2013, under the deferral provisions of ONEOK’s Equity Compensation Plan, plus the dividend accumulation on these deferrals for a year-end deferred share balance of 298,905, 320,717, 339,862 and for 2020, 2021 and 2022, respectively, in ONEOK shares and 57,768, 59,676 and 61,537 for 2020, 2021 and 2022, respectively, in ONE Gas shares.

We maintain a NQDC Plan to provide select employees with the option to defer up to 90 percent of their cash compensation and provide nonqualified deferred compensation benefits that are not otherwise available due to limitations on employer and employee contributions to qualified defined contribution plans under the federal tax laws. We match contributions for the benefit of plan participants to replace any company contributions a participant may lose because of limits imposed under the federal tax laws on contributions by a participant in the 401(k) Plan, as well as participants in the Qualified Pension Plan who do not participate in the SERP.

The NQDC Plan also allows for supplemental credit amounts, which are amounts that can be contributed at the discretion of the Committee. Under the NQDC Plan, participants have the option to defer a portion of their salary and/or STI compensation to a short-term deferral account, which pays out a minimum of five years from the date of election to defer compensation into the short-term deferral account, or to a long-term deferral account, which pays out at retirement or termination of the participant’s employment. Participants are immediately 100 percent vested.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	61

Short-term and long-term deferral accounts are credited with the actual investment return based on the amount of gains, losses and earnings for each of the deemed investment options selected by the participant. For the year ended December 31, 2024, the investment returns for the deemed investment options for short-term and long-term investment accounts were as follows:

Fund Name	Plan Level Returns
American Funds American Mutual R5E (RMFHX)	15.14%
Eaton Vance Atlanta Capital SMID-R6 (ERASX)	13.70%
Macquarie Small Cap Value Inst (DEVIX)	11.14%
Federated Government Obligation (GOIXX)	5.14%
Fidelity Balanced (FBALX)	21.60%
Invesco Government & Agency Portfolio (AGPXX)	5.19%
JPMorgan Large Cap Growth R6 (JLGMX)	34.17%
JPMorgan Small Cap Equity R5 (JSERX)	11.14%
MFS International Diversification R3 (MDIHX)	6.14%
Loomis Sayles Investment Grade Fund Bond (LIGRX)	2.44%
Fidelity Global ex US Index Fund (FSGGX)	5.31%
Fidelity 500 Index Fund (FXAIX)	25.00%
Fidelity Mid Cap Index Fund (FSMDX)	15.35%
Fidelity Small Cap Index Fund (FSSNX)	11.69%
Fidelity Bond US Index Fund (FXNAX)	1.34%
5-Year Treasury Note Bond Fund (Fixed Rate)	3.93%
Vanguard PRIMECAP Adm (VPMAX)	13.52%
American Funds Target Date 2010 Retirement Fund R6	8.16%
American Funds Target Date 2015 Retirement Fund R6	8.50%
American Funds Target Date 2020 Retirement Fund R6	8.94%
American Funds Target Date 2025 Retirement Fund R6	9.34%
American Funds Target Date 2030 Retirement Fund R6	10.86%
American Funds Target Date 2035 Retirement Fund R6	12.73%
American Funds Target Date 2040 Retirement Fund R6	14.79%
American Funds Target Date 2045 Retirement Fund R6	15.17%
American Funds Target Date 2050 Retirement Fund R6	15.43%
American Funds Target Date 2055 Retirement Fund R6	15.58%
American Funds Target Date 2060 Retirement Fund R6	15.60%
American Funds Target Date 2065 Retirement Fund R6	15.64%

62	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

At the distribution date, cash is distributed to participants based on the fair market value of the deemed investment of the participant’s accounts at that date. We fund benefits payable under the NQDC Plan through a rabbi trust arrangement.

POTENTIAL POST-EMPLOYMENT PAYMENTS AND PAYMENTS UPON A CHANGE IN CONTROL

Described below are the post-employment compensation and benefits that we provide to our NEOs. The objectives of these compensation and benefits are to:

•	assist in recruiting and retaining talented executives in a competitive market;

•	provide security for any compensation or benefits that have been earned;

•	permit executives to focus on our business;

•	eliminate any potential personal bias of an executive against a transaction that is in the best interests of our stakeholders;

•	avoid the costs associated with separately negotiating executive severance benefits; and

•	provide us with the flexibility needed to react to a continually changing business environment.

We do not enter into individual employment agreements with our executive officers. Instead, in general, the rights of our executives with respect to specific events are covered by our compensation and benefit plans. Under this approach, post-employment compensation and benefits are established separately from the other compensation elements of our executives.

The use of a “plan approach” instead of individual employment agreements serves two objectives. First, the plan approach provides us with more flexibility to change the terms of severance benefits from time to time if necessary. Second, the plan approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate separation benefits on a case-by-case basis and assures an executive that their severance benefits are comparable with those of their peers.

Payments Made Upon Any Termination. Regardless of the manner in which an NEO’s employment terminates, they are entitled to receive amounts earned during their term of employment. These amounts include:

•	accrued but unpaid salary;

•	the vested account balance under our 401(k) Plan and NQDC Plan; and

•	amounts accrued and vested through our Qualified Pension Plan and SERP.

Payments Made Upon Retirement. In the event of the retirement of an NEO, in addition to the items identified above, such NEO will be entitled to:

•	receive a prorated portion of each outstanding PSU granted (to the extent performance threshold are satisfied) under our ECP upon completion of the performance period;

•	receive a prorated portion of each outstanding RSU granted under our ECP;

•	receive a prorated portion of the outstanding STI for the year of retirement upon completion of the plan year, based on actual performance; and

•	participate, along with their qualifying dependents, in post-retirement health and life insurance benefits to the extent eligible under the applicable plan terms.

Payments Made Upon Death or Disability. In the event of the death or disability of an NEO, in addition to the benefits listed under the headings “Payments Made Upon Any Termination” and “Payments Made Upon Retirement” above, an NEO will receive applicable benefits under our disability plan or payments under our life insurance plan.

Payments Made Upon a Termination Without Cause (Other than Following a CIC). In the event of an involuntary termination without cause (other than a qualifying termination or retirement following a CIC), in addition to the items identified under the heading “Payments Made Upon Any Termination,” an NEO will receive a prorated portion of each outstanding RSU granted under our ECP upon the date of termination. Outstanding PSUs are forfeited.

Payments Made Upon a Qualifying Termination Within Two Years Following a CIC. We believe that the possibility of a CIC creates uncertainty for executive officers because such transactions frequently result in changes in senior management. Our Board has adopted the Change in Control Plan that covers all of our executive officers, including the NEOs. Subject to certain exceptions, the Change in Control Plan will provide our officers with severance benefits if they are terminated by us without cause (as defined below) or if they resign for good reason (as defined below), in each case within two years following a CIC of ONE Gas. All CIC benefits are “double trigger,” meaning that payments and

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	63

benefits under the plan are payable only if the officer’s employment is terminated by us without “cause” or by the officer for a “good reason” at any time during the two years following a CIC. In this event, in addition to the items identified under the heading “Payments Made Upon Any Termination,” an NEO will:

•

receive cash severance payments that may be up to three times the participant’s base salary and target STI award. Our Board, upon the recommendation of the Committee, established a severance multiplier of one, two- or three-times annual salary plus target annual award for all participants in the Change in Control Plan, including three times for the CEO and two times for each of the other NEOs;

•	receive a prorated portion of the outstanding STI upon completion of the plan year, based on actual performance;

•	receive reimbursement of COBRA healthcare premiums for up to 18 months; and

•	become 100% vested with respect to all outstanding RSUs and PSUs at the target level granted under our ECP upon the date of termination.

The Change in Control Plan does not provide for additional pension benefits upon a CIC. In addition, the Change in Control Plan does not provide for an excise tax gross-up for any participant. Rather, severance payments and benefits under the Change in Control Plan will be reduced if, as a result of such reduction, the officer would receive a greater total payment after taking taxes, including excise taxes, into account.

For the purposes of the Change in Control Plan, a “CIC” generally means any of the following events:

•

an acquisition of our voting securities by any person that results in the person having beneficial ownership of 20 percent or more of the combined voting power of our outstanding voting securities, other than an acquisition directly from us;

•

the current members of our Board, and any new director approved by a vote of at least two-thirds of our Board, cease for any reason to constitute at least a majority of our Board, other than in connection with an actual or threatened proxy contest (collectively, the “Incumbent Board”);

•

the consummation of a merger, consolidation or reorganization with us or in which we issue securities, unless (a) our shareholders immediately before the transaction, as a result of the transaction, directly or indirectly own at least 50 percent of the combined voting power of the voting securities of the company resulting from the transaction, (b) the members of our Incumbent Board, after the execution of the transaction agreement, constitute at least a majority of the members of the Board of the company resulting from the transaction, or (c) no person other than persons who, immediately before the transaction owned 20 percent or more of our outstanding voting securities, has beneficial ownership of 20 percent or more of the outstanding voting securities of the company resulting from the transaction; or

•	our complete liquidation or dissolution or the sale or other disposition of all or substantially all of our assets.

For the purposes of the Change in Control Plan, termination for “cause” means a termination of employment of a participant in the Change in Control Plan by reason of:

•	a participant’s indictment for or conviction in a court of law of a felony, crime or offense involving misuse or misappropriation of money or property;

•

a participant’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the company (or a division or subsidiary) or a participant’s violation of any covenant, agreement or obligation not to compete with the company (or a division or subsidiary);

•

any act of dishonesty by a participant that adversely affects the business of the company (or a division or subsidiary) or any willful or intentional act of a participant that adversely affects the business or reflects unfavorably on the reputation, of the company (or a division or subsidiary);

•	a participant’s material violation of any written policy of the company (or a division or subsidiary); or

•

a participant’s failure or refusal to perform the specific directives of the Board or its officers, which are consistent with the scope and nature of the participant’s duties and responsibilities, to be determined at the Board’s sole discretion.

For the purposes of the Change in Control Plan, “good reason” means:

•	a participant’s demotion or material reduction of the participant’s significant authority or responsibility with respect to employment with the company as of the date the CIC occurred;

•	a material reduction in the participant’s base salary as of the date immediately prior to the CIC;

•	a material reduction in STI and/or LTI targets from those applicable to the participant immediately prior to the CIC;

•

the relocation to a new principal place of employment of the participant’s employment by the company, which is more than 35 miles farther from the participant’s principal place of employment prior to such change; and

•	the failure of a successor company to explicitly assume the Change in Control Plan.

64	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

Potential Post-Employment Payments Tables. The following tables reflect estimates of the incremental amount of compensation due each NEO in the event of such executive’s termination of employment by reason of death, disability or retirement, termination of employment without cause or a qualifying termination within two years following a CIC. The amounts shown assume that such termination was effective as of December 31, 2024, and are estimates of the amounts that would be paid to the executives upon such termination, including, with respect to PSUs, the performance factor calculated as if the performance period ended on December 31, 2024. The amounts reflected in the “Qualifying Termination Following a Change in Control” column of the following tables are amounts that would be paid pursuant to our Change in Control Plan and, with respect to the PSUs, assume achievement of a performance factor at the target of 100 percent.

Robert S. McAnnally	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$-	$-	$5,100,000
Short-Term Incentive	$850,000	$-	$850,000
Health and Welfare Benefits	$-	$-	$27,022
Equity
Restricted Unit	$781,284	$781,284	$1,444,132
Performance Unit	$2,078,295	$-	$5,776,380
Equity Total	$2,859,579	$781,284	$7,220,512
Grand Total	$3,709,579	$781,284	$13,197,534

Christopher P. Sighinolfi	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$-	$-	$1,320,000
Short-Term Incentive	$260,000	$-	$260,000
Health and Welfare Benefits	$-	$-	$34,581
Equity
Restricted Unit	$97,031	$97,031	$217,281
Performance Unit	$261,114	$-	$793,988
Equity Total	$358,145	$97,031	$1,011,269
Grand Total	$618,145	$97,031	$2,625,850

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	65

Curtis L. Dinan	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$-	$-	$1,650,000
Short-Term Incentive	$325,000	$-	$325,000
Health and Welfare Benefits	$-	$-	$27,022
Equity
Restricted Unit	$235,299	$235,299	$416,573
Performance Unit	$610,326	$-	$1,666,373
Equity Total	$845,625	$235,299	$2,082,946
Grand Total	$1,170,625	$235,299	$4,084,968

Joseph L. McCormick	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$-	$-	$1,419,000
Short-Term Incentive	$279,500	$-	$279,500
Health and Welfare Benefits	$-	$-	$-
Equity
Restricted Unit	$184,079	$184,079	$325,042
Performance Unit	$476,848	$-	$1,300,319
Equity Total	$660,927	$184,079	$1,625,361
Grand Total	$940,427	$184,079	$3,323,861

Mark A. Bender	Termination Upon Death, Disability or Retirement	Termination Without Cause	Qualifying Termination Following a Change in Control
Cash Severance	$-	$-	$1,023,000
Short-Term Incentive	$181,500	$-	$181,500
Health and Welfare Benefits	$-	$-	$34,581
Equity
Restricted Unit	$119,135	$119,135	$201,485
Performance Unit	$300,647	$-	$805,786
Equity Total	$419,782	$119,135	$1,007,271
Grand Total	$601,282	$119,135	$2,246,352

CEO PAY RATIO FOR 2024

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted Regulation S-K Item 402(u) requiring registrants to disclose (i) the median of the annual total compensation of all employees of the registrant, except the

66	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

principal executive officer, (ii) the annual total compensation of the principal executive officer of the registrant, and (iii) the ratio of the median of the annual total compensation of all employees of the registrant to the principal executive officer’s annual total compensation (the “CEO Pay Ratio”).

We used the same median employee as disclosed in our pay ratio disclosure in our 2024 Proxy Statement as there have been no significant changes in the composition of our employee population, employee compensation arrangements or the median employee’s position that we reasonably believe would result in a significant change to our pay ratio disclosure. In 2024, we identified the median employee using the total cash compensation for all our employees (whether full-time, part-time, seasonal or temporary) other than the CEO who were employed and received Form W-2 Box 1 earnings as of December 31, 2023. Specifically, we used Form W-2 Box 1 compensation minus any compensation received from the vesting of LTIs (i.e., PSU and RSU vesting) in 2023. We excluded any compensation related to LTIs since PSUs and RSUs are not widely used throughout the company. Less than 5 percent of our employee population receive LTI grants. We did not annualize the compensation for any partial year permanent employees. Since annual short-term incentives are used widely throughout our employee population, we believe total cash compensation which includes short-term incentives is a consistently applied compensation measure that is the most representative measure of compensation for identifying our median employee. No other estimates, assumptions or adjustments were used in identifying our median employee.

After we identified our median employee, we calculated the median employee’s 2024 annual total compensation in the same manner we calculate the annual total compensation of the NEOs in the Summary Compensation Table, which includes base salary plus overtime, if any, short-term incentives, change in pension value and all other compensation. We then calculated the ratio of the CEO’s annual total compensation ($5,191,056) to the median employee’s annual total compensation ($109,118). The ratio between the annual total compensation of our CEO to the median of the annual total compensation of all of our employees is 48:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We believe the methodology, assumptions and estimates described above to be reasonable, given our specific employee population. The SEC rules grant companies flexibility in determining the methodology, assumptions and estimates used to comply with the requirements of this disclosure. As acknowledged by the SEC, this flexibility could reduce the comparability of disclosed pay ratios across companies, and our pay ratio may not necessarily be representative or comparable to the ratios disclosed by other companies.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	67

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “compensation actually paid” to our CEO and our other NEOs and certain financial performance of the company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the company’s pay-for-performance
philosophy and how the company aligns executive compensation with the company’s performance, refer to the Compensation Discussion and Analysis.
Pay versus Performance Table

	Summary Compensation Table Total for CEO (McAnnally)				Average Summary Compensation Table Total for Other NEOs		Value of Initial Fixed $100 Investment Based On:
Year (1)		Compensation Actually Paid to CEO (McAnnally) (2)	Summary Compensation Table Total for CEO (Norton)	Compensation Actually Paid to CEO (Norton) (2)		Average Compensation Actually Paid to Other NEOs (2)	ONE Gas Cumulative TSR	Benchmarking Peer Group Cumulative TSR (3)	Net Income ($Mn)	Company Selected Performance Measure: EPS (4)

2024	$5,191,056	$4,996,766	N/A	N/A	$1,493,048	$1,425,371	$87.22	$115.59	$222.85	$3.91

2023	$4,504,545	$1,915,243	N/A	N/A	$1,699,861	$852,932	$77.14	$99.79	$231.23	$4.14

2022	$3,474,198	$2,938,903	N/A	N/A	$1,323,263	$1,269,028	$88.46	$103.89	$221.74	$4.08

2021	$2,584,173	$2,286,142	$4,331,191	$(1,331,503)	$1,422,177	$1,081,408	$87.94	$98.68	$206.43	$3.85

2020	N/A	N/A	$5,388,789	$2,346,059	$1,828,178	$1,062,915	$84.27	$87.65	$196.41	$3.68

(1)	The CEO and other NEOs for the indicated years were as follows:

•	For 2024, our CEO was Robert S. McAnnally and our other NEOs were Christopher P. Sighinolfi, Curtis L. Dinan, Joseph L. McCormick and Mark A. Bender.

•	For 2023, our CEO was Robert S. McAnnally and our other NEOs were Caron A Lawhorn, Curtis L. Dinan, Joseph L. McCormick and Mark A. Bender.

•	For 2022, our CEO was Robert S. McAnnally and our other NEOs were Caron A Lawhorn, Curtis L. Dinan, Joseph L. McCormick and Mark A. Bender.

•	For 2021, our CEO was Robert S. McAnnally, our former CEO was Pierce H. Norton II, and our other NEOs were Caron A. Lawhorn, Curtis L. Dinan, Joseph L. McCormick and Mark A. Bender.

•	For 2020, our CEO was Pierce H. Norton II and our other NEOs were Caron A. Lawhorn, Curtis L. Dinan, Robert S. McAnnally and Joseph L. McCormick.

(2)
Amounts reported in this column are based on total compensation reported for our CEO and the average of the total compensation reported for our other NEOs in the Summary Compensation Table for the 2024 fiscal year and adjusted as shown in the table below.

	2024

	CEO	Other NEOs

Total Compensation for CEO and average of total compensation for the other NEOs as reported SCT for the covered year	$5,191,056	$1,493,048

Deduct pension values reported in SCT for the covered year	$0	($45,995)

Deduct grant date fair value of equity awards reported in SCT for the covered year	($3,061,458)	($617,781)

Add pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the covered year	$0	$18,508

Add fair values as of the end of the covered year of all equity awards granted during the covered year that are outstanding and unvested as of the end of such covered year	$3,377,854	$681,627

Add fair value as of the vesting date of any awards granted in the covered year that vested during the covered year	$0	$0

Add dividends paid on unvested shares/share units and stock options	$0	$0

Add the change in fair value (whether positive or negative) as of the end of the covered year of any equity awards granted in any prior year that are outstanding and unvested as of the end of such covered year	($420,212)	($79,003)

Add the change in fair value (whether positive or negative) as of the vesting date of any equity awards granted in any prior year for which all applicable vesting conditions were satisfied during the covered year	$13,073	$3,701

Subtract the fair value of any equity awards granted in a prior year that were forfeited in the covered year determined as of the end of the prior year	$77,402	$21,332

Compensation Actually Paid to CEO and average of Compensation Actually Paid to other NEOs	$ 4,996,766	$1,425,371

68	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

The fair value of equity awards was computed in accordance with the company’s methodology used for financial reporting purposes.

(3)	The companies that composed the benchmarking peer group for 2024 were as follows:

•	Alliant Energy Corporation (LNT)

•	Atmos Energy Corporation (ATO)

•	Avista Corporation (AVA)

•	Black Hills Corporation (BKH)

•	IDACORP, Inc. (IDA)

•	New Jersey Resources Corporation (NJR)

•	Northwest Natural Holding Company (NWN)

•	NorthWestern Energy Group, Inc. (NWE)

•	Pinnacle West Capital Corporation (PNW)

•	PNM Resources, Inc. (PNM)

•	Portland General Electric Company (POR)

•	Southwest Gas Holdings, Inc. (SWX)

•	Spire Inc. (SR)
The companies that composed the benchmarking peer group for 2020, 2021, 2022 and 2023 were as follows:

•	Alliant Energy Corporation (LNT)

•	Atmos Energy Corporation (ATO)

•	Avista Corporation (AVA)

•	IDACORP, Inc. (IDA)

•	New Jersey Resources Corporation (NJR)

•	Northwest Natural Holding Company (NWN)

•	NorthWestern Energy Group, Inc. (NWE)

•	Pinnacle West Capital Corporation (PNW)

•	PNM Resources, Inc. (PNM)

•	Portland General Electric Company (POR)

•	South Jersey Industries, Inc. (SJI)

•	Southwest Gas Holdings, Inc. (SWX)

•	Spire Inc. (SR)
Black Hills Corporation replaced South Jersey Industries, Inc. in the benchmarking peer group for 2024 due to South Jersey Industries’ acquisition by the Infrastructure Invest ment
s Fund in February 2023.

(4)
In accordance with SEC rules, the company is required to include in the Pay versus Performance table the “most important” financial performance measure (as determined by the company) used to link compensation actually paid to our executive officer to company performance for the most recently completed fiscal year. The company determined EPS, which is a metric included in our incentive program, meets this requirement and therefore, we have included this performance measure in the Pay versus Performance table.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	69

Description of the Relationship Between Compensation Actually Paid to Our Named Executive Officers and Company Performance
The graphs below describe the relationship between compensation actually paid to our CEO and other NEOs (as calculated above) and our financial and stock performance for the indicated years.
The following graph compares the compensation actually paid to our CEO(s), the average of the compensation actually paid to our other NEOs an
d the co
mp
any’s TSR performance. The graph also compares the company’s TSR performance with the benchmarking peer group’s TSR performance. The company’s and the benchmarking peer group’s TSR amounts assume that $100 was invested beginning on December 31, 2019, and assumes reinvestment of all dividends.

Compensation Actually Paid versus Company TSR
Company TSR versus Peer Group TSR
Compensation Actually Paid ($000s)
TSR on Investment of $100
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$120
$110
$100
$90
$80
$70
$60
$50
$40
2020
2021
2022
2023
2024
$2,346
$1,063
$955
$1,081
$2,939
$1,269
$1,915
$853
$4,997
$1,425
$87.65
$98.68
$103.89
$99.79
$115.59
$84.27
$87.94
$88.46
$77.14
$87.22
Comp. Actually Paid to CEO (Norton)
Comp. Actually Paid to CEO (McAnnally)
Comp. Actually Paid to CEO (Norton + McAnnally)
Average Comp. Actually Paid to Other NEOs
Company TSR
Benchmarking Peer Group Cumulative TSR

The following graph compares the compensation actually paid to our CEO(s) and the average of the compensation actually paid to our other NEOs with our net income.

Compensation Actually Paid versus Net Income
Compensation Actually Paid ($000s)
Net Income (millions)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$300
$280
$260
$240
$220
$200
$180
$160
$140
$120
$100
$2,346
$196
$1,063
$206
$955
$1,081
$2,939
$222
$1,269
$231
$1,915
$853
$4,997
$223
$1,425
2020
2021
2022
2023
2024
Comp. Actually Paid to CEO (Norton)
Comp. Actually Paid to CEO (McAnnally)
Comp. Actually Paid to CEO (Norton + McAnnally)
Average Comp. Actually Paid to Other NEOs
Net Income (GAAP)

70	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

The following graph compares the compensation actually paid to our CEO(s) and the average of the compensation actually paid to our other NEOs with our EPS.

Compensation Actually Paid versus EPS
Compensation Actually Paid ($000s)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
EPS
$4.20
$4.10
$4.00
$3.90
$3.80
$3.70
$3.60
$3.50
$3.40
$3.30
$3.20
$2,346
$3.68
$1,063
$955
$1,081
$3.85
$2,939
$4.08
$1,269
$1,915
$4.14
$853
$4,997
$3.91
$1,425
2020
2021
2022
2023
2024
Comp. Actually Paid to CEO (Norton)
Comp. Actually Paid to CEO (McAnnally)
Comp. Actually Paid to CEO (Norton + McAnnally)
Average Comp. Actually Paid to Other NEOs
EPS

Company’s Most Important Financial Performance Measures
The following are the most important financial performance measures (and non-financial
performance measures), as determined by the company, that link compensation actually paid to our CEO and other NEOs to the company’s performance for the most recently completed fiscal year.

•	Diluted Earnings Per Share

•	Relative Total Shareholder Return

•	Emissions Reduction

•	Days Away, Restricted or Transferred Incident Rate

•	Preventable Vehicle Incident Rate

•	Emergency Response Time

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	71

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information concerning our common stock that may be issued under our existing equity compensation plans as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders (1)	572,077 (2)	$ -	2,250,595
Equity compensation plans not approved by security holders (3)	86,824	$69.25	-
Total	570,998	$69.25	2,250,595

(1)	Plans approved by shareholders consist of the Amended and Restated Equity Compensation Plan (2018) and Employee Stock Purchase Plan.

(2)
Includes outstanding grants of restricted stock unit awards and assumes performance stock unit awards are payable at 100 percent. The actual payout of the PSUs can range from 0 percent to 200 percent of the units originally awarded, depending upon the company’s relative three-year TSR. There is no exercise price associated with restrictive stock unit and performance stock unit awards. Column (c) includes 286,310 and 1,964,285 shares available for future issuance under our ESPP and our ECP.

(3)
Includes our Deferred Compensation Plan for Non-employee Directors. Compensation deferred into our common stock under our Deferred Compensation Plan for Non-employee Directors is distributed to participants in cash at fair market value on the date of distribution. The price used to calculate the weighted-average exercise price in the table is $69.25, which represents the year-end
closing price of our common stock on the NYSE.

72	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

INTRODUCTION

The Dodd-Frank Act added provisions to Section 14A of the Exchange Act to provide that a public company’s proxy statement in connection with the company’s annual meeting of shareholders must, at least once every three years, allow shareholders to cast a non-binding advisory “say-on-pay” vote regarding the compensation of the company’s named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. Section 14A of the Exchange Act, as amended by the Dodd-Frank Act, also requires us, not less frequently than once every six years, to provide our shareholders the opportunity to vote, on a non-binding advisory basis, on the frequency with which we will submit to shareholders a “say-on-pay” advisory vote.

At our 2021 annual meeting of shareholders, a substantial majority of our shareholders voted for an annual say-on-pay vote. Based on these results, we have provided our shareholders with an annual, non-binding advisory say-on-pay vote on executive compensation.

OUR EXECUTIVE COMPENSATION PROGRAM

As described in the Compensation Discussion and Analysis section of this proxy statement and the compensation tables and narratives discussion set forth above, our executive compensation program is based on our pay-for-performance philosophy and is designed with the following goals in mind:

•	to align the interests of our executive officers with the interests of our stakeholders;

•	to attract, retain and motivate executives who are critical to the successful implementation of our strategic plan;

•	to pay our executives fairly relative to our industry peers based on their responsibilities, experience and performance; and

•	to implement sound governance practices by implementing executive compensation best practices and policies.

Our Executive Compensation Committee regularly reviews the compensation program for our NEOs to assess their effectiveness in delivering these goals.

Examples of how the various elements of our compensation program for our NEOs are linked to company performance and are designed to achieve the goals set forth above include:

•

a substantial portion of our NEOs’ compensation is “variable” or “at-risk” incentive compensation, meaning that it is tied to our performance relative to various short-term and long-term objectives, which are based on a number of financial and business goals;

•	awards to each executive officer are subject to fixed maximums established by our Executive Compensation Committee;

•	incentive awards are based on achievement of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance;

•	STI and LTI awards are not tied to formulas that are designed to focus executives on specific short- and intermediate-term outcomes;

•	the Executive Compensation Committee approves the final annual incentive plan awards after the review and confirmation of executive and operating and financial performance;

•	STI and LTI awards are subject to clawback provisions as described on page 50;

•	for executive officers, a significant portion of incentive award value is delivered in the form of our stock-based compensation that vests over multiple years;

•	for executive officers, approximately 80 percent of the long-term, stock-based incentive amounts are in the form of PSUs; and

•	executive officers are subject to our share ownership guidelines, described on page 49.

For additional information on the compensation program for our NEOs, including specific information about compensation in fiscal year 2024, please read the “Compensation Discussion and Analysis,” along with the subsequent tables and narrative descriptions, beginning on page 39.

For the reasons discussed above, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders hereby approve, on an advisory basis, the compensation paid to the NEOs, as disclosed in the company’s proxy statement for the 2025 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	73

VOTE REQUIRED AND BOARD RECOMMENDATION

This vote is advisory and will not be binding on the company, our Board or our Executive Compensation Committee. Our Board and our Executive Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of the shareholders present online or by proxy and entitled to vote on the proposal at the meeting. Abstentions will have the same effect as votes against this proposal and broker non-votes do not count as present and entitled to vote for purposes of determining the outcome of the vote on this proposal.

74	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

RELATED-PERSON TRANSACTIONS

Our Board recognizes that transactions in which we participate and in which a related person (executive officer, director, director nominee, five percent or greater shareholder and their immediate family members) has a direct or indirect material interest can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of the company and its shareholders. Accordingly, as a general matter, it is our preference to avoid related-person transactions. Nevertheless, we recognize that there are situations where related-person transactions may be in, or may be consistent with, the best interests of the company and its shareholders, including, but not limited to, situations where we provide products or services to related persons on an arm’s length basis and on terms comparable with those provided to unrelated third parties.

In the event we enter into a transaction in which an executive officer (other than an employment relationship), director (other than compensation arrangements for service on our Board provided to each director), director nominee, five percent or greater shareholder, or a member of their immediate family has a direct or indirect material interest, the transaction is presented to our Audit Committee and, if warranted, our Board, for review to determine if the transaction creates a conflict of interest and, if so, is otherwise fair to the company. In determining whether a particular transaction creates a conflict of interest and, if so, that is fair to the company, our Audit Committee and, if warranted, our Board, consider the specific facts and circumstances applicable to each such transaction, including: the parties to the transaction, their relationship to the company and nature of their interest in the transaction; the nature of the transaction; the aggregate value of the transaction; the length of the transaction; whether the transaction occurs in the normal course of our business; the benefits to our company provided by the transaction; if applicable, the availability of other sources of comparable products or services; and, if applicable, whether the terms of the transaction, including price or other consideration, are the same or substantially the same as those available to the company if the transaction were entered into with an unrelated party.

We require each executive officer and director to annually provide us with written disclosure of any transaction in which we participate and in which the officer or director or any of their immediate family members has a direct or indirect material interest. Our Corporate Governance Committee reviews our disclosure of related-party transactions in connection with its annual review of director independence. These procedures are not in writing but are documented through the meeting agendas and minutes of our Audit and Corporate Governance Committees.

Apart from certain directors and executive officers receiving natural gas services at regulated rates, no related-person transactions exist.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	75

ABOUT THE 2025 ANNUAL MEETING

The following questions and answers are provided for your convenience. They briefly address some commonly asked questions about our 2025 Annual Meeting of Shareholders. Please also consult the more detailed information contained elsewhere in this proxy statement and the documents referred to in this proxy statement.

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2025 Annual Meeting of Shareholders and at any adjournment or postponement of the meeting. You are invited to attend our virtual Annual Meeting of Shareholders online on May 22, 2025, at 9:00 a.m., Central Daylight Time.

How do I attend the annual meeting?

To register for and virtually attend the live online Annual Meeting, please visit www.proxydocs.com/ogs. Please note you will need the control number included on your proxy card, voting instruction form, or Notice of Internet Availability in order to register for and access the Annual Meeting. Registration to participate is due by Wednesday, May 21, 2025, at 3:00 p.m. Central Daylight Time. Upon completing your registration, you will receive further instructions via email, including a unique link to allow you access to the meeting and to vote and submit questions. Please be sure to follow the instructions found on your proxy card, voting instruction form, or Notice of Internet Availability and subsequent instructions that will be delivered to you via email.

On the day of the annual meeting, May 22, 2025, shareholders may begin to log in to the virtual meeting platform 15 minutes before the meeting starts. The annual meeting will start promptly at 9:00 a.m. Central Daylight Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the annual meeting. If you encounter any difficulties accessing the virtual meeting platform, including difficulties voting or submitting questions, please call the technical support number included in your instructional email.

If there are any technical issues in convening or hosting the annual meeting, we will promptly issue a news release and post information on our website at www.onegas.com under the Investors page including information on when the meeting will be reconvened.

Who may attend and vote at the annual meeting?

All shareholders who held shares of our common stock at the close of business on March 24, 2025, may attend and vote at the meeting.

How do I submit questions at the annual meeting?

It is our desire to conduct a virtual annual meeting that approximates an in-person experience for our shareholders. Shareholders who have logged in to the virtual meeting platform may ask questions at the annual meeting in accordance with the rules of conduct that will be available on the virtual meeting platform.

We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

What if I have difficulties locating the control number prior to the day of the Annual Meeting?

Prior to the day of the Annual Meeting, if you need assistance with your control number and you hold your shares in your own name, please call toll-free 1-855-217-6403 in the United States. If you hold your shares in a brokerage account or in the name of a bank, trustee or other holder of record, you will need to contact your brokerage firm, bank, trustee or other holder of record for assistance with your control number.

What if I have technical difficulties accessing the online Annual Meeting?

If you encounter difficulties accessing the online Annual Meeting during registration or the Annual Meeting itself, including any difficulties with your control number, please reference a frequently asked questions link that will be posted on the online Annual Meeting site or in your instructional email. A shareholder may also call a technical support number which is provided within the frequently asked questions site.

Will the annual meeting be webcast?

Our annual meeting also will be audio webcast on May 22, 2025. You are invited to visit www.onegas.com at 9:00 a.m., Central Daylight Time, on May 22, 2025, to access the webcast of the meeting. Registration for the webcast is required. An archived copy of the webcast will also be available on our website for 30 days following the meeting.

How do I vote?

If you were a shareholder of record at the close of business on the record date of March 24, 2025, you may appoint a proxy through the internet, by telephone or by mail to vote your shares on your behalf. The internet and telephone methods of voting are generally available 24 hours a day and will ensure that your proxy is confirmed and posted immediately. These methods of voting are also available to shareholders who hold their

76	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

shares in our Direct Stock Purchase and Dividend Reinvestment Plan, our ESP Plan and our 401(k) Plan. In addition, these voting methods are available to ONEOK employees who own our shares in the ONEOK Plan. You may revoke your proxy any time before the annual meeting by following the procedures outlined below under the caption “What can I do if I change my mind after I vote my shares by proxy?” Please help us save time and postage costs by appointing a proxy via the internet or by telephone.

When you appoint a proxy via the internet, by telephone or by mailing a signed proxy card, you are appointing John W. Gibson, Chairman of the Board and Joseph L. McCormick, Senior Vice President, General Counsel and Assistant Secretary, as your representatives at the annual meeting, and they will vote your shares as you have instructed them. If you appoint a proxy via the internet, by telephone or by mailing a signed proxy card but do not provide voting instructions, your shares will be voted for the election of each proposed nine director nominees named herein and for proposal numbers 2 and 3.

To appoint a proxy to vote your shares on your behalf, please select from the following options:

Via the internet

•	Go to the website at www.proxydocs.com/ogs, which is available 24 hours a day, 7 days a week, until 11:59 p.m. (Central Daylight Time) on May 21, 2025.

•

Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.

•	Follow the simple instructions.

•	If you appoint a proxy via the internet, you do not have to return your proxy card.

By telephone

•	On a touch-tone telephone, call toll-free 1-866-883-3382, 24 hours a day, 7 days a week, until 11:59 p.m. (Central Daylight Time) on May 21, 2025.

•

Enter the control number that appears on your proxy card. This process is designed to verify that you are a shareholder and allows you to vote your shares and confirm that your instructions have been properly recorded.

•	Follow the simple recorded instructions.

•	If you appoint a proxy by telephone, you do not have to return your proxy card.

By mail

•	Mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope.

•	If mailed, your completed and signed proxy card must be received prior to the commencement of voting at the annual meeting.

What if my shares are held by my broker, bank or another holder of record?

If your shares are held in a brokerage account, by a bank, trustee or another holder of record, your shares are considered to be held “in street name.” If you held shares “in street name” as of the record date of March 24, 2025, this proxy statement and our 2024 annual report to shareholders should have been forwarded to you by your bank, broker or other holder of record, together with a voting instruction card. You have the right to direct your bank, broker or another holder of record how to vote your shares by using the voting instruction card you received from your bank, broker or another holder of record, or by following any instructions provided by your bank, broker or another holder of record for voting via the internet or telephone.

Under the rules of the NYSE, unless you provide your bank, broker or other holder of record with your instructions on how to vote your shares, your bank, broker or other holder of record is prohibited from:

(1)	voting your shares in the election of directors; and

(2)	voting on the advisory vote to approve executive compensation.

However, your bank, broker or other holder of record can vote on the ratification of the selection of our independent registered public accounting firm.

Consequently, unless you respond to their request for your voting instructions in a timely manner, your shares held by your bank, broker or other holder of record will not be voted on any of these matters (which is referred to as a “broker non-vote”), except the ratification of the selection of our independent registered public accounting firm. Please provide your voting instructions so that your shares may be voted.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	77

What can I do if I change my mind after I vote my shares by proxy?

If you were a shareholder of record at the close of business on the record date, you have the right to revoke your proxy at any time before it is voted at the meeting by:

(1)	notifying our corporate secretary in writing;

(2)	authorizing a later proxy via the internet or by telephone;

(3)	returning a later-dated proxy card; or

(4)	voting at the meeting.

If your shares are held by your bank, broker or another holder of record you may revoke any voting instructions you may have previously provided only in accordance with revocation instructions provided by the bank, broker or other holder of record.

Is my vote confidential?

Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed and returned directly to our stock transfer agent, who is responsible for tabulating the vote in a manner that protects your voting privacy. It is our policy to protect the confidentiality of shareholder votes throughout the voting process. The vote of any shareholder will not be disclosed to our directors, officers or employees except:

(1)	to meet legal requirements;

(2)	to assert or defend claims for or against us; or

(3)	in those limited circumstances where:

(a)	a proxy solicitation is contested (which, to our knowledge, is not the case in connection with the 2025 annual meeting),

(b)	a shareholder writes comments on a proxy card, or

(c)	a shareholder authorizes disclosure.

The vote tabulator and the inspector of election have been, and will remain, independent of us. This policy does not prohibit shareholders from disclosing the nature of their votes to our directors, officers or employees, or prevent us from voluntarily communicating with our shareholders, ascertaining which shareholders have voted or making efforts to encourage shareholders to vote.

How is common stock held in our 401(k) Plan and the ONEOK Plan voted?

If you hold shares of our common stock through our 401(k) Plan or the ONEOK Plan, in order for those shares to be voted as you wish, you must instruct the trustee of these plans, Fidelity Management Trust Company, how to vote those shares by providing your instructions via the internet, by telephone or by mail in the manner outlined above. If you fail to provide your instructions, or if you return an instruction card with an unclear voting designation or with no voting designation at all, then the trustee will vote the shares in your account in proportion to the way the other participants in each respective plan vote their shares. These votes receive the same confidentiality as all other shares voted.

To allow sufficient time for voting by the trustee of our 401(k) Plan and the ONEOK Plan, your voting instructions must be received by May 19, 2025.

How will shares for which a proxy is appointed be voted on any other business conducted at the annual meeting that is not described in this proxy statement?

Although we do not know of any business to be considered at the 2025 annual meeting other than the proposals described in this proxy statement, if any other business is properly presented at the annual meeting, your proxy gives authority to John W. Gibson, Chairman of the Board, and Joseph L. McCormick, our Senior Vice President, General Counsel and Assistant Secretary, to vote on these matters at their discretion.

What shares are included on the proxy card(s)?

The shares included on your proxy card(s) represent all of the shares that you owned of record as of the close of business on March 24, 2025, including those shares held in our Direct Stock Purchase and Dividend Reinvestment Plan, our ESP Plan, our 401(k) Plan and the ONEOK Plan. If you do not authorize a proxy via the internet, by telephone or by mail, your shares, except for those shares held in our 401(k) Plan and the ONEOK Plan, will not be voted. Please refer to the discussion above for an explanation of the voting procedures for your shares held by our 401(k) Plan and the ONEOK Plan.

What does it mean if I receive more than one proxy card?

If your shares are registered differently or are in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards, or appoint a proxy via the internet or telephone, to ensure that all your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible.

78	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

We have adopted a procedure approved by the SEC called “householding.” This procedure permits us to send a single copy of the proxy statement and annual report to a household if the shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to utilize this rule unless the shareholder provided an objection. Shareholders continue to receive a separate proxy card for each stock account. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this proxy statement. Shareholders of record voting via telephone or over the internet can choose this option by following instructions provided by telephone or over the internet, as applicable.

Is there a list of shareholders entitled to vote at the annual meeting?

The names of shareholders of record entitled to vote at the annual meeting will be available via the online platform at the annual meeting and for 10 days prior to the meeting for any purpose relevant to the meeting between the hours of 9:00 a.m. and 4:30 p.m. CDT at our principal executive offices at 15 East Fifth Street, Tulsa, Oklahoma, and may be viewed by contacting our corporate secretary.

May I access the notice of the annual meeting, proxy statement, 2024 annual report and accompanying documents on the internet?

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 22, 2025. This notice of Annual Meeting, proxy statement, form of proxy and our 2024 annual report to shareholders are being distributed and made available on or about April 2, 2025. This proxy statement and our 2024 annual report to shareholders are also available on our website at www.onegas.com.

Additionally, in accordance with the rules of the SEC, you may access this proxy statement, our 2024 annual report and any other proxy materials we use at www.proxydocs.com/ogs.

Instead of receiving future copies of our proxy and annual report materials by mail, shareholders may elect to receive an email that will provide electronic links to these proxy and annual report materials. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site. You may log on to www.proxydocs.com/ogs and follow the prompts to enroll in the electronic proxy delivery service. If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank, or other holder of record of your shares regarding the availability of this service.

What out-of-pocket costs will we incur in soliciting proxies?

Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, will assist us in the distribution of proxy materials and solicitation of votes for a fee of $11,000, plus out-of-pocket expenses. We also reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy materials to our shareholders. We will pay all costs of soliciting proxies.

Who is soliciting my proxy?

Our Board is sending you this proxy statement in connection with its solicitation of proxies for use at our 2025 Annual Meeting of Shareholders. Certain of our directors, officers and employees may also solicit proxies on our behalf in person or by mail, telephone, fax or email.

Who will count the vote?

Representatives of our stock transfer agent, Equiniti Trust Company, LLC d/b/a EQ Shareowner Services, will tabulate the votes and act as the inspector of the election.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Voting results will be published in a Current Report on Form 8-K that we will file with the SEC within four business days after the annual meeting.

ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement	79

SHAREHOLDER PROPOSALS

The rules of the SEC provide when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of shareholders. Under these rules, proposals that shareholders would like to submit for inclusion in our proxy statement for our 2026 Annual Meeting of Shareholders should be received by our corporate secretary at our principal executive offices no later than December 3, 2025. Only those shareholder proposals eligible for inclusion under the rules of the SEC will be included in our proxy statement.

If a shareholder desires to present a proposal, other than the nomination of directors at our 2026 annual meeting, outside the process provided by the rules of the SEC, the shareholder must follow the procedures set forth in our bylaws. Our bylaws generally provide that a shareholder may present a proposal at an annual meeting if (1) the shareholder is a shareholder of record at the time the shareholder gives written notice of the proposal and is entitled to vote at the meeting and (2) the shareholder gives timely written notice of the proposal, including any information regarding the proposal required under our bylaws, to our corporate secretary. To be timely for our 2026 annual meeting, a shareholder’s notice must be delivered to, or mailed to and received at, our principal executive offices no later than December 3, 2025.

HOUSEHOLDING

Shareholders with multiple accounts that share the same last name and household mailing address will receive a single copy of shareholder documents (annual report, proxy statement, or other informational statement) unless we are instructed otherwise. Each shareholder, however, will continue to receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs.

If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, we will promptly deliver additional copies, to the extent you request copies, for each member of your household who was a registered shareholder as of the record date by providing written instructions to EQ Shareowner Services, Attn: Householding/ONE Gas, Inc., P.O. Box 64854, St. Paul, Minnesota 55164-0854. You may contact EQ Shareowner Services at 1-855-217-6403 for assistance. You also may contact us in the same manner if you are currently receiving a single copy of the proxy statement and annual report in your household and desire to receive separate copies in the future for each member of your household who is a registered shareholder, or if your household is currently receiving multiple copies of the proxy statement and annual report and you desire to receive a single copy in the future for your entire household. If you are not a registered shareholder and your shares are held by a broker, bank or other holder of record, you will need to contact that entity to revoke your election and receive multiple copies of these documents.

80	ONE Gas, Inc. Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

ANNUAL REPORT ON FORM 10-K

Our 2024 annual report to shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2024) is available on our website at www.onegas.com. We will provide, without charge, on the written request of any person solicited hereby, a copy of our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2024. Written requests should be mailed to Brian K. Shore, Corporate Secretary, ONE Gas, Inc., 15 E. Fifth Street, Tulsa, Oklahoma 74103.

OTHER MATTERS

So far as is now known to us, there is no business other than that described above in this proxy statement to be presented to the shareholders for action at the annual meeting. Should other business come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please authorize a proxy electronically via the internet, by telephone, or by mail. Please act promptly to ensure that you will be represented at this important meeting.

By order of the Board.

Brian K. Shore

Corporate Secretary

Tulsa, Oklahoma

April 2, 2025

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15 East Fifth Street
Tulsa, OK 74103
www.onegas.com

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: â– TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. Your Board of Directors recommends a vote FOR the election of each of the nine director nominees listed below: 1. Election of directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 John W. Gibson â– â– â– 06 Sanjay D. Meshri â– â– â– 02 Tracy E. Hart â– â– â– 07 Pattye L. Moore â– â– â– 03 Deborah A. P. Hersman â– â– â– 08 Eduardo A. Rodriguez â– â– â– 04 Michael G. Hutchinson â– â– â– 09 Yves C. Siegel â– â– â– 05 Robert S. McAnnally â– â– â– Please fold here – Do not separate Your Board of Directors recommends a vote FOR Proposals 2 and 3: 2. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ONE Gas, Inc. for the year â– For â– Against â– Abstain ending December 31, 2025. 3. Advisory vote to approve the Company’s executive compensation. â– For â– Against â– Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ONE Gas, Inc. ANNUAL MEETING OF SHAREHOLDERS Thursday, May 22, 2025 9:00 a.m. Central Time Virtual Meeting Only – No Physical Location Advance Registration Required by May 21, 2025, at 3:00 p.m. Central Daylight Time at www.proxydocs.com/ogs 15 East Fifth Street Tulsa, Oklahoma 74103 proxy ANNUAL MEETING OF SHAREHOLDERS MAY 22, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints John W. Gibson and Joseph L. McCormick, or either of them, with the power of substitution in each, proxies to vote all shares of stock of the undersigned in ONE Gas, Inc. at the Annual Meeting of Shareholders to be held May 22, 2025, and at any and all adjournments or postponements thereof, upon the matter of the election of directors, the proposals referred to in Items 2 and 3 of this Proxy, and any other business that may properly come before the meeting. Shares will be voted as specified. IF YOU SIGN BUT DO NOT GIVE SPECIFIC INSTRUCTIONS, YOUR SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS PROPOSED AND FOR PROPOSALS 2 AND 3. This card also constitutes voting instructions by the undersigned participant to the trustee of the ONE Gas, Inc. 401(k) Plan and the ONEOK, Inc. 401(k) Plan for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee will vote these shares as directed provided your voting instruction is received by 11:59 p.m. Central Daylight Time on May 19, 2025. If there are any shares for which instructions are not timely received, the trustee will cause all such shares to be voted in the same manner and proportion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plans shall be confidential. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AS PROPOSED AND FOR PROPOSALS 2 AND 3. If you vote by the Internet or Telephone, DO NOT return your proxy card. Please complete, sign and date the proxy card and return it in the postage-paid envelope. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : ( * INTERNET/MOBILE PHONE MAIL www.proxydocs.com/ogs 1-866-883-3382 Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 11:59 p.m. (CT) on vote your proxy until 11:59 p.m. postage-paid envelope provided. May 21, 2025. (CT) on May 21, 2025. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.